Exhibit 99.5

EXECUTION VERSION

CLOSING AND AMENDING AGREEMENT

between

SIBANYE GOLD LIMITED

and

WRTRP PROPRIETARY LIMITED

(formerly named K2017449061 (South Africa) Proprietary Limited)

and

DRDGOLD LIMITED

The Central 96 Rivonia Road	Docex 111 Sandton		enquiries@werksmans.com
Sandton 2196 Johannesburg South Africa	Tel	+27 11 535 8000	www.werksmans.com
Private Bag 10015 Sandton 2146	Fax	+27 11 535 8600

TABLE OF CONTENTS

1	INTERPRETATION	1

2	AMENDMENT	3

3	SUSPENSIVE CONDITIONS TO THE FIRST EXCHANGE AGREEMENT	3

4	APPROVAL IN TERMS OF THE COMPETITION ACT	7

5	DELIVERY IN TERMS OF THE FIRST EXCHANGE AGREEMENT	9

6	CLOSING, DELIVERY AND NO CANCELLATION OF THE FIRST EXCHANGE AGREEMENT	10

7	CLOSING, DELIVERY AND NO CANCELLATION OF THE DRD EXCHANGE AGREEMENT	11

8	THE CPP LAND	13

9	UNDERTAKING BY SIBANYE IN TERMS OF THE SECTION 102 APPLICATIONS	14

10	EMPLOYEES	14

11	REHABILITATION LIABILITIES	15

12	DOMICILIUM AND NOTICES	16

13	GENERAL	18

ANNEXURES

ANNEXURE A — APPROVAL OF FINANCIAL SURVEILLANCE DEPARTMENT OF SARB

ANNEXURE B — JSE APPROVAL OF DRD CIRCULAR

ANNEXURE C — TRP APPROVAL OF DRD CIRCULAR

ANNEXURE D — APPROVAL IN TERMS OF COMPETITION ACT

ANNEXURE E — PRESS ANNOUNCEMENT CONFIRMING APPROVAL OF DRD SHAREHOLDERS

ANNEXURE F — ENVIRONMENTAL AUTHORISATIONS AND WASTE MANAGEMENT LICENCES

ANNEXURE G — CONFIRMATION OF VAT REGISTRATION OF ISSUING PARTY

ANNEXURE H — LENDER’S CONSENT IN TERMS OF THE RAND REVOLVING CREDIT FACILITY

ANNEXURE I — EMPLOYEES OF THE BUSINESS AS AT THE DELIVERY DATE

i

CLOSING AND AMENDING AGREEMENT

between

SIBANYE GOLD LIMITED

and

WRTRP PROPRIETARY LIMITED

(formerly named K2017449061 (South Africa) Proprietary Limited)

and

DRDGOLD LIMITED

1                           INTERPRETATION

In this Agreement,-

1.1                                                   the following words and expressions shall bear the meanings assigned to them below and cognate words and expressions bear corresponding meanings -

1.1.1                                                                           “Agreement” - this agreement, together with its annexures, as amended from time to time;

1.1.2                                                                           “Business Day” - any day which is not a Saturday, a Sunday or an official public holiday in South Africa;

1.1.3                                                                           “CPP Land” — the land upon which the CPP will be located, being Portions 5, 11, 35 and 36 of the Farm Rietfontein No 349, Registration Division I.Q., Gauteng Province and the remaining extent of the Farm Doornkloof No 348, Registration Division I.Q., Gauteng Province;

1.1.4                                                                           “DRD” — DRDGOLD Limited (registration number 1895/000926/06), a public company duly incorporated and registered in accordance with the laws of South Africa;

1.1.5                                                                           “DRD Exchange Agreement” - the written exchange agreement (in terms of section 42 of the Income Tax Act) entered into between Sibanye and DRD on 22 November 2017;

1.1.6                                                                           “Engineering Services” — a system for the provision of water, electricity, gas, roads, sewerage, storm water drainage and solid waste collection and removal;

1.1.7                                                                           “External Engineering Services” — the Engineering Services situated outside the boundaries of the CPP Land, and which is necessary to serve the CPP Land;

1.1.8                                                                           “First Exchange Agreement” — the written exchange agreement (in terms of section 42 of the Income Tax Act) entered into between Sibanye, the Issuing Party and DRD on 22 November 2017;

1.1.9                                                                           “Internal Engineering Services” — the Engineering Services within the boundaries of the CPP Land, and which will be connected to the External Engineering Services;

1.1.10                                                                    “Issuing Party” — WRTRP Proprietary Limited (registration number 2017/449061/07) (formerly named K2017449061 (South Africa) Proprietary Limited), a private company duly incorporated and registered in accordance with the laws of South Africa, also known as “Target” in terms of the DRD Exchange Agreement;

1.1.11                                                                    “Option” — shall have the meaning ascribed thereto in the DRD Option Agreement;

1.1.12                                                                    “Option Period”- shall have the meaning ascribed thereto in the DRD Option Agreement;

1.1.13                                                                    “Remaining CPP Land” - that portion of the CPP Farm Rietfontein which does not form and constitute the CPP Land;

1.1.14                                                                    “Sibanye” — Sibanye Gold Limited (registration number 2002/031431/06), a public company duly incorporated and registered in accordance with the laws of South Africa;

1.1.15                                                                    “Signature Date” — when this Agreement has been signed by all Parties (whether or not in counterpart), the latest of the dates on which this Agreement (or counterpart) was signed by a Party;

1.2                                                   capitalised terms which are not defined in this Agreement shall have the meaning ascribed thereto in the First Exchange Agreement;

1.3                                                   the same rules of interpretation as have been prescribed in the First Exchange Agreement will apply.

2                           AMENDMENT

2.1                                                   The Parties hereby agree, by their signatures to this Agreement, to amend the First Exchange Agreement by —

2.1.1                                                                           deleting 3.1.1.1.3 of the First Exchange Agreement; and

2.1.2                                                                           deleting the reference made to 3.1.1.1.3 of the First Exchange Agreement in clause 3.1.3 of the First Exchange Agreement.

2.2                                                   The provision of 3.1.1.1.3 of the First Exchange Agreement stipulates that on or before the Longstop Date, the JSE shall have approved the listing of the DRD Shares to be issued pursuant to the DRD Exchange Agreement. The Parties have agreed to amend the First Exchange Agreement by deleting 3.1.1.1.3 in acknowledgment by both Parties of the fact that it will not be possible to obtain, on or before the Delivery Date, a copy of the JSE’s approval of the listing of the DRD Shares which are to be issued.

3                           SUSPENSIVE CONDITIONS TO THE FIRST EXCHANGE AGREEMENT

The Parties, by their signature hereto, agree to, acknowledge and confirm each of the statements in this 3.

3.1                                                   Fulfilment of Suspensive Conditions

3.1.1                                                                           The Parties confirm that all of the Suspensive Conditions in 3.1.1.1 of the First Exchange Agreement were and are hereby fulfilled and/or waived and/or deleted on or before the Longstop Date. In this regard it is recorded and agreed that -

3.1.1.1                                                                                                   a copy of the e-mail of an authorised dealer confirming that the approval of the Financial Surveillance Department of SARB, in terms of which the DRD Circular was approved pursuant to the Exchange Control Regulations as contemplated in 3.1.1.1.1 of the First Exchange Agreement, is not required is attached hereto as Annexure A. Having regard to the aforesaid e-mail, the Parties have waived, or hereby waive, the Suspensive Condition in 3.1.1.1.1 of the First Exchange Agreement;

3.1.1.2                                                                                                   a copy of the approval of the JSE in terms of which the DRD Circular was approved, as contemplated in 3.1.1.1.2 of the First Exchange Agreement, is attached hereto as Annexure B;

3.1.1.3                                                                                                   the Parties have agreed, in terms of 2 of this Agreement to the deletion of clause 3.1.1.1.3 of the First Exchange Agreement;

3.1.1.4                                                                                                   a copy of the approval of the TRP in terms of which it approved the DRD Circular, as contemplated in 3.1.1.1.4 of the First Exchange Agreement, is attached hereto as Annexure C;

3.1.1.5                                                                                                   a copy of the approval of the Composite Transaction in terms of the Competition Act, as contemplated in 3.1.1.1.5 of the First Exchange Agreement, is attached hereto as Annexure D;

3.1.1.6                                                                                                   at the General Meeting of DRD Shareholders held on 28 March 2018 —

3.1.1.6.1                                                                                                                           DRD Shareholders passed the requisite resolution waiving the benefit of the mandatory offer which would ordinarily flow from the issue of the DRD Shares to Sibanye in terms of the DRD Exchange Agreement, as contemplated in 3.1.1.1.6 of the First Exchange Agreement;

3.1.1.6.2                                                                                                                           each of the ordinary and special resolutions contemplated in 3.1.1.1.7 of the First Exchange Agreement was passed by the requisite majorities.

A copy of the press announcement made by DRD reflecting the outcome of the votes on the resolutions at the General Meeting is attached hereto as Annexure E;

3.1.1.7                                                                                                   a copy of —

3.1.1.7.1                                                                                                                           the Environmental Authorisations and Waste Management Licences bearing DMR reference numbers GP30/5/1/2/2/07MR, GP30/5/1/2/2/55MR and GP35/1/2/2/38MR, issued in terms of Section 24 and/or Section 24L of NEMA;

3.1.1.7.2                                                                                                                           the Environmental Authorisation and Waste Management Licence being DMR reference number GP30/5/1/2/2/66MR, issued in terms of Section 24L of NEMA, read together with the provisions of NEM:WA, granted to Sibanye, as contemplated in 3.1.1.1.8 of the First Exchange Agreement, are collectively attached hereto as Annexure F (and such approvals bear the following DMR reference numbers GP 20/5/1/2/3/2/1 (07) EM, GP 30/5/1/2/3/2/1 (38) EM, GP 30/5/1/2/3/2/1 (66) EM and GP 30/5/1/2/3/2/1 (51) EM);

3.1.1.8                                                                                                   by its signature hereto, DRD waives the Suspensive Condition relating to the grant of the Section 102 Applications to Sibanye, as contemplated in 3.1.1.1.9 of the First Exchange Agreement;

3.1.1.9                                                                                                   the Parties, being all of the parties to each of the agreements contemplated in 3.1.1.1.10 of the First Exchange Agreement, confirm that each of such agreements have been signed and become unconditional (other than any suspensive condition relating to the First Exchange Agreement) as contemplated in 3.1.1.1.10 of the First Exchange Agreement;

3.1.1.10                                                                                            the Parties confirm that the DRD Guarantee has been signed and become unconditional (other than any suspensive condition relating to the First Exchange Agreement) as contemplated in 3.1.1.1.11 of the First Exchange Agreement;

3.1.1.11                                                                                            a copy of the Notice of Registration reflecting that the Issuing Party is registered as a VAT Vendor in terms of section 23 of the VAT Act, as contemplated in 3.1.1.12 of the First Exchange Agreement, is attached hereto as Annexure G;

3.1.1.12                                                                                            the consent of the lenders under the Rand Revolving Credit Facility, as contemplated in 3.1.1.1.13 of the First Exchange Agreement, was granted on 29 January 2018 and is attached hereto as Annexure H. The consent of the Lenders under the USD Revolving Credit Facility, as contemplated in 3.1.1.1.13 of the First Exchange Agreement, is not required as a result of the substitution of that facility and the Parties accordingly dispense with the need for obtaining such consent and waive the Suspensive Condition in 3.1.1.1.13 of the First Exchange Agreement insofar as it pertains to the USD Revolving Credit Facility.

3.1.2                                                                           The Parties confirm that on the date upon which the Suspensive Conditions contained in 3.1.1 of the First Exchange Agreement were fulfilled or waived no Material Adverse Change had occurred.

3.1.3                                                                           Having regard to 3.1.1 and 3.1.2, -

3.1.3.1                                                                                                   the First Exchange Agreement; and

3.1.3.2                                                                                                   each of the other agreements forming part of the Composite Transaction referred to in 1.2.10 of the First Exchange Agreement, are in full force and effect and cannot fail as a result of non-fulfilment of any of the suspensive conditions thereto.

4                           APPROVAL IN TERMS OF THE COMPETITION ACT

4.1                                                   It is recorded that the approval in terms of the Competition Act which is attached as Annexure D to this Agreement is in respect of the Composite Transaction, but that insofar as the exercise of the Option is concerned such approval is only valid until 6 February 2020 (“Competition End Date”). The Competition End Date is the last date which falls within 24 months of the date upon which the approval in terms of the Competition Act which is Annexure D hereto was granted.

4.2                                                   Having regard to what is recorded in 4.1, the Parties agree that if the Option is exercised by Sibanye during the Option Period but after the Competition End Date -

4.2.1                                                                           it shall be necessary to obtain a further approval for the implementation of the transaction embodied in the DRD Option Agreement from the Competition Authorities in terms of the Competition Act (“Fresh Approval”);

4.2.2                                                                           the provisions of 3.4 of the First Exchange Agreement shall apply mutatis mutandis to the preparation and lodgement of the required merger filing pursuant to which the Fresh Approval will be sought, provided that —

4.2.2.1                                                                                                   Sibanye shall bear and pay the costs in respect of the preparation of the merger filing as well as any filing and administrative fees payable to the Competition Authorities;

4.2.2.2                                                                                                   Sibanye undertakes to submit the application for the Fresh Approval within a period of one month of the Exercise Date as defined in the DRD Option Agreement; and

4.2.2.3                                                                                                   Sibanye undertakes that once the application for the Fresh Approval has been made within the one month period referred to above in 4.2.2.2, Sibanye is to take all reasonable steps to ensure that the Fresh Approval is granted as soon as practically possible;

4.2.3                                                                           the transaction contemplated in the DRD Option Agreement shall not be implemented prior to the Fresh Approval having been obtained and such implementation (including closing and delivery as contemplated in 5 of the DRD Option Agreement) shall therefore be subject to the Fresh Approval being unconditionally granted by the Competition Authorities in terms of the Competition Act or being granted subject to such conditions as any Party affected thereby confirms in writing to the others is acceptable to it (by no later than 48 hours after receipt of such Fresh Approval), which confirmation shall not be unreasonably withheld;

4.2.4                                                                           in the event of the Fresh Approval not being granted on the basis set out in 4.2.3 within 9 months of the date of exercise of the Option, then the Option (and any exercise thereof) shall cease to be of any further force or effect and the transaction contemplated in the DRD Option Agreement shall not be implemented or given effect to.

4.3                                                   To give effect to the aforegoing, the DRD Option Agreement is hereby amended as follows -

4.3.1                                                                           the definition of “Closing Date” as contained in 1.2.4 of the DRD Option Agreement shall be replaced with the following new definition —

“1.2.4                                   “Closing Date” — unless otherwise agreed by the Parties in writing and subject to 5.2, the later of —

1.2.4.1                                                               the tenth Business Day after the Exercise Date if the Exercise Date falls on or before 6 February 2020; or

1.2.4.2                                                               subject to 5.9, the tenth Business Day after the date upon which the transaction in this Agreement is unconditionally approved by the Competition Authorities under and in terms of the Competition Act 89 of 1998 or is approved subject to such conditions as the Party affected thereby may confirm in writing to the other Parties is acceptable to it (by no later than 48 hours after the receipt of such approval), such confirmation not to be unreasonably withheld;

provided that if it is not possible to credit the Sibanye Securities Account with the Option Shares as contemplated in 5.4 on the date referred to in 1.2.4.1 or 1.2.4.2 (as the case may be), the Closing Date shall be the first Business Day after the date specified in 1.2.4.1 or 1.2.4.2 (as the case may be) on which it is possible to credit the Sibanye Securities Account with the Option Shares;”;

4.3.2                                                                           the addition of the following new 5.9 immediately after the existing 5.8 of the DRD Option Agreement -

“5.9                                             For the sake of clarity and avoidance of any doubt, it is agreed that if the Exercise Date falls on or after 7 February 2020 and the transaction contemplated in this Agreement is not approved by the Competition Authorities under and in terms of the Competition Act 89 of 1998 within 9 months of the Exercise Date or is approved subject to conditions which are not acceptable to the Party affected thereby within 9 months of the Exercise Date, the transaction in this Agreement shall not be implemented or given effect to.”

5                           DELIVERY IN TERMS OF THE FIRST EXCHANGE AGREEMENT

5.1                                                   Notwithstanding that the Parties agreed in the First Exchange Agreement that the Delivery Date is the fifth Business Day after the day on which the last of the Suspensive Conditions is fulfilled or waived, or such later date as may be agreed between the Parties, the Parties hereby agree to amend that date so that the Delivery Date is 25 July 2018.

5.2                                                   Having regard to 5.1, the Parties wish to amend the First Exchange Agreement by deleting the definition of Delivery Date in paragraph 1.2.14 of the First Exchange Agreement and substituting it with the following new definition —

1.2.14                                  “Delivery Date” — 25 July 2018

6                           CLOSING, DELIVERY AND NO CANCELLATION OF THE FIRST EXCHANGE AGREEMENT

6.1                                                   Notwithstanding the provisions to the First Exchange Agreement, the Parties hereby agree that closing and delivery in terms of the First Exchange Agreement shall be effected on the Delivery Date as contemplated in 5.2 as follows —

6.1.1                                                                           the Parties will meet and sign this Agreement;

6.1.2                                                                           as contemplated in 4.3 of the First Exchange Agreement -

6.1.2.1                                                                                                   the Consideration Shares will be allotted and issued to Sibanye;

6.1.2.2                                                                                                   a duly signed share certificate in respect of the Consideration Shares will be delivered to Sibanye;

6.1.2.3                                                                                                   Sibanye’s name will be entered into the Issuing Party’s securities register as the holder of the Consideration Shares; and

6.1.3                                                                           as contemplated in 6 of the First Exchange Agreement -

6.1.3.1                                                                                                   Sibanye will place the Issuing Party in possession of the Plan and Materials by delivering same to the Issuing Party;

6.1.3.2                                                                                                   Sibanye will place the Issuing Party in possession and control of the DP2 Plant, DP3 Plant and Pilot Plant by way of constructive delivery;

6.1.3.3                                                                                                   the Issuing Party will be placed in possession of the Transferring Land in accordance with the provisions of 8 of the First Exchange Agreement and place the Issuing Party in possession of the Leased Land in accordance with the provisions of the Lease Agreement;

6.1.3.4                                                                                                   delivery of the Additional Mine Dumps and Driefontein 4 occurs way of traditio longa manu in the presence of a notary public;

6.1.3.5                                                                                                   the notary public confirms in writing that the delivery of the Additional Mine Dumps and Driefontein 4 took place; and

6.2                                                   Having regard to what is recorded in 6.1, the First Exchange Agreement may not be cancelled or rescinded as is in any event stipulated in 20 of the First Exchange Agreement.

7                           CLOSING, DELIVERY AND NO CANCELLATION OF THE DRD EXCHANGE AGREEMENT

7.1                                                   Notwithstanding the provisions to the DRD Exchange Agreement, the Parties hereby agree that closing and delivery in terms of the First Exchange Agreement should be effected as follows —

7.1.1                                                                           on the DRD Delivery Date, which for the avoidance of any doubt, is the first Business Day after the Delivery Date as referred to above in 5.2, DRD delivers to Sibanye proof that the signed application letter to the JSE has in fact been lodged for the approval of the listing of the Allotted Shares as contemplated in 6.1.2.2 of the DRD Exchange Agreement.

7.1.2                                                                           on the third Business Day after the DRD Delivery Date, the Parties agree that a meeting is held and that closing and delivery in terms of the DRD Exchange Agreement should be effected as follows -

7.1.2.1                                                                                                   as contemplated in 6.1 of the DRD Exchange Agreement Sibanye shall deliver to DRD -

7.1.2.1.1                                                                                                                           the share certificates in respect of the Target Shares together with duly signed and currently dated share transfer forms in respect thereof (reflecting DRD as transferee);

7.1.2.1.2                                                                                                                           an extract from the updated securities register of the Target reflecting the transfer of the Target Shares into the name of DRD;

7.1.2.1.3                                                                                                                           a copy of a resolution of the board of directors of the Target -

7.1.2.1.3.1                                                                                                                                                   approving the transfer of the Target Shares in accordance with this Agreement;

7.1.2.1.3.2                                                                                                                                                   authorising the registration of transfer of the Target Shares and the issue of a new share certificate in respect of the Target Shares to DRD;

7.1.2.1.3.3                                                                                                                                                   accepting the resignations of Richard Andrew Stewart and Charl Keyter as directors of the Target; and

7.1.2.1.3.4                                                                                                                                                   appointing Kevin Peter Kruger and Henriette Hooijer as directors of the Target with effect from the DRD Delivery Date;

7.1.2.1.4                                                                                                                           the written resignations of all of the directors and the public officer of the Target who are in office immediately prior to the DRD Delivery Date and each such resignation shall confirm that the Person resigning has no claims against the Target; and

7.1.2.1.5                                                                                                                           all of the Target’s books, records, documents and assets; and

7.1.2.2                                                                                                   as contemplated in 6.1.2 of the DRD Exchange Agreement, DRD shall deliver to Sibanye -

7.1.2.2.1                                                                                                                           a copy of a resolution of the board of directors of DRD approving the allotment and issue of the Allotted Shares to Sibanye pursuant to this Agreement and authorising the payment of the relevant listing fee in respect thereof;

7.1.2.2.2                                                                                                                           the approval letter of the JSE stating that the Allotted Shares will in fact be listed on the JSE; and

7.1.2.2.3                                                                                                                           the irrevocable instruction to the relevant CSDP to credit the Sibanye Securities Account with the Allotted Shares; and

7.1.3                                                                           notwithstanding what the Parties previously agreed in clause 6.2 of the DRD Exchange Agreement, the Parties now agree, by their signatures hereto and in compliance with the Financial Markets Act, that the Allotted Shares will be issued in dematerialised form to Sibanye, and will be credited to the Sibanye Securities Account on the third Business Day after the DRD Delivery Date.

7.2                                                   Notwithstanding —

7.2.1                                                                           that the Parties previously agreed in clause 6.1.1.4 of the DRD Exchange Agreement, that Sibanye would deliver on the DRD Delivery Date to DRD copies of the written resignation of the auditors of the Target, the Parties now agree, by their signatures hereto, that the resignation letter from the auditors of the Target is no longer required; and

7.2.2                                                                           what the Parties previously agreed in clause 6.3 of the DRD Exchange Agreement, the Parties now agree, by their signatures hereto, that all matters referred to above in 7.1.1 will be done and completed simultaneously and all matters referred to above in 7.1.2 and 7.1.3 will be done and completed simultaneously.

7.3                                                   Having regard to what is recorded in 7.1, the First Exchange Agreement may not be cancelled or rescinded as is in any event stipulated in 14 of the DRD Exchange Agreement.

8                           THE CPP LAND

8.1                                                   Recordal

It is recorded and agreed that —

8.1.1                                                                           pursuant to the First Exchange Agreement, Sibanye wished to Dispose of and the Issuing Party wished to acquire, inter alia, the CPP Land;

8.1.2                                                                           1.2.13 of the First Exchange Agreement defines the CPP Land as -

8.1.2.1                                                                                                   “the land upon which the CPP will be located being subdivided portion of the Farm Rietfontein No 347 Registration Division I.Q. Portion 35 and 73, Gauteng Province (which subdivision will be to exclude the current rock dumps on such land as well as the shaft infrastructure in respect of Kloof 1 and Kloof 4 and which subdivision will be delineated in the Use and Access Agreement);”

8.1.3                                                                           the Parties wish to amend the First Exchange Agreement by the deletion of the existing 1.2.13 and the replacement thereof with the following new 1.2.13 —

“1.2.13                          “CPP Land” — the land upon which the CPP will be located, being Portions 5, 11, 35 and 36 of the Farm Rietfontein No 349, Registration Division I.Q., Gauteng Province and the remaining extent of the Farm Doornkloof No 348, Registration Division I.Q., Gauteng Province;”.

9                           UNDERTAKING BY SIBANYE IN TERMS OF THE SECTION 102 APPLICATIONS

Notwithstanding the fact that DRD waives the Suspensive Condition relating to the grant of the Section 102 Applications to Sibanye in 3.1.1.8, Sibanye undertakes, by its signature hereto, to make all reasonable commercial endeavours to obtain the section 102 Applications as soon as practicably possible after the Delivery Date as defined in 5.2.

10                    EMPLOYEES

10.1                                            It is recorded that the Employees listed in Annexure D to the First Exchange Agreement were the Employees of the Business as at the Signature Date. However, as at the Delivery Date the Employees of the Business will be those Employees listed in Annexure I and that the Valuation Agreement will be in respect of those Employees listed in Annexure I.

10.2                                            Having regard to 10.1, the Parties wish to amend the First Exchange Agreement by —

10.2.1                                                                    the deemed insertion into the First Exchange Agreement of a new Annexure G to be entitled “Employees of the Business as at the Delivery Date” which new Annexure G shall be identical to Annexure I to this Agreement;

10.2.2                                                                    by the addition of the following new words immediately after the words “Annexure D hereto” but before semi-colon where such words and semi-colon appear in 1.2.32 of the First Exchange Agreement —

“. For the avoidance of any doubt an updated list of employees of Sibanye were employed in respect of the Business as at the Delivery Date will be attached to this Agreement as Annexure G”;

10.2.3                                                                    the substitution of the reference to “Annexure D” in 11.7.1 of the First Exchange Agreement with a reference to “Annexure G”;

10.2.4                                                                    the substitution of the following new 4.1 for the existing 4.1 in Annexure A to the First Exchange Agreement —

“4.1              Annexure G of the Agreement contains, as at the Delivery Date, full particulars, in relation to the Business, of -

4.1.1                                         the total number of Employees; and

4.1.2                                         the names, accrued severance pay, accrued leave and any other accrued benefits in respect of the Employees. No Employee will be entitled to any payment, entitlement and/or benefit not provided for in Annexure G.”.

11                    REHABILITATION LIABILITIES

11.1                                            Notwithstanding what the Parties agreed to in 6 of the First Exchange Agreement, as a result of subsequent developments and negotiations, the Parties determined that it would be more expeditious to pursue the Section 102 Applications on the basis set out in the amendment to 13 of the First Exchange Agreement that is contained in 11.2 of this Agreement.

11.2                                            The Parties wish to amend the First Exchange Agreement by —

11.2.1                                                                    the deletion of 13.1 and 13.2 of the First Exchange Agreement and the substitution of the following new 13.1 therefore -

“13.1                                      It is recorded and agreed that, in order for the Section 102 Applications to be granted, DRD issued, or procured the issue on its behalf, of such guarantees as were required by the DMR but specifically excluding such guarantees (“Excluded Guarantees”) as were required by the DMR other than for the purposes of the Section 102 Applications (such Excluded Guarantees having been issued or procured by Sibanye).”;

11.2.2                                                                    the consequential renumbering of the existing 13.3 of the First Exchange Agreement as 13.2.

12                    DOMICILIUM AND NOTICES

12.1                                            The Parties choose domicilium citandi et executandi (“Domicilium”) for all purposes relating to this Agreement, including the giving of any notice, the payment of any sum, the serving of any process, as follows -

12.1.1                                                                    Sibanye -

physical                       -                              Constantia Office Park

Bridgeview House

Ground Floor

(cnr 14th Avenue and Hendrik Potgieter Street)

Gauteng

1709

e-mail                                  -                              richard.stewart@sibanyestillwater.com

cain.farrel@sibanyestillwater.com

attention:                                                 Richard Stewart (EVP: Business Development)

Cain Farrel (Company Secretary)

12.1.2                                                                    the Issuing Party -

physical                       -                              Constantia Office Park

Bridgeview House

Ground Floor

(cnr 14th Avenue and Hendrik Potgieter Street)

Gauteng

1709

e-mail                                  -                              richard.stewart@sibanyestillwater.com

cain.farrel@sibanyestillwater.com

attention:                                                 Richard Stewart (EVP:  Business Development)

Cain Farrel (Company Secretary)

with a copy of every notice sent to the Issuing Party also to be sent to DRD or Sibanye, as the case may be dependent on which Party is giving the notice, at their respective domicilia in this 12.

12.1.3                                                                    DRDGOLD -

physical                       -                              2nd Floor, North Tower

1 Sixty Building

160 Jan Smuts Avenue

Rosebank

2196

e-mail                                  -                              niel.pretorius@drdgold.com; and

riaan.davel@drdgold.com

attention:                                                 The CEO and the CFO

12.2                                            Any Party shall be entitled from time to time, by giving written notice to the other, to vary its physical Domicilium to any other physical address (not being a post office box or poste restante) in South Africa and to vary its facsimile and/or email Domicilium to any other facsimile number and/or email address.

12.3                                            Any notice given or payment made by a Party to any other (“Addressee”) which is delivered by hand between the hours of 09:00 and 17:00 on any Business Day to the Addressee’s physical Domicilium for the time being shall be deemed to have been received by the Addressee at the time of delivery.

12.4                                            Any notice given by a Party to any other which is successfully transmitted by email or facsimile to the Addressee’s email or facsimile Domicilium for the time being shall be deemed (unless the contrary is proved by the Addressee) to have been received by the Addressee at the time of successful transmission thereof or, if such date is not a Business Day, on the next day which is a Business Day.

12.5                                            This 12 shall not operate so as to invalidate the giving or receipt of any written notice which is actually received by the Addressee other than by a method referred to in this 12.

12.6                                            Any notice in terms of or in connection with this Agreement shall be valid and effective only if in writing and if received or deemed to be received by the Addressee.

13                    GENERAL

13.1                                            This Agreement constitutes the sole record of the agreement between the Parties in relation to the subject matter hereof. No Party shall be bound by any express, tacit or implied term, representation, warranty, promise or the like not recorded herein. This Agreement supersedes and replaces all prior commitments, undertakings or representations, whether oral or written, between the Parties in respect of the subject matter hereof.

13.2                                            No addition to, variation, novation or agreed cancellation of any provision of this Agreement shall be binding upon the Parties unless reduced to writing and signed by or on behalf of the Parties.

13.3                                            No waiver, indulgence or extension of time which a Party (“Grantor”) may grant to the other/s, nor any delay or failure by the Grantor to enforce, whether completely or partially, any of its rights, shall constitute a waiver of or, whether by estoppel or otherwise, limit any of the existing or future rights of the Grantor in terms hereof, save in the event and to the extent that the Grantor has signed a written document expressly waiving or limiting such right.

13.4                                            Save as expressly provided in this Agreement, no Party shall be entitled to cede, delegate, Encumber, assign or otherwise transfer any of its rights and/or obligations in terms of, and/or interest in, this Agreement to any third party without the prior written consent of the other Parties.

13.5                                            No consent or approval in terms of or in connection with this Agreement shall be valid or effective unless in writing and signed by or on behalf of the Party/ies giving such consent or approval.

13.6                                            For the purposes of this Agreement —

13.6.1                                                                    no data message, as defined in the Electronic Communications and Transactions Act No 25 of 2002 (“ECTA”), other than an email or facsimile, shall constitute writing;

13.6.2                                                                    no electronic signature or advanced electronic signature, as defined in ECTA, shall constitute a signature, except for the purposes of varying any date referred to in this Agreement or giving any consent or approval in terms of this Agreement.

13.7                                            Without prejudice to any other provision of this Agreement, any successor-in-title, including any executor, heir, liquidator, business rescue practitioner, curator or trustee, of a Party shall be bound by this Agreement.

13.8                                            The signature by either Party of a counterpart of this Agreement shall be as effective as if that Party had signed the same document as the other Party.

13.9                                            The Parties warrant to each other that they have the legal capacity and authority required to conclude and implement this Agreement and that such conclusion and implementation do not conflict with any obligation or restriction applicable to either Party, whether in terms of any law, its constitution or otherwise.

Signed on	19 July 2018

	for	Sibanye Gold Limited

/s/ Neal Froneman
who warrants that he is duly authorised hereto

Signed on	19 July 2018

	for	WRTRP Proprietary Limited (formerly named K2017449061 (South Africa) Proprietary Limited)

/s/ Richard Stewart
who warrants that he is duly authorised hereto

Signed on	20 July 2018

	for	DRDGOLD Limited

/s/ Jaco Shoeman
who warrants that he is duly authorised hereto

ANNEXURE A — APPROVAL OF FINANCIAL SURVEILLANCE DEPARTMENT OF SARB

[SEE ATTACHED]

1

Orla Mur h From: Sent: To: Cc: Hofmeyer, Ann: Absa <Ann.Hofmeyer@absa.co.za> 09 January 2018 15:46 Amanda Mahlunge Mmako, Khutso: ABSA (JHB); Francois Bouwer (DRD) (francois.bouwer@drdgold.com); Taryn Carter; Sujal Roy RE: DRDGOLD Category 1 Transaction Circular - Request for confirmation Subject: Hi Amanda As per your confirmation below, as this is two local entities where a local transaction will take place (ZAR) there is no EXCON approval required Kind Regards Ann Hofmeyerl Vice President 1 Regulatory Specialist 1 CIB Operations - Regulatory Control and Risk Management Tel +27 (0)11 335 41891 Cell +27 060 967 32991 Emaii:Ann.Hofmeyer@absa.co.za ABSA Towers North 1180 Commissioner Street !1st Floor ATN 1E21 Johannesburg Jl Please consider the environment before printing this email From: Amanda Mahlunge [mailto:Amanda@onecapital.co.za] Sent: Tuesday, January 9, 2018 12:59 To: Hofmeyer, Ann: Absa <Ann.Hofmeyer@absa.co.za> Cc: Mmako, Khutso: ABSA (JHB) <Khutso.Mmako@absacapital.com>; Francois Bouwer (DRD) (francois.bouwer@drdgold.com) <francois.bouwer@drdgold.com>; Taryn Carter <taryn@onecapital.co.za>; Sujal Roy <Sujal@onecapital.co.za> Subject: RE: DRDGOLD Category 1Transaction Circular-Request for confirmation Hi Ann Following consultation with Sibanye, we can confirm that: the agreement is between 2 SA entities; the payment will be onshore between the 2 SA entities; there are no offshore entities involved and/or cross-border payments; and it is a local transaction. • • • • I trust you will find the above in order. Kind regards Amanda Mahlunge Associate: Sponsor Division Tel +27 11 550 5027 Cell +27 84 287 2718 Fax 086 538 4299 amanda@onecapital.co.za 17 Fricker Road lllovo 2196 PO Box 784573 Sandton 2146 l 1 24 of90.

hJOTICE: rhi;rn<3ssasw contains dis Hrnirwlion, copying, disclosure or ;mel confidential infon,lation intended only lor the u:;e of the addres:;ee na1r1ed 8bove. Any review, retransmission, usG of, or taldnrJ of any action in reliancG upon, this information by person or entities othGr than the intended recipic nt is prohibitod. If you hav<lreceivGrJ tiils me,;sa(Jo in Hrmr, ploasH notify thesAnder by rAturn mnail and deh !e t11is mc-Jssaoe. This rnessilge sl10uld not be copied or used for any purpose other !han inll'lnde<l, nor should it be disclosed to any other per,;on. Any views expressed in this rnessa(Jo cJI"i3 those of the individual sender, except where the sender specifically states them to be the view of One Capital. One Capital is not liable for the security of information sent by e-mail at your request, nor for the proper and complete transmission of lila information contained in the communication nor for any delay in its receipt. Please note tilat the recipient must scan this e-rn<:Jil and any attached files for viruses nnd tho like. One Capital accepts no liability of whatever nature for any loss, liability, damage or expense resulting directly or indirectly frorn tile access of any files which are attached to this message. From: Hofmeyer, Ann: Absa [mailto:Ann.Hofmeyer@absa.co.za] Sent: 08 January 2018 01:34PM To: Amanda Mahlunge Cc: Mmako, Khutso: ABSA (JHB); Francois Bouwer (DRD) (francois.bouwer@drdqold.com); Taryn Carter; Sujal Roy Subject: RE: DRDGOLD Category 1 Transaction Circular-Request for confirmation Hi Amanda I note the circular and the below bullet points. Please confirm that this is an agreement between two SA entities and the payment flow will be onshore between the two SA entities. That there is no offshore entities involved and/or cross border payments. That this will purely be a local transaction in ZAR. Kind Regards Ann Hofmeyerl Vice President I Regulatory Specialist I CIB Operations - Regulatory Control and Risk Management Tel +27 (0)11 335 41891 Cell +27 060 967 32991 Emaii:Ann.Hofmeyer@absa.co.za ABSA Towers North 1180 Commissioner Street I1st Floor ATN 1E21 Johannesburg J; Please consider the environment before printing this email From: Amanda Mahlunge [mailto:Amanda@onecapital.co.za] Sent: Monday, January 8, 2018 13:07 To: Hofmeyer, Ann: Absa <Ann.Hofmeyer@absa.co.za> Cc: Mmako, Khutso: ABSA (JHB) <Khutso.Mmako@absacapital.com>; Francois Bouwer (DRD) (francois.bouwer@drdgold.com) <francois.bouwer@drdgold.com>; Taryn Carter <taryn@onecapital.co.za>; Sujal Roy <Sujal@onecapital.co.za> Subject: DRDGOLD Category 1Transaction Circular-Request for confirmation Dear Ann As discussed earlier, we kindly request that ABSA confirms whether exchange control regulations are applicable to and whether exchange control approval will be required in respect of the transaction, as detailed below, and as per the attached draft circular, provided on Tuesday, 2 January 2018. In summary, DRDGOLD will be publishing a circular to Shareholders in respect of, inter alia, the following: 1. the proposed acquisition by DRDGOLD of the WRTRP Assets, by way of the acquisition of a 100% shareholding in a special purpose vehicle, WRTRP, from Sibanye-Stillwater in exchange for the allotment 2 25 of90.

and issue by DRDGOLD of the Consideration Shares to Sibanye-Stillwater, such that Sibanye-Stillwater will hold approximately 38% of all DRDGOLD Shares in issue (including treasury shares) ("Consideration Shares") following the issue of the Consideration Shares (approximately valued at R1.3 billion) ("Acquisition"); 2. the irrevocable right and option granted by DRDGOLD to Sibanye-Stillwater to subscribe for the Option Shares for cash ("Option") during the Option period of 24 months, such that, in the event the Option is exercised, Sibanye-Stillwater will hold 50.1% of all DRDGOLD Shares in issue (including treasury shares) ("Option Shares") following the issue of the Consideration Shares and the Option Shares; 3. the proposed waiver of the requirement for Sibanye-Stillwater to extend a mandatory offer to the remaining Shareholders to acquire any DRDGOLD Shares held by such persons, which results from Sibanye Stillwater holding in excess of 35% of the voting securities of the Company, following the implementation of the Acquisition; 4. the increase to the authorised ordinary share capital of DRDGOLD, by way of an amendment to the DRDGOLD MOl; and 5. the appointment of a representative of Sibanye Stillwater to the DRDGOLD Board. The Acquisition is classified as a category 1 transaction in terms of paragraph 9.5(b) of the Listings Requirements and the Option, if exercised, is classified as a specific issue of shares for cash in terms of paragraph 5.51 of the Listings Requirements. The Acquisition is an exchange of assets-for-shares in terms of section 42 of the Income Tax Act. The parties, being DRDGOLD, Sibanye-Stillwater and WRTRP are domiciled in the Republic of South Africa. Kind regards Amanda Mahlunge Associate: Sponsor Division '17 Fricker Road illovo 2196 Tel +27 11 550 5027 Cell +27 84 287 2718 Fax 086 538 4299 amanda@onecapital.co.zaPO Box 784573 Sandton 2146 NOTICE: This message contains privileged and confidential information intended only for the use of the addressee named above. Any review, mtransmission, dissemination, copying, disclosure or other use of, or taking of any action in reliance upon, this info1mation by person or entities other than the intended recipient is prohibited. If you have received this message in error, please notify the sender by return email and delete this message. This message should not be copied or used for any purpose other than intended, nor should it be disclosed to any other person. Any views expressed in this message are those of the individual sender, except where the sender specifically states them to be the view of One Capital. One Cilpital is not liable for the security of information sent by e-mail at your request, nor for the proper and complete transmission of the information contained in the communication nor for any delay in its receipt. Please note that the recipient must scan this e-mail and any attached files for viruses and the like. One Capital accepts no liability of whatever nature for any loss, liability, damage or expense resulting directly or indirectly frorn the access of any files which are attached to this message. Disclaimer The information contained in this communication from the sender is confidential. It is intended solely for use by the recipient and others authorized to receive it. If you are not the recipient, you are hereby notified that any disclosure, copying, distribution or taking action in relation of the contents of this information is strictly prohibited and may be unlawful. This email has been scanned for viruses and malware, and automatically archived by f"''imecast SA (Pty) ltd, an innovator in Software as a Service (SaaS) for business. Mimecast Unified Email Management T> (UEM) offers email continuity, security, archiving and compliance with all current legislation. To find out more, contact Mimecast. Important Notice: Absa is an Authorised Financial Services Provider and Registered Credit Provider, registration number: NCRCP7. This e mail and any files transmitted with it may contain information that is confidential, privileged or otherwise protected from 3 26 of90.

disclosure. If you are not an intended recipient of this e-mail, do not duplicate or redistribute it by any means. Please delete it and any attachments and notify the sender that you have received it in error. Unless specifically indicated, this e mail is not an offer to buy or sell or a solicitation to buy or sell any securities, investment products or other financial product or service, an official confirmation of any transaction, or an official statement of Absa. Any views or opinions presented are solely those of the author and do not necessarily represent those of Absa. This e-mail is subject to terms available at the following link: http://www.absa.co.za/disclaimer. The Disclaimer forms part of the content of this email. If you are unable to access the Disclaimer, send a blank e-mail to disclaimer@absa.co.za and we will send you a copy of the Disclaimer. By messaging with Absa you consent to the foregoing. By emailing Absa you consent to the terms herein. This email may relate to or be sent from other members of the Absa Group. Important Notice: Absa is an Authorised Financial Services Provider and Registered Credit Provider, registration number: NCRCP7. This e mail and any files transmitted with it may contain information that is confidential, privileged or otherwise protected from disclosure. If you are not an intended recipient of this e-mail, do not duplicate or redistribute it by any means. Please delete it and any attachments and notify the sender that you have received it in error. Unless specifically indicated, this e mail is not an offer to buy or sell or a solicitation to buy or sell any securities, investment products or other financial product or service, an official confirmation of any transaction, or an official statement of Absa. Any views or opinions presented are solely those of the author and do not necessarily represent those of Absa. This e-mail is subject to terms available at the following link: http://www.absa.co.za/disclaimer. The Disclaimer forms part of the content of this email. If you are unable to access the Disclaimer, send a blank e-mail to disclaimer@absa.co.za and we will send you a copy of the Disclaimer. By messaging with Absa you consent to the foregoing. By emailing Absa you consent to the terms herein. This email may relate to or be sent from other members of the Absa Group. 4 27 of90.

ANNEXURE B — JSE APPROVAL OF DRD CIRCULAR

[SEE ATTACHED]

1

- - - 22 February 2018 Johannesburg Stock Exchange REF: BJ/89809 One Exchange Square Gwen Lane Sandown, South Africa Private Bag X991174 Sandton 2146 The Company Secretary Tel: +27 11520 7000 Fax:+27 11520 8584 DRDGOLD LIMITED www.jse.co.za Via email C/0: sponsor@onecapital.co.za Dear Sir I Madam MULTIPLE EVENTS A draft of the circular to your company's shareholders dated 26 February 2018 relating to the above was tabled at a meeting ofthe JSE. At this meeting it was resolved that the circular as submitted be approved. Kindly confirm that the circular as dispatched to shareholders is identical to the draft approved by the JSE. Yours faithfully A F VISSER: GENERAL MANAGER ISSUER REGULATION Executive Directors: NF Newton-King (CEO), A Takoordeen (CFO) Non-Executive Directors: N Nyembezi (Chairman), AD Botha, VN Fakude, Dr M Jordaan, Dr SP Kana, DM Lawrence, Dr MA Matooane,AM Mazwai, NP Mnxasana, NG Payne Alternate Directors: JH Burke Group Company Secretary: GA Brookes 29 of90. JSE Limited Reg No: 2005/022939/06 Member of the World Federation of Exchanges

ANNEXURE C — TRP APPROVAL OF DRD CIRCULAR

[SEE ATTACHED]

1

Takeover Regulation Panel 16 February 2018 Altenlion: Ms. Amanda Mahlunge Om; Capital Sponsor (Ply) Lld · P 0 Box 78 573 Sand!on 2146 Dear Moua •. RE: CIRCULAR TO DRDGOLD LIMITED {DRDGOLD) SHAREHOLDERS IN RESPECT OF A WAIVER OF A MANDATORY OFFER IN TERMS OF SECTION U3 OF THE COMPANIES ACT 2008 (ACT} READ WITH REGULATION 86(41 OF THE COMPANIES REGULATIONS OF THE ACT ("transaction") '/1/e re!er to lhe circular and annexures suhrnilled for approval to the Takeover Regulation Panel ("Panel") a11d confirm that the Liocumenls have been approved with respect lo the transaction involving the waiver or thu Mandalory oiler by Sibanye Gold Limited to shareholders of DRDGOLD. Our Approval is rovided on the understanding !halall relevnnland complete information on lhe nature of the transaction has lleen fully disclosed and we connrm Ihilt in providing the approvnl, we also look into accovollhR contents of the Board"s Responsibility Statements in lhe Circular. We also look in:o account the contents of the Independent Expert Report annexed to lhe circular as Ant ie>:ure .2. We r-:quira ''HiHen confirmation from you that the Clrcl,lar and all the accompanying annexures lobe sent to the sn;,rehotders wiil be identical to thai approved by the Panel in terms of this letler. We wish to emphasise lhallhe approval granted herein is only in respect of the Circular aM annexures to be pos!"d to sharehOlders and tlial you are required to approach the Panel with a iormal applicalion for a waover of 111<'. Mandatory Offer following the result of lhe meeting. We also r quire thatlhc prii\IF.:d copy of the final Circular as senllo shareholders be also delivered lo our OfflCCS 31 of 90. Created with ScanWritr. To remove this watermark please use the upgrade options.

ANNEXURE D — APPROVAL IN TERMS OF COMPETITION ACT

[SEE ATTACHED]

1

-.., -·•-···----·--·:·. --.--,.,.._,-·-·r:-··-----.-----... ----·---··•·• "T ·--···•·::''"! ':••::: ---·.-:•·-"-'''''-'-:;_e::-.::1 ·.·,-·; '-. ':·:··: .,,. -·······"''•·•:·•·_---;, -,•:::::c•:-·•···: --.-_---·-·--•.-cc-,•·::'j'··--:···,,,.,.__.-,,..-":'-'"''''"''·---f ........ 1'-1 competitiontribunal o It I It JtfJ' i · 11 COMPETITION TRIBUNAL OF SOUTH AFRICA Case No.: LM254Dec17 In the matter between: DRDGOLD Limited Primary Acquiring Firm And Sibanye Gold Limited, trading as Sibanye-Stillwater Primary Target Firm Panel Y Carrim (Presiding Member) M Mokuena (Tribunal Member) A Ndoni (Tribunal Member) '·· 7 February 2018 Heard on 7 February 2018 Decided on ORDER Further to the recommendation of the Competition Commission in terms of section 14A(1)(b) of the Competition Act, 1998 ("the Act") the Competition Tribunal orders that-1. the merger between the abovementioned parties be approved in terms of section 16(2)(b) of the Act subject to the conditions attached hereto marked as Annexure A; and 2. a Merger Clearance Certificate be issued in terms of Competition Tribunal rule 35(5)(a). 7 February 2018 Date Pr siding Member Ms Yasmin Carrim Concurring: Mrs Medi Mokuena and Ms Andiswa Ndoni 33 of90.

ANNEXURE A DRDGOLD Limited And Sibanye Gold Limited, trading as SibanyedStillwater in respect of certain assets of the tailing retreatment business under the West Rand Tailing Retreatment Project {Selected Assets) CC Case Number: 2017Dec0012 CONDITIONS 1. DEFINITIONS The following expressions shall bear the meaning assigned to them below and cognate expressions bear corresponding meaning:-1.1 "Acquiring Firm" means DRDGOLD Limited, a public company listed on the Johannesburg Securities Exchange; 1.2 "Approval Date" means the date referred to in the Tribunal's clearance certificate (Notice CT 10); 1.3 "Business Day" means any calendar day which is not a Saturday, a Sunday or an official public holiday in South Africa; 1.4 "Commission" means the Competition Commission of South Africa; 1.5 "Competition Act" means the Competition Act 89 of 1998, as amended; 1.6 "Conditions" mean these conditions; 1.7 "Call Option" means the call option granted by the DRDGOLD to Sibanye-Stillwater, for the purchase by Sibanye-Stillwater of an additional shareholding that will result in Sibanye-Stillwater holding 50.1% of the entire issued share capital of DRDGOLD within 24 months after the implementation date; 1.8 "Merging Parties" means DRDGOLD Limited and Selected Assets; 1.9 HMerger" means the acquisition of control of the Selected Assets by DRDGOLD, resulting in DRDGOLD offering Sibanye-Stillwater 38% of its issued shares; 1.10 "Selected Assets" means certain assets of the tailing retreatment business under the West Rand Tailing Retreatment Project owned and controlled by Sibanye-Stillwater namely: surface gold processing assets (Driefontein plant 2, Driefontein plant 3 and 34 of90.

West Rand Tailing Retreatment Project pilot plant), tailing storage facilities (Driefontein 3 and 5, Kloof 1, Venterspost North and South and Libanon), active tailing storage facilities (Driefontein 4, Driefontein 1, Kloof 2 and Leeudoorn), the land required for future development of a central processing plant and a regional tailings storage facility and return water dam and licences and access right to operate. 1.11 "Seller" means the Sibanye Gold Limited, trading as Sibanye-Stillwater; 1.12 "Sibanye-Stillwater" means Sibanye Gold Limited, trading as Sibanye-Stillwater the owner and controller of the Selected Assets; 1.13 "Target Firm" means the Selected Assets; and 1.14 ''Tribunal" means the Competition Tribunal of South Africa. 2. RECORDAL 2.1. On 05 December 2017, the Commission received notice of a large merger whereby DRDGOLD Limited (DRDGOLD) intends to acquire certain assets of the tailing retreatment business under the West Rand Tailing Retreatment Project (Selected Assets) currently owned and controlled by Sibanye-Stillwater. In exchange for the Selected Assets, DRDGOLD will offer Sibanye-Stillwater approximately 38% of the shares in DRDGOLD as well as an option to acquire additional shares that could result in Sibanye-Stillwater having a shareholding of 50.1% in DRDGOLD. 2.2. The merging parties are seeking approval for the initial 38% shareholding stage as well as the Call Option stage of the transaction. 2.3. The Commission notes that the proposed transaction constitutes one indivisible transaction. This is because the initial transaction and the Call Option are linked and inter-dependent. With the initial transaction, Slbanye-Stillwater will have de facto control in DRDGOLD by virtue of the 38% shareholding. The implementation of the Call Option will result in a change of control by Sibanye-Stillwater from de facto to de jure control. 2.4. The Commission i.s of the view that if the Call Option is exercised timeously, the Merging Parties need not re-notify the exercise of the Call Option to the Commission. For avoidance of doubt, the timeously exercise of the Call Option is within 24 months 35 of90.

from the Approval Date. This is because the Commission has analysed the Merger as if it entails the acquisition by Sibanye-Stillwater of both de jure and de facto control. Further, the Commission is of the view that within this period, it is unlikely that market conditions could substantially change to warrant a separate notification if the call option is exercised. 3. CONDITIONS Exercise of the First Call Option 3.1. 3.1.1. Should Sibanye-Stillwater elect to exercise the Call Option within a period of 24 months from the Approval Date, Sibanye-Stillwater shall inform the Commission of its decision within 20 (twenty) Business Days of exercising the Call Option. Sibanye-Stillwater shall inform the Commission of this election by submitting an affidavit deposed to by the Chief Executive Officer to the following email address: mergerconditions@cornpcom.co.za. 3.1.2. Should Sibanye-Stillwater elect to exercise the Call Option after a period of 24 months from the Approval Date, Sibanye-Stillwater shall notify the exercise of the Call Option as a merger in terms of section 13A of the Competition Act. 4. Breach 4.1. In the event that the Commission determines that there has been an apparent breach by the Merging Parties of any of the above Conditions, this shall be dealt with in terms of Rule 39 of the Rules for the Conduct of Proceedings in the Commission read together with Rule 37 of the Rules For the Conduct of Proceedings in the Tribunal. 5. VARIATION 5.1. The Merging Parties may at any time, on good cause shown, apply to the Tribunal for the Conditions to be lifted, revised or amended. 6. GENERAL 36 of90.

6.1. All correspondence in relation to the Conditions must be submitted to the following e mail address: mergerconditions@compcom.co.za 37 of90.

i."-.· ., I Merger Clearance Certificate Date: 07 February 2018 To: Werksmans Attorneys You applied to the Competition Commission on 05 December 2017 for merger approval in accordance with Chapter 3 of the Competition Act. Your merger was referred to the Competition Tribunal in terms of section 14A of the Act, or was the subject of a Request for consideration by the Tribunal in terms of section 16(1) of the Act. After reviewing all relevant information, and the recommendation or decision of the Competition Commission, the Competition Tribunal approves the merger in terms of section 16(2) of the Act, for the reasons set out in the Reasons for Decision. This approval is subject to: Dno conditions. 0 the conditions listed on the attached sheet. The Competition Tribunal has the authority in terms of section 16(3) of the Competition Act to revoke this approval if ! a) it was granted on the basis of incorrect information for which a party to the merger was responsible. the approval was obtained by deceit. a firm concerned has breached an obligation attached to this approval. b) c) The registrar, Competition Tribunal: This form Is prescribed by the Minister of Trade and Industry In terms of section 27 (2) of the Competition Act 1998 (Act No. 89 of 1998). 38 of90. Case Number: LM254Dec17 DRDGOLD Limited and Sibanye Gold Limited, trading as Sibanye Stillwater

ANNEXURE E — PRESS ANNOUNCEMENT CONFIRMING APPROVAL OF DRD SHAREHOLDERS

[SEE ATTACHED]

1

DRDGOLD LIMITED (Incorporated in the Republic of South Africa) (Registration number 1895/000926/06) JSE share code: DRD ISIN: ZAE000058723 NYSE trading symbol: DRD ("DRDGOLD") RESULTS OF GENERAL MEETING AND UPDATE REGARDING THE TRANSACTION Unless otherwise indicated, capitalised words and terms contained in this announcement shall bear the same meanings ascribed thereto in the circular to DRDGOLD shareholders, dated Monday, 26 February 2018 ("Circular"). 1. Introduction Shareholders are referred to the Circular, in terms of which Shareholders were advised of, inter alia • the proposed acquisition by DRDGOLD of the WRTRP Assets, by way of the acquisition of a 100% shareholding in WRTRP, from Sibanye-Stillwater in exchange for the allotment and issue by DRDGOLD of the Consideration Shares to Sibanye-Stillwater, such that Sibanye-Stillwater will hold approximately 38% of all DRDGOLD Shares in issue (including Treasury Shares) following the issue of the Consideration Shares ("Acquisition"); the granting of the Option to Sibanye-Stillwater to subscribe for so many Issue Shares for cash as will result in Sibanye-Stillwater holding 50.1% of all DRDGOLD Shares in issue (including Treasury Shares) following the issue of the Consideration Shares and the Issue Shares ("Specific Issue"); and the proposed waiver of the requirement for Sibanye-Stillwater to extend a mandatory offer to the remaining Shareholders to acquire any DRDGOLD Shares held by such persons, which results from Sibanye-Stillwater holding in excess of 35% of the voting securities of the Company, following the implementation of the Acquisition ("Waiver"). • • Furthermore, in order to, inter alia, give effect to the Acquisition and the Specific Issue, DRDGOLD is required to increase the authorised ordinary share capital of the Company, by way of an amendment to the DRDGOLD memorandum of incorporation ("DRDGOLD MOl"). DRDGOLD also proposed additional amendments to the DRDGOLD MOl, which include the alignment of the DRDGOLD MOl with the latest regulations. 2. Results of voting at the General Meeting Shareholders are advised that at the General Meeting held on Wednesday, 28 March 2018, all of the Resolutions were adopted by the requisite majority of Shareholders present or represented by proxy. All Resolutions proposed at the General Meeting, together with the percentage of Shares abstained, as well as the percentage of votes carried for and against each Resolution, are as follows: 40 of90. Shares Voted Abstentions Votes for Votes against Ordinary resolution 1: Approval of the Acquisition 323 776 482 76.71% 0.13% 99.74% 0.26%

	Shares Voted	Abstentions	Votes for	Votes against
Ordinary resolution 2: Approval of the Waiver of the Mandatory Offer	323 571 062 76.66%	0.18%	99.71%	0.29%
Ordinary resolution 3*: Approval of the Specific Issue	323 571 272 76.66%	0.18%	99.69%	0.31%
Special resolution 1: Approval of the increase in the authorised ordinary share capital of DRDGOLD	323 677 516 76.69%	0.16%	95.36%	4.64%
Special resolution 2: Authorisation for the amendment of the DRDGOLD MOI	323 265 226 76.59%	0.25%	99.51%	0.49%
Special resolution 3: Authorisation to issue Shares	323 500 076 76.65%	0.20%	98.75%	1.25%
Special resolution 4: Authorisation to grant financial assistance	323 542 086 76.66%	0.19%	99.37%	0.63%

* *The percentage of voting rights required for this ordinary resolution to be adopted is a 75% majority of votes of Shareholders present or represented by proxy at the General Meeting.*

Notes:

- Percentages of Shares voted are calculated in relation to the total issued ordinary share capital of DRDGOLD.
- Percentages of Shares voted for and against are calculated in relation to the total number of Shares voted for each Resolution.
- Abstentions are calculated as a percentage in relation to the total issued ordinary share capital of DRDGOLD.

3. Update regarding the Transaction

Although all the Resolutions were approved at the General Meeting (as detailed above), implementation of the Acquisition and the Specific Issue remain subject to the fulfilment or waiver of the remaining Acquisition Conditions and Specific Issue Conditions, respectively. The Acquisition Conditions are anticipated to be fulfilled or waived during the second quarter of 2018.

Shareholders are further advised that an application will be made to the TRP to obtain a ruling with regard to the Waiver.

A further announcement will be published in due course wherein Shareholders will be provided with an update on the Transaction.

Johannesburg
28 March 2018

Sponsor One Capital 42 of90.

ANNEXURE F — ENVIRONMENTAL AUTHORISATIONS AND WASTE MANAGEMENT LICENCES

[SEE ATTACHED]

1

( ,': if'" .\.) Department: Mineral r esources REPUBLIC OF SOUTH AFRICA " .\1, , J!/}' 1 Private Bag X 5, Braamfontein, 2017 Cnr De Korte and De beer Street, 78 Mineralia Building, Braamfontein, 2017. Tel: 011 358 9700 Email: Sekgale,funmy.Sekgale@dmr.gov.za Ref No: (GP) 30/5/1/2/2(07) MR From: Mineral Regulation: Gauleng Office Enquiries: Mr. Jimmy Sekgale Per Hand delivery Sibanye Gold Limited [Rand Uranium (Pty) Ltd] Private Bag X 5 Westonaria 1780 Telno: (011)2785061 Cell no: 082 602 5992 E-mail: Grant.Stuart@sibanyestillwater.com Dear Mr G Stuart APPLICATION FOR AN ENVIRONMENTAL AUTHORISATION LODGED IN TERMS OF REGULATION 16 OF THE NATIONAL ENVIRONMENTAL MANAGEMENT ACT, 1998 (ACT 107 OF 1998) (NEMA): ENVIRONMENTAL IMPACT ASSESSMENT (EIA) REGULATIONS, 2014 FOR THE INCLUSION AND UNDERTAKING OF THE LISTED ACTIVITIES ASSOCIATED WITH MINING ACTIVITIES AT RAND URANIUM (PTY) LTD (COOKE OPERATION) MINING RIGHT OF THE SIBANYE GOLD LIMITED UNDER THE EXISTING MINING RIGHT. With reference to the abovementioned application, please be advised that the Department has decided to grant an environmental authorisation in terms of regulation 24(1)(a) of the Environmental Impact Assessment Regulations, 2014 ("EIA Regulations"). The environmental authorisation and reasons for the decision are attached herewith. In terms of regulation 4(2) of the EIA Regulations, you are instructed to notify all registered interested and affected parties, in writing within 14 (fourteen) calendar days, of the date of the Department's decision in Page 1 of 2 44 of90.

respect of your application and the provisions regarding the making of appeals must be provided for in terms of the National Appeal Regulations, 2014. Should you wish to appeal any aspect of the decision, you must submit the appeal to the Minister of Environmental Affairs, within 20 days from the date of notification, and such appeal must be lodged as prescribed by Chapter 2 of the National Appeal Regulations, 2014 by means of one of the following methods: By facsimile By post By hand : (012) 359 3609 :Private Bag X 447, PRETORIA, 0001 : Environmental House, Corner Steve Bil<o and Soutpansberg Street, Arcadia, Pretoria, 0083 Should you decide to appeal, you must comply with the National Appeal Regulations, 2014 in relation to notification of all registered interested and affected. K 'ndRe rds ...................................... REGIONAL MANAGER: MINERAL REGULATION GAUTENG REGION DATE: ./.(/9.?i/::f..9.(9 Page 2 of2 45 of90.

,<:\\ ' \ I' J))l• J...t./; ;p rnineraI ----------1 tfnfi·t,l}l /'1 • -""..fl/ Department: Mineral Resources REPUBLIC OF SOUTH AFRICA Plivate Bag X 5, Braamfonteln, 2017 Cnr De Korte and De beer Streets, 78 De l<orte Str,(Mineralia Building), Braamfontein, 2017. Tel: 011 358 9700 Email: Jimnw.Sekqale@dmr.gov.za Ref No: GPJ0/5/1/212 (07) MR From: MineralRegulaUon: Gauteng Office Enquiries: Mr Jimmy Sekgale INTEGRATED ENVIRONMENTAL AUTHORISATION Reference number: GP 30/5/1/2/3/2/1 (07) EM Last amended: First Issue Holder of authorisation: Sibanye Gold Limited [Rand Uranium (Pty) Ltd] Location of activity: Portions 41 of the farm Jachtfontein 34410, 24 of the farm Modderfontein 345 IQ, 4,6, and 13 of the farm Waterpan 292 IQ, 1,14,45,185,192 and the remaining extent of the farm Randfontein 2471Q, 108 of the farm Elandsvlel 249 IQ, 1,17,169 and the remaining extent of the farm Waterval 174 IQ, the · remaining extent of the farm Brickvale 161 IQ, 2,6,7 and the remaining extent of the farm Rietfontein 162 IQ. ·DECISION ACRONYMS BWSF CPP NEMA : Bulk Water Storage Facility : Central Processing Plant :National Environmental Management Act, 1998 (Act 107 of 1998) as amended : National Environmental Management Waste Act, 2008 (Act 59 of 2008) as amended : Environmental Impact Assessment. NEMWA EIA EIA REGULATIONS : Environmental Impacts Assessment Regulations, 2014. DEPARTMENT : Department of Mineral Resources. 46 of90. Rand Uranium (Pty) Ltd: Granted EA; Ref No GP 30/5/11213/211 (07) EM Page 1 of21

EA : Environmental Authorisation. EAP : Environmental Assessment Practitioner EIAR : Environmental Impact Assessment Report EMPr : Environmental Management Programme I&APs : Interested and Affected Parties ECO : Environmental Control Officer MPRDA : Mineral and Petroleum Resources Development Act, 2002 (Act 28 of 2002) as amended : Regional Tailing Storage Facility RTSF The Department is satisfied, on the basis of information available to it and subject to compliance with the conditions of this EA, that the applicant is hereby authorised to undertake the listed activities specified below. Details regarding the basis on which the Department reached this decision are set out in Annexure "1" of this EA. ACTIVITIES APPLIED FOR By virtue of the powers conferred on it by NEMA and NEMWA, the Department hereby grants an environmental authorisation lodged by Sibanye Gold Limited [Rand Uranium (Pty) Ltd] with the following contact details-Mr Grant Stuart Sibanye Gold Limited [Rand Uranium (Pty) Ltd] Private Bag X 5 Westonaria 1780 Tel no:(011) 278 5061 Cell no:082 602 5992 to undertake the following activity listed in the 2014 EIA Regulations. 47 of 90. Page 2 of21 Rand Uranium (Pty) Ltd: Granted EA; Ref No GP 30/511121312/1 (07) EM

Listed Activity		Description of Activity	Aerial extent of the Activity
Listing notice GNR 983 (Basic Assessment) (NEMA)			
Activity 9	The development of infrastructure exceeding 1 000 m in length for the bulk transportation of water or storm water- (i) with an internal diameter of 0.36 metres or more; or (ii) with a peak throughput of 120 litres per second or more.	Water will be pumped from the Cooke 4 Shaft to the Cooke 4 South Tailings Storage Facility (TSF) to be used for the reclamation process. The pipeline will be 1.22 km in length with an internal diameter of at least 0.36 m.	3 ha
Activity 11	The development of facilities or infrastructure for the transmission and distribution of electricity- (i) outside urban areas or industrial complexes with a capacity of more than 33 but less than 275 kilovolts.	The development of facilities or infrastructure for the transmission and distribution of electricity.	300 ha
Activity 27	The clearance of an area of 1 hectares or more, but less than 20 hectares of indigenous vegetation.	Clearance of land for the construction of the Cooke thickener, Cooke 4 South thickener and pipelines	3 ha
Listing notice GNR 984 (Full Scoping and EIA) (NEMA)			

Rand Uranium (Pty) Ltd: Granted EA; Ref No GP 30/5/1/2/3/2/1 (07) EM **Page 3 of 21**

Listed Activity		Description of Activity	Aerial extent of the Activity
Activity 21	Any activity including the operation of that activity associated with the primary processing of a mineral resource including winning, reduction, extraction, classifying, concentrating, crushing, screening and washing but excluding the smelting, beneficiation, refining, calcining or gasification of the mineral resource in which case activity 6 in this Notice applies.	Cooke and Cooke 4 South thickeners will be constructed to thicken the tailings reclaimed from the Tailings Storage Facility.	5 ha
Activity 6	The development of facilities or infrastructure for any process or activity which requires a permit or licence in terms of national or provincial legislation governing the generation or release of emissions , pollution or effluent	The Cooke Tailings Storage Facility and the Cooke 4 South Tailing Storage Facility will be reclaimed as part of the Cooke Mining Right. Cooke and Cooke 4 thickeners will be constructed together with the bulk water storage facility for the completion of the reclamation activities.	179 ha

Rand Uranium (Pty) Ltd: Granted EA; Ref No GP 30/5/1/2/3/2/1 (07) EM *Page 4 of 21*

Ul 0 0 ""'l \C Rand Uranium (pty) Ltd: Granted EA; Ref No GP 30/5/1/21312/1 {07) EM PageS of21 Listed Activity Description of Activity Aerial extent of the Activity Activity 17 Any activity including the operation of that activity which requires a mining right as contemplated in section 22 of the Mineral and Petroleum Resources Development Act, 2002 (Act No.28 of2002), including associated infrastructure, structures and earthworks, directly ,related to the extraction of a mineral resource, including activities for which an exemption has been issued in terms of section 106 of the Mineral and Petroleum Resources Development Act, 2002 (Act No. 28 of 2002).. The reclamation activities proposed to occur at the Cooke Tailings Storage Facility and the Cooke 4 South Tailings Storage Facility. 184 ha

The above mentioned listed activities will be carried out as described in the Environmental Impact Assessment Report (EIAR) received on 15 July 2016 at the following coordinates: Pipeline Route Coordinates; -------------------------------------- --51of90. Rand Uranium (Ply) Ltd: Granted EA; Ref No GP 301511121312/1 (07) EM Page 6 of 21 Pipeline Latitude Longitude I\ Cooke 2 shaft to Cooke 1 shaft 26° 16' 21 .524" s 26° 16' 17.768" s 26" 16' 10.724" s 26° 16' 3.601" s 26° 15' 56.463" s 26° 15' 49.336" s 26° 15' 42.220" s 26° 15' 35.616" s 26° 15' 29.996" s 26° 15' 24.387" s 26° 15' 18.722" s 26° 15' 13.108" s 26° 15' 7.498" s 26° 15' 2.008" s 26° 15' 5.359" s 26° 15' 5.392" s 27" 42' 53.262" E 27" 42' 59.579" E 27° 43' 4.041" E 27" 43' 8.369" E 27" 43' 12.665" E 27° 43' 16.984" E 27" 43' 21.328" E 27" 43' 26.416" E 27" 43' 32.918" E 27" 43' 39.433" E 27" 43' 45.887" E 27" 43' 52.395" E 27" 43' 58.908" E 27" 44' 5.471" E 27" 44' 12.674" E 27" 44' 14.242" E Cooke 1 shaft to Cooke TSF 26° 15'6.158" s 26° 15' 0.318" s 26° 14' 55.019" s 26° 14' 47.336" s 26° 14' 39.887" s 26° 14' 40.920" s 26° 14' 41.046" s 26° 14' 33.493" s 26° 14' 25.903" s 26° 14'17.841" s 27" 44' 16.023" E 27" 44' 11.599" E 27" 44' 7.031" E 27" 44' 9.504" E 27" 44' 13.085" E 27" 44' 20.479" E 27° 44' 27.434" E 27" 44' 30.746" E 27" 44' 33.946" E 27" 44' 37.085" E Cooke Thickener to C4S 26° 14' 20.029" s 26° 14' 27.119" s 26° 14' 34.699" s 26° 14'42.258" s 26° 14'40.110'' s 26° 14'41.178" s 26° 14' 48.661" s 26° 14' 56.412" s 27" 44' 35.011" E 27" 44' 33.250" E 27" 44' 30.019" E 27" 44' 26.725" E 27" 44' 18.775" E 27" 44' 12.267" E 27" 44'8.774" E 27" 44' 6.670" E

2.576" s 8.162" s 761" s 19.402" s 25.042" s 30.648" s 36.278" s 43.067" s 50.212" s 57.359" s 4.497" s 11.624" s 714" s 25.961" s 32.963" s 40.223" s 481" s 54.707" s 1.955" s 9.201" s 16.456" s 24.032" s 32.060" s 40.087" s 48.067" s 51.374" s 51.482" s 54.738" s 1.520" s 9.362" s 211" s .048" s 31.343" s 31.892" s 32.359" s 37.287" s 45.394" s 53.507" s ------------------------------------------ 52of90. Rand Uranium (Pty) Ltd: Granted EA; Ref No GP 30/5/11213/2/1 (07) EM Page 7 of 21 Pipeline Latitude Longitude 26° 15' 26° 15' 26° 15'13. 26° 15' 26° 15' 26° 15' 26° 15' 26° 15' 26° 15' 26° 15' 26° 16' 26° 16' 26° 16'18. 26° 16' 26° 16' 26° 16' 26° 16'47. 26° 16' 26° 17' 26° 17' 26° 17' 26° 17' 26° 17' 26° 17' 26° 17' 26° 17' 26° 17' 26° 17' 26° 18' 26° 18' 26° 18'17. 26° 18' 25 26° 18' 26° 18' 26° 18' 26° 18' 26° 18' 26° 18' 2r 44' 4.385" E 27" 43' 57.849" E 27" 43' 51.325" E 2r 43' 44.844" E 27" 43' 38.363" E 27° 43' 31.846" E 2r 43' 25.355" E 2r 43' 20.546" E 2r 43' 16.262" E 2r 43' 11.986" E 27" 43' 7.687" E zr 43' 3.367" E 27° 42' 58.990" E 2r 42' 55.376" E 2r 42' 56.954" E 2r 43' o.993" E 2r 43' 5.035" E 2r 43' 9.148" E 2r 43' 13.212" E 2r 43' 17.283" E 2r 43' 21.331" E 2r 43' 23.164" E 2r 43' 21.799" E 2r 43' 20.426" E 2r 43' 19.273" E 2r 43' 13.423" E 2r 43' 4.413" E 2r 42' 56.915" E 2r 42' 52.058" E 2r 42' 49.714" E 2r 42' 47.398" E 2r 42' 45.037" E 2r 42' 41.304" E 2r 42' 32.313" E 2r 42' 23.318" E 2r 42' 19.127" E 2r 42' 18.734" E 2r 42' 18.507" E

Thickener and BWSF Central Coordinates; Detailed specifications of the activity are as follows: ------------------------------------------------ --53of90. Rand Uranium (Pty) Ltd: Granted EA; Ref No GP 30/511/2/3/2/1 (07) EM Page 8 of 21 Proposed details of the activities are as follows: Main activities pertaining to this Environmental Authorisation are: i) The inclusion of Cooke 4 South TSF (Currently held under prospecting right GP 307 PR); into the Cooke Mining Right Area ii)The reclamation of Cooke and Cooke 4 South TSFs; iii)The construction and operation of: •The Cooke Thickener; •The Cooke Bulk Water Storage Facility (BWSF); and. Infrastructure Latitude Longitude Thickener and BWSF 26° 14' 17.747" s 27" 44' 35.682" E Pipeline Latitude Longitude 26" 19'1.616" s 26" 19' 9.737" s 26" 19'17.856" s 26" 19' 25.973" s 26° 19' 34.091" s 26" 19' 42.203" s 26" 19' 50.297" s 26" 19' 58.230" s 26° 20' 5.717" s 26" 20' 13.16211 s 26" 20' 20.64711 s 26° 20' 28.14011 s 26° 20' 35.626 11 s 26" 20' 43.084" s 26" 20' 50.521" s 26° 20' 57.97611 s 26° 21' 5.208" s 26° 21' 12.41911 s 26° 21' 19.48711 s 26" 21' 26.447" s 26° 21' 32.799" s 27" 42' 18.071" E 27" 42' 17.960" E 27" 42' 17.716" E 27" 42' 17.452" E 27" 42' 17.348" E 27" 42' 16.927" E 27" 42' 16.337" E 27" 42' 17.969" E 27" 42' 21.461 11 E 27" 42' 25.061 11 E 27" 42' 28.559" E 27" 42' 32.03811 E 27" 42' 35.533" E 27" 42' 39.102" E 27" 42' 42.72311 E 27" 42' 46.30011 E 27" 42' 50.38311 E 27o 42' 54.528" E 27" 42' 58.40311 E 27" 42' 56.385" E 27" 42' 56.996" E

The granting of this EA is subject to the conditions set out below (site specific) and In Annexure 2 (Departmental standard conditions) which must be adhered to throughout the life cycle of the operation The EMPr attached to the EIAR as part of the application for an EA is hereby approved and must also be adhered to. SITE SPECIFIC CONDITIONS 1. Construction and Operation 1.1 This Environmental Authorisation (EA) is solely for the activities Indicated above. This EA is linked to the existing mining right with reference GP 30/5/1/2/2 (07) MR issued to Sibanye Gold Limited [Rand Uranium (Pty) Ltd]. The EA holder must comply with the conditions of the Water Use License issued by the Department of Water and Sanitation in relation to all activities that are authorized therein. Adequate servitudes (preferably recommended by the Engineer) must be put in place for ease of maintenance of the facilities during operational phase and to effectively deal with any emergency that might arise. All affected parties In the route of the pipeline, powerline and roads should be consulted to minimise disruptions where road closures or other interruptions may occur so that satisfactory alternative arrangements are made. Where such disruptions occur, these should be agreed to in writing with the affected parties concerned and proof thereof must be made available to the authorities if required. This should include sufficient and timely notification to the interruptions and detours must be adequately demarcated. Construction should occur in the dry season in the shortest time as possible and must be limited to non windy days. Construction campsite must not be located closer than 100 meters to any stream, river, wetland or watercourse. All construction staff must be equipped with emergency procedures in case of any accident. The sections of the pipeline crossing watercourses must not have joints and must be fitted with HOPE sleeves. Where the path of the pipeline traverses sensitive areas, the pipeline should detour around such area, unless it will be constructed in an existing servitude where the land has already been disturbed. 1.2 1.3 1.4 1.5 1.6 1.7 1.8 1.9 ----------------------------------------------------------54of90. Page 9 of 21 Rand Uranium (Pty) Ltd: Granted EA,· Ref No GP 30/511/213/211 (07) EM iv) Construction of roads, power lines, pipelines and pump stations associated with the above listed infrastructure.

'1.10 Construction of all pipelines must be above the 1:100 year floodline and designed to withstand exceptional rainfall events. Additional precautionary measures should be put in place to prevent corrosion where the pipeline will traverse in wetlands or sensitive areas. Contingency plans should be made available indicating how potentialleal<s in wetlands or sensitive areas will be detected and dealt with. Adequate security measures and deterrents must be put in place to reduce incidents of attempted pipe theft or early detection thereof. All affected parties in the pipeline route must be consulted to minimise disruptions where roads closures or other interruptions may occur so that satisfactory alternate arrangements are made. Where such disruptions occur, theses should be agreed to in writing with the affected parties and proof thereof must be made available to the authorities If required. This should include sufficient and timely notification to the interruptions and detours must be adequately demarcated. Ponding of water within the reclamation area must be prevented must at all cost to ensure that contaminated water does not enter the groundwater regime. The slope of the Tailings Storage Facilities being reclaimed must not be more than 18% to prevent slope failure. Pump stations should be housed in noise attenuating enclosures. An Auditable Maintenance Plan must be developed to ensure that all critical environmental equipment is maintained as required. A discussion on the implementation of and compliance with the maintenance plan must be included in the annual audit reports. Quality assurance on the installation and routine checks must be conducted once a month in order to ensure effective and continued performance. Preparation of the construction materials should occur far from the riparian area and outside the 1:100 year flood line. l(any soil contamination is noted during the construction phase of the proposed activities, the contaminated soil must be removed to a suitable waste disposal facility and the site must be rehabilitated to the satisfaction of this Department and Department of Water and Sanitation (DWS). The opportunity for the on site remediation and re-use of contaminated soil must be investigated prior to disposal and this Department must be informed in this regard. The clean and dirty water systems must be separated, to prevent contaminated run-off from entering the surface water, groundwater and soil. Public access to the site must be restricted. Suitable signage's to warn the public about hazards must be erected on site. 1.11 1.12 1.13 1.14 1.15 1.16 1.17 1.18 1.19 1.20 1.21 1.22 55 of90. Page 10 of21 Rand Uranium (Pty) Ltd: Granted EA; Ref No GP 30151112/3/211 (07) EM

1.23 The proposed development must comply with the requirements of the Occupational Health and Safety Act, 1993 (Act No. 83 of 1993), National Nuclear Regulator Act, 1999 (Act No. 47 of 1999) and any other applicable legislation. Disturbance to any wetlands must be minimized during construction activities. Rehabilitation of all affected areas must take place either concurrently or immediately after construction activities. No exotic plants must be used for rehabilitation purposes. Rehabilitation of the Tailings Storage Facility (ies) footprints must be in accordance with the rehabilitation plan attached as Annexure Q in the EIA. Any post-development re-vegetation or landscaping exercise must use species indigenous to the surrounding area. The holder of the authorisation must ensure that vehicles used for construction purposes are maintained in good condition in order to minimize noise, vehicle exhaust emissions, and the risk of soil contamination through the loss of lubricants and hydraulic fluids. Topsoil stockpiles must be vegetated with plants that are indigenous to the surrounding area. Areas with archaeological importance must be fenced off and appropriate signage must be placed. Should any historical, cultural, paleontological resources and graves be found in the sites, all construction activities must be suspended and South African Heritage Resources Agency (SAHRA) must be contacted immediately. The discoveries must be cordoned off. Adequate servitudes must be put in place for ease of maintenance and to deal effectively with emergencies during operational phase of the project. An alien plant management programme or strategy to control the presence and spread of alien plants which includes must be instituted. Such a strategy must entail the identification of areas where such infestation · occurs and the extent. All waste streams to be generated during the construction phase must be managed in accordance with the hierarchy of waste management principles and disposal at a licensed landfill site must be the last option. Any solid waste shall be disposed of at a landfill licensed in terms of section 20 {b) of the National Environment Management Waste Act 2008 (Act 59 of 2008). Erosion prevention mechanisms must be employed to ensure stability of all structures and to prevent in stream sedimentation. Community awareness should be implemented as part of stakeholder engagement procedure to create awareness of biodiversity and the preservation of natural habitat. 1.24 1.25 1.26 1.27 1.28 1.29 1.30 1.31 1.32 1.33 1.34 1.35 1.36 1.37 ------------------------------------------------------------56of90. Rand Uranium (Pty) Ltd: Granted EA; Ref No GP 30/5111213/2/1 (07) EM Page 11 of 21

1.38 Any complaints received from the public during construction and operational phase of the activity must be attended to as soon as possible and addressed to the satisfaction of all concerned. Site closure and decommissioning 2. 2.1 The footprint of the Tailings Storage Facility(les) must undergo a land contamination assessment to assess the extent of the contamination after reclamation. 2.2 A remediation feasibility study must be conducted to assess the phytoremediation options or complete removal and replacement of the topsoil on the footprint. 2.3 A rehabilitated area must be contoured and profiled to create a free draining topography. 2.4 All mitigation measures outlined in the closure and rehabilitation reports must be implemented. ANNEXURE 1: REASONS FOR THE DECISION 1. Background Sibanye Gold Limited submitted an application for an EA to undertake activities listed in the EIA Regulations, 2014 as indicated on pages 3 and 4 of this EA. 2. Information considered in making the decision In reaching Its decision, the Department took, ;nter aHa, the following Into consideration - a) b) c) The Information contained in the application form received by the Department on 06 October 2015; The information contained in the Scoping Report received by the Department on 13 November 2015; The Information contained in the Environmental Impact Assessment Report received by the Department on 24 March 2016. Comments received from the Department of Water and Sanitation on 06 July 2016. The information contained in the amended Environmental Impact Assessment Report received by the Department on 15 July 2016. The objectives and requirements of the applicable and relevant legislation, policies and guidelines and the EIA Regulations; Public Participation Process (PPP) contained in the Environmental Impact Assessment Report; and d) e) D g) ---------------------------------=----------------- 57of90. Rand Uranium (Pty) Ltd: Granted EA; Ref No GP 30/5/1/213/211 (07) EM Page 12 of 21

h) The findings of the pre-approval site inspection conducted by the officials of this Department with the representatives of Digby Wells Environmental (the project EAP) and the Mine's Environmental team on 20 and 21 April2016. 3. Key factors considered in making the decision All information presented to the Department was taken into account in the Department's consideration of the application. A summary of the issues which, in the Department's view, were of the most significance are set out below: a) The biophysical setting and the characteristics of the area in which the activities applied for are proposed to be undertaken; A sufficient PPP was undertaken and the applic mt has satisfied the minimum requirements as prescribed in the EIA Regulations of 2014 for public involvement; and The environmental impacts associated with the proposed construction of infrastructure and the reclamation of the TSF can be addressed if the proposed mitigation measures outlined in the EIAR and the conditions of this authorisation are implementation accordingly. b) c) ANNEXURE 2 DEPARTMENTAL STANDARD CONDITIONS 1. SCOPE OF AUTHORISATION 1.1.The holder of the EA shall be responsible for ensuring compliance with the conditions contained in the EA. This includes any person acting on the holder's behalf, including but not limited to an agent, servant, contractor, subcontractor, employee, consultant or any person rendering a service to the holder of EA. 1.2.Any changes to, or deviation from the project description set out in this EA must be approved in writing by this Department before such changes or deviation may be effected. In assessing whether to grant such approval or not, the Department may request such information as it deems necessary to evaluate the significance and impacts of such changes or deviation and it may be necessary for the holder of the EA to apply for further authorisation in terms of the EIA Regulations. 1.3.The activities, which are authorised, may only be carried out at the properties indicated in the EA and or on the approved EMPr. ----------------------------------------------------58of90. Rand Uranium (Ply) Ltd: Granted EA; Ref No GP 30/51112/3/211 (07) EM Page 13 of 21

1.4. Where any of the holder of the EA contact details change including the name of the responsible person, physical/postal address or telephonic details, the holder of the EA must notify the Department as soon as the new details become known to the holder of the EA. 1.5. The EA does not negate the responsibility of the holder to comply with any other statutory requirements that may be applicable to the undertaking of such activities. 1.6. The holder of the EA must ensure that all areas where the authorised activities occur have controlled access to ensure safety of people and animals. 2. APPEAL OF AUTHORISATION 2.1.The holder of EA must in writing, within 14 (fourteen) calendar days of the date of this decision and in accordance with EIA Regulation 4(2). 2.2.Notify all registered I&APs of-2.2.1. 2.2.2. 2.2.3. 2.2.4. The outcome of the application; The date of the decision; The date of issue of the decision and; The reasons for the decision as included in (Departmental Standard Conditions). Annexure 1 and this Annexure 2 2.3.Draw the attention of all registered I&APs to the fact that an appeal may be lodged against the decision in terms of the National Appeals Regulations, 2014. 2.4.Draw the attention of all registered I&APs to the manner in which they may access the decision. 2.5. Provide the registered I&APs with the: 2.5.1. 2.5.2. 2.5.3. 2.5.4. Name of the holder (entity) of this EA; Name of the responsible person for this EA; Postal address of the holder; Telephonic and fax details of the holder and 2.5.5. E-mail address of the holder if any. 3. COMMENCEMENT OF THE ACTIVITY 3.1.1n order to ensure safety, all employees must be given the necessary personnel protective equipment (PPE). 3.2.This EA must be provided to the site operator and the requirements thereof must be made fully l<nown to him or her. -------------------------------------- 59of90. Rand Uranium (Pty) Ltd: Granted EA; Ref No GP 30/5111213/2/1 (07) EM Page 14 of 21

3.3.Appropriate notification sign(s) must be erected on the plant site to warn the public (residents, visitors etc.) about the hazard around the plant site and presence of heavy machinery (if any). 3.4. Vegetation clearance must be limited to areas where the individual activity will occur, and mitigation measures must be implemented to reduce the risk of erosion and alien species invasion. 3.5.Topsoil and subsoil must be protected from contamination or pollution. Stockpiling must not take place in drainage lines or areas where it will impede surface water runoff. 3.6.1f any soil contamination is noted at any phase of the proposed activity, the contaminated soil must be removed and disposed of at a licensed waste disposal facility and the site must be rehabilitated to the satisfaction of this Department and Department of Water and Sanitation. The opportunity for the onsite remediation and re-use of contaminated soil must be investigated prior to the disposal and this Department must be informed in this regard. 3.7.An integrated waste management approach must be implemented that is based on waste minimization and must incorporate avoidance, reduction, recycling, treat, reuse and disposal where appropriate. Uncontaminated rubble generated on site can be re-used as back filling material on site. Ensure that no refuse or rubble generated on site is placed, dumped or deposited on the adjacent properties or public places and open space. 3.8.ln terms of sections 28 and 30 of NEMA, and sections 19 and 20 of the National Water Act, 1998 (Act No. 36 of 1998), any costs incurred to remedy environmental damage must be borne by the person responsible for the damage. It is therefore imperative that the holder of the EA reads through and understand the legislative requirements pertaining to this activity. It is the applicant's responsibility to take reasonable measures to inform and educate contractors and employees about environmental risks of their work and training them to operate in an environmentally acceptable manner. 3.9. Residents (if any) on the properties and surrounding areas must be Informed of any unusual noisy activities that are planned. 3.10. Mixing of cement, concrete, paints, solvent, sealants and adhesive must be done in specified areas on concrete aprons or on protected plastic linings to contain spillage or overflow onto soil to avoid contamination of underground water and environmental damage. 3.11. Should any heritage remains be exposed during operation or any actions on the site, these must immediately be reported to the South African Heritage Resource Agency (SAHRA). Heritage remains uncovered or disturbed during earthworks must not be further disturbed until the necessary approval has been obtained from the South African Heritage Resource Agency (SAHRA). 3.12. Care must be taken to ensure that the material and excavated soil required for backfilling are free of contamination from hydrocarbons. 3.13. Hydraulic fluids or chemicals required during the installation of the plant must be stored in a concrete lined surface with bund walls and must be designed in such a manner that any spillage can be contained and reclaimed without any impact on the surrounding environment. Should any spills occur ---------------------------------------------------- --60of90. Rand Uranium (Ply) Ltd: Granted EA; Ref No GP 30/511/2/3/2/1 (07) EM Page 15 of 21

it must be cleaned immediately by removing spillage together with the polluted solids and dispose of in the authorised disposal site permitted for such waste. The regional office of the Department of Water and Sanitation must be notified within 24 hours of an incident that may pollute surface and underground water resources. 3.14. The holder of EA must ensure that any water uses listed in terms of section 21 of National Water Act, 1998 (Act 36 of 1998) get authorization from Department of Water and Sanitation prior to the commencement of such activity (ies). 3.15. This EA does not purport to absolve the holder of EA from its common law obligations towards the owner of the surface of land affected. 3.16. The holder of EA must ensure that rehabilitation of the disturbed areas caused by operation(s) at all times comply with the approved EMPr. 3.17. This EA may be amended or withdrawn at any stage for non-compliance and provides no relief from the provisions of any other relevant statutory or contractual obligations. 3.18.The holder of EA must note that in terms section 43A of the National Environmental Management: Waste Act, 2008 (Act No. 59 of 2008), residue deposit and residue stockpile must be deposited and managed in a prescribed manner on any site demarcated for that purpose in the approved EMPr. No person may temporary or permanently deposits residue stockpile or residue deposit on any area or site other than on site indicated on the approved EMPr. 3.19. The holder of EA must note that in terms section 20 of the National Environmental Management: Waste Act, 2008 (Act No. 59 of 2008), no person may commence, undertake or conduct a waste management activity, except in accordance with the requirements of norms and standards determined in terms of section 19(3) for that activity or a waste management licence is issued in respect of that activity if licence is required. 3.20. An appeal under section 43(7) of the National Environmental Management Act, 1998 (NEMA) (Act 107 of 1998) (as amended) suspend an EA or exemption or any provisions of conditions attached hereto, or any directive unless the Minister directs otherwise. 3.21. Should you be notified by the Minister of a suspension of the authorisation pending appeal procedure, you may not commence/continue with the activity (ies) until such time that the Minister allows you to commence with such activity (ies) in writing. 3.22. The Department reserves the right to audit and/or inspect the activity (ies) without prior notification at any reasonable time and at such frequency as may be determined by the Regional Manager. 3.23. The waste storage site must have a firm, impermeable, chemical resistant floors and a roof to prevent direct sunlight and rain water from getting in contact with the waste. 3.24. Subject to the commencement and duration requirements of the MPRDA and NEMA for the listed activity, this EA is valid for the period for which the aforesaid right is issued provided that this activity must commence within 10 years. If the commencement of the proposed activity does not occur within ----------------------------------------------------61of90. Rand Uranium (Pty) Ltd: Granted EA; Ref No GP 30/5/112/3/211 (07) EM Page 16 of 21

the specified period, the EA lapses and a new application for EA in terms of the NEMA and the EIA Regulations should be made for the activity to be undertaken. 3.25. The commissioning and decommissioning of individual activity within the overall listed activities must take place within the phases and timeframes as set out in EMPr. 3.26. The listed activity, including site preparation, must not commence within 20 (twenty) calendar days of the date of the notification of the decision being sent to the registered I&APs. In the event that an appeal is lodged with the appeal administrator, the effect of this environmental authorisation is suspended until such time as the appeal is finalised. 3.27. Should there be any conflicting conditions between this EA and other approval granted by other authorities, it is upon the holder of EA to bring it to the attention of the Department for resolution. 4. MANAGEMENT OF ACTIVITY (IES) 4.1.A copy of the EA and EMPr must be kept on site office where the activity will be undertaken. The EA and EMPr must be produced to any authorised official{s) of this Department who requests to see it and must be made available for inspection by any employee or agent of the holder of the EA who works or undertakes work at the properties. 4.2. The content of the EMPr and its objectives must be made known to all contractors, subcontractors, agent and any other people working on the site, and any updates or amendments to the EMPr must be submitted to the Department for approval. 4.3.Regular monitoring and maintenance of storm water drainage facilities must be conducted at all times and if damaged, they must be repaired as directed by the Department or any other relevant authority. 4.4.A buffer zone of 100 metres between the activity (ies) and the residential areas, cemeteries or burial grounds must be clearly demarcated and maintained. 4.5.The holder of the EA must prevent nuisance conditions or health hazards, or the potential creation of nuisance conditions or health hazards. 4.6.The holder of the EA must ensure that all non-recyclable waste are disposed of at waste management facilities licenced to handle such wastes and all recyclable waste are collected by licenced waste management facilities for recycling, reuse or treatment. 4.7. The holder of the EA must ensure that all liquid wastes, whose emissions to water or land could cause pollution are diverted to sewer, after testing water quality and receiving written approval from the relevant local authority. 4.8.Non-compliance with any condition of this EA or EMPr may result in the issuing of a directive in terms of section 28 and or a compliance notice in terms of section 31L of NEMA. --------------------------------------62of90. Rand Uranium (Pty) Ltd: Granted EA; Ref No GP 30/5/1/2/3/211 (07) EM Page 17 of 21

4.9. Should it be discovered or come to the attention of the Department that the EA has been obtained through fraud, non-disclosure of information or misrepresentation of a material fact, the Department will suspend your EA in terms of the provisions of regulation 38(1) of the EIA Regulations. 4.10. This EA only authorises activities specified in Annexure 1 and a new authorisation must be applied for in respect of any new listed activity not specified as part of Annexure 1. This condition is also applicable in the case of the amendment, addition, substitution, correction, and removal or updating of any detail in the aforesaid EMPr. 4.11. Rehabilitation of the disturbed surface caused by the operation at all times must comply with the conditions set out in the approved EMPr. 4.12. Erosion and soil loss must be prevented by minimizing the construction site exposed to surface water run-off. 5. REPORTING TO THE DEPARTMENT 5.1.The holder of the EA must submit an Environmental Audit Report to this Department biennially and such report must be done by qualified Environmental Assessment Practitioner and audit report must specify whether conditions of this environmental authorisation and EMPr/closure plan are complied with to: 5.1.1. identify and assess any new impacts and risks as a result of undertaking the activity/ies, if applicable; 5.1.2. identify shortcomings in the EMPr/closure plan, if applicable; 5.1.3. identify the need, if any, for any changes to the management, avoidance and mitigation measures provided for in the EMPr/closure plan; if applicable, specify that the corrective action/s taken for the previous audit's non-conformities was adequate; Specify the name of the auditor; and The audit report must be submitted by the holder to the competent authority within 30 days from the date on which the auditor finalised the audit. 5.1.4. 5.1.5. 5.1.6. 5.2.Should any shortcomings in terms of Regulation 34(4) be identified, the holder must submit recommendation to amend the EMPr/closure plan in order to rectify any.shortcomings identified with the aforementioned audit report. 5.3.Any complaint received from the I&AP during all phases of the operation must be attended to as soon as possible and addressed to the satisfaction of all concerned interested and affected parties. ---------------------------------------- 63of90. Rand Uranium (Pty) Ltd: Granted EA; Ref No GP 30/5/1/2/3/211 (07) EM Page 18 of21

5.4. The holder of the EA must annually assess the environmental liabilities of the operation by using the master rates in line with the applicable Consumer Price Index (CPI) at the time and address the shortfall on the financial provision submitted in terms of section 24P of NEMA. 5.5. The holder of the EA must, within 24 hours of incidents occurring, notify the Competent Authority of the occurrence or detection of any incident on the site, or incidental to the operation of the site, which has the potential to cause, or has caused pollution of the environment, health risks, nuisance conditions or water pollution. 5.6.The holder of the EA must, within 14 days, or a shorter period of time, if specified by the Competent Authority from the occurrence or detection of any incident referred to in condition 5.5, submit an action plan, which must include a detailed time schedule, and resource allocation signed off by top management, to the satisfaction of the Competent Authority of measures taken to-5.6.1. 5.6.2. 5.6.3. Correct the impact resulting from the incident; Prevent the incident from causing any further impact; and Prevent a recurrence of a similar incident. 5.7.1n the event that measures have not been implemented within 21 days of the incident referred to in condition 5.6, or measures which have been implemented are inadequate, the Competent Authority may implement the necessary measures at the cost of the holder of the EA. 6. SITE SECURITY AND ACCESS CONTROL 6.1. The holder of the EA must ensure effective access control on the site to reasonably prevent unauthorised entry. Signs indicating the risks involved in unauthorised entry must be displayed at each entrance. 6.2. Weather proof, durable and legible notices in at least three official languages applicable in the area must be displayed at each entrance to the Site. These notices must prohibit unauthorised entry and state the hours of operation, the name, address and telephone number of the holder of the EA and the person responsible for the operation of the site. 7. EMERGENCY PREPAREDNESS PLAN 7.1. The holder of the EA must maintain and implement an emergency preparedness plan and review it biennially when conducting audit and after each emergency and or major accident. The plan must, amongst others, include: 7.1.1.SiteFire 7.1.2. Spillage 64 of90. Rand Uranium (Pty) Ltd: Granted EA; Ref No GP 30/5/1/2/31211 (07) EM Page 19 of21

7.1.3. 7.1.4. 7.1.5. Natural disasters such as flood Industrial action Contact details of police, ambulances and any emergency centre closer to the site. 7.2. The holder of EA must ensure that an up to date emergency register is kept during all phases of the operation. This register must be made available upon request by the Department. 8. INVESTIGATIONS 8.1.1f, In the opinion of the Competent Authority, nuisances or health risks may be or is occurring on the site, the holder of the EA must initiate an investigation into the cause of the problem or suspected problem. 8.2.1f, in the opinion of the Competent Authority, pollution may be or is occurring, the holder of the EA must initiate an investigation into the cause of the problem or suspected problem. Such investigation must include the monitoring of the water quality variables, at those monitoring points and such frequency as may be specified by the Competent Authority. 8.3.1nvestigations carried out in terms of conditions 8.1 and 8.2 above must include the monitoring of the relevant environmental pollution, nuisance and health risk variables, at those monitoring points and such frequency to be determined in consultation with the Competent Authority. 8.4.Should the investigation carried out as per conditions 8.1 and 8.2 above reveal any unacceptable levels of pollution, the holder of the EA must submit mitigation measures to the satisfaction of the Competent Authority. 9. DECOMMISSIONING 9.1.Decommissioning of individual activities must comply with the EIA Regulations. 10. SITE CLOSURE 10.1. The holder of EA must apply for a closure certificate in terms of Section 43 of Mineral and Petroleum Resources Development Act (Act 28 of 2002), as amended within 180 days of occurrence of lapsing, abandonment, cancellation, cessation, relinquishment and completion of development. 10.2. The application for closure indicated above must be submitted together with all relevant documents as indicated in Section 43 of Mineral and Petroleum Resources Development Act (Act 28 of 2002), as amended. 65 of90. Rand Uranium (Pty) Ltd: Granted EA; Ref No GP 30151112/3/211 (07) EM Page 20 of21

10.3. No exotic plants may be used for rehabilitation purposes only indigenous plant can be utilized for rehabilitation purposes. 10.4. The holder of EA remains responsible for any environmental liability, pollution or ecological degradation, the pumping and treatment of extraneous water, compliance with the conditions of EA and the management and sustainable closure thereof until the Minister has issued a Closure Certificate in terms of Section 43 of Mineral and Petroleum Resources Development Act (Act 28 of 2002). Where necessary the Minister may retain certain portion of financial provision for residual, health or environmental impacts that might be known in future. In view of the above, the Department is satisfied that, subject to compliance with the conditions contained in the EA, the proposed activity will not conflict with the general objectives of integrated environmental management laid down in Chapter 5 of the National Environmental Management Act, 1998 and that any potentially detrimental environmental impacts resulting from the proposed acceptable levels. The environmental authorisation is accordingly granted. activity can be mitigated to Kind Regards nnhjj)J .................. .. SM MABASO REGIONAL MANAGER: MINERAL REGULATION ;: .7.17.;, /?.PI..4f...... 66 of90. Page 21 of21 Rand Uranium (Pty) Ltd: Granted EA; Ref No GP 30/51112131211 (07) EM

DMR10 Department: Mineral Resources REPUBLIC OF SOUTH AFRICA Private Bag X 5, Braamfontein, 2017 Cnr De l<orte and De beer Street, 78 Mlneralia Building, Braamfontein, 2017. Tel: 011 358 9700 Email: Nl<asinalllUvlahlaba@dmr.qov.za Ref No: GP 30/5/1/3/2 (38) MR/ GP 30/5/1/2/3/2/1 (38) MR From: Mineral Regulation: Gauteng Office Enquiries: NkosinothlMahlaba BvMail Sibanye Gold Limited Private Bag X5 WESTONARIA 1780 Tel: (011) 278 5061 Cell: 082 602 5992 Dear Mr Grant Stuart APPLICATION FOR AN ENVIRONMENTAL AUTHORISATION LODGED IN TERMS OF REGULATION 16 OF THE NATIONAL ENVIRONMENTAL MANAGEMENT ACT, 1998 (ACT 107 OF '1998) (NEMA): ENVIRONMENTAL IMPACT ASSESSMENT (EIA) REGULATIONS, 2014 FOR THE CONTRUCTION OF A 18.5KM PIPELINE AND ASSOCIATED INFRASTRUCTURE AT EZULWINIIN RESPECT OF PORTIONS 4, 6 AND 13 OF THE FARM WATERPAN 292 IQ, PORTION 41 OF THE FARM JACHTFONTEIN 3441Q AND PORTION 24 OF THE FARM MODDERFONTEIN 3531Q IN THE MAGISTERIAL DISTRICT OF WESTONARIA, GAUTENG PROVINCE. With reference to the abovementioned application, please be advised that the Department has decided to grant an environmental authorisation in terms of regulation 24(1)(a) of the Environmental Impact Assessment Regulations, 2014 ("EIARegulations"). The environmental authorisation and reasons for the decision are attached herewith. In terms of regulation 4(2) of the EIA Regulations, you are instructed to notify all registered interested and affected parties, in writing within 14 (fourteen) calendar days, of the date Page 1 of 2 Environmental AuthorisationGP 30/5/1/2/2 (38) MR 67 of90.

of the Department's decision in respect of your application and the provisions regarding the making of appeals must be provided for in terms of the National Appeal Regulations, 2014. Should you wish to appeal any aspect of the decision, you must submit the appeal to the Minister of Environmental Affairs, within 20 days from the date of notification, and such appeal must be lodged as prescribed by Chapter 2 of the National Appeal Regulations, 2014 by means of one of the following methods: By facsimile By post By hand : (012) 359 3609 : Private Bag X 447, PRETORIA, 0001 : Environmental House, Corner Steve Bil<o and Soutpansberg Street, Arcadia, Pretoria, 0083 Should you decide to appeal, you must comply with the National Appeal Regulations, 2014 in relation to notification of all registered interested and affected. REGIONAL MANAGER: MINERAL REGULATION GAUTENG RE?)ON DATE: Jf/t.§.(..?.(!.(?_....... Environmental Authorisation-GP 30/5/1/2/2 (38) MR Page 2 of2 68 of90.

DMr< 10 Department: Mineral Resources REPUBLIC OF SOUTH AFRICA Private Bag X 5, Braamfontein, 2017 Cnr De l<orte and De Beer Streets,78 De l<orte Str (Mineralia Building), Braamfonteln, 2017. Tel: 011 358 9700 Email: Nkosinathi.Mahlaba@dmr.gov.za Ref No: GP 30/5/1/2/2 (38) MR From: Mineral Regulation: Gauleng Office Enquiries: Nl<oslnalhlMahlaba ENVIRONMENTAL AUTHORISATION Reference number: GP 30/5/1/2/3/2/1 (38) EM last amended: First Issue Holder of authorisation: Sibanye Gold Limited location of activity: Portions 4, 6 and 13 of the farm Waterpan 292 IQ, Portion 41 of the farm Jachtfontein 344 IQ and Portion 24 of the farm Modderfontein 353 IQ in the Magisterial District of Westonaria, Gauteng Province DECISION ACRONYMS NEMA : National Environmental Management Act, 1998 (Act 107 of 1998) as amended : National Environmental Management Waste Act, 2008 (Act 59 of 2008) as amended : Environmental Impact Assessment. NEMWA EIA EIA REGULATIONS: Environmental Impacts Assessment Regulations, 2014. DEPARTMENT : Department of Mineral Resources. : Environmental Authorisation. EA EAP : Environmental Assessment Practitioner Department of Mineral Resources: Granted EA; Ref No GP 30/511/2131211 (38) EM Page 1 of 22 69 of90.

EIAR : Environmental Impact Assessment Report EMPr : Environmental Management Programme I&APs : Interested and Affected Parties ECO : Environmental Control Officer MPRDA : Mineral and Petroleum Resources Development Act, 2002 (Act 28 of 2002) as amended The Depatiment compliance with is satisfied, on the basis of information available to it and subject to the conditions of this EA, that the applicant is hereby authorised to undertake the listed activities specified below. Details regarding the basis on which the Department reached this decision are set out in Annexure "1" of this EA. ACTIVITIES APPLIED FOR By virtue of the powers conferred on it by NEMA and NEMWA, the Department hereby grants an environmental authorization lodged by Sibanye Gold Limited with the following contact details-Mr Grant Stuart Sibanye Gold Limited Private Bag X 5 Westonaria 1780 Tel no: (011) 278 5061 Cell no: 082 602 5992 to undertake the following activities listed in the EIA Regulations: Department of Mineral Resources: Granted EA; Ref No GP 30/5111213/211 (38) EM Page 2 of 22 70 of90. Activity No. Listing Notice No. Description Activity 10 Listing Notice 1 (GNR 983) 1'The development and related operation of infrastructure exceeding 1000 metres in length

21 Department of Mineral Resources: Granted EA; Ref No GP 30151112131211 (38) EM Page 3 of 22 71 of90. for the bulk transportation of sewage, effluent, process water, waste water, return water, industrial discharge or slimes (i) with an internal diameter of 0,36 metres or more; or {ii) with a peal< throughput of 120 litres per second or more." Activity 12 Listing Notice 1 "The development of-(GNR 983) (xii) infrastructure or structures with a physical footprint of 100 square metres or more; Where such a development occurs - (a) within a watercourse." Activity 19 Listing Notice1 "The infilling or deposition of any material of (GNR 983) more than 5 cubic metres into, or the dredging, excavation, removal or moving of soil, sand, shells, shell grit, pebbles or rock of more than 5 cubic metres from - (i) a watercourse." Activity 7 Listing Notice 2'The development and related operation of (GNR 984) facilities orinfrastructure for the bulk transportation of dangerous goods - (ii) in liquid form, outside an industrial complex, using pipelines, exceeding 1000 metres in length, with throughput capacity of more than 50 cubic metres per day"; Activity Listing Notice 2"Any activity including the operation of that (GNR 984) activity associated with the primary processing of a mineral resource including winning, reduction, extraction, classification, concentrating, crushing, screening and washing but excluding the smelting, beneficiation, refining, calcining or gasification of the mineral resource in which case activity 9 in this Notice applies.

as described in the Environmental Impact Assessment Report (EIAR) dated July 2016 at the following coordinates as depicted in the EIAR dated July 2016: Pipeline Route Department of Mineral Resources: Granted EA; Ref No GP 30/511/2/31211 (38) EM Page 4 of 22 72 of90. CoordinateLongitude Point Latitude a 26°21'57.606118 2r43'21.574"E b 26°21'59.01 0118 27°43'14.62911 E c 26°22'3.205"8 2r43'7.055"E d 26°22'6.480"8 2r42'58.806"E e 26°22'9.927"8 2r42'50.724"E f 26°22'13.934"8 2r42'42.883"E g 26°22'18.821118 2r42'35.99311 E h 26°22'26.629"8 2r42'33.516"E i 26°22'34.436118 2r42'31.o40"E j 26°22'41.021118 2r42'36.182"E I< 26°22'47.471"8 2r42'41.66211E I 26°22'53.086"8 2r42'48.052"E m 26°22'57.919118 27°42'54.702"E n 26°23'4.968"8 2r42'50.558"E 0 26°23'11.831118 2r42'45.738"E p 26°23'18.673"8 27°42'40.879"E q 26°23'25.528"8 2]042'36.044"E r 26°23'32.309"8 2]042'31.084"E s 26°23'38.865118 2r42'25.763"E t 26°23'45.383"8 27o42'20.384"E u 26°23'52.816"8 27°42'16.996"E v 26°24'0.278"8 2r42'13.795"E w 26°24'6.312118 2r42'18.065"E X 26°24'12.189"8 2r42'16.528"E y 26°24'16.973"8 27°42'9.242"E z 26°24'21.679"8 27°42'1.891"E a a 26°24'23.633"8 27°41'53.489"E bb 26°24'23.676"8 2r41'44.471"E

Department of Mineral Resources: Grantf)d EA; Ref No GP 30/511121312/1 (38) EM Page 5 of 22 73 of90. cc 26°24'20.114"8 2r41'36.51B"E dd 26°24'26.817"8 2r41'31.433"E ee 26°24'32.971"8 27°41'25.665"E ff 26°24'35.363"8 2r41'17.432"E gg 26°24'42.153"8 2r41'12.514"E hh 26°24'48.501"8 25°41'6.924"E ii 26°24'55.388"8 2r41'4.331"E jj 26°25'3.298"8 2r41'6.373"E kk 26°25'10.695"8 2r41'7.213"E II 26°25'14.639"8 2r4o'59.328"E rnrn 26°25'18.707"8 27°40'51.523"E nn 26°25'22.760"8 27°40'43.707"E 00 26°25'27.570"8 2r40'36.995"E pp 26°25'31.526"8 2r40'29.117"E qq 26°25'35.327"8 2r40'21.688"8 rr 26°25'38.374"8 2r40'13.972"E ss 26°25'42.484"8 2r40'6.194"E tt 26°25'41.496"8 2r39'59.01O"E uu 26°25'36.253"8 27°39'52.143"E vv 26°25'31.830"8 27°39'45.875"E ww 26°25'27.021"8 25°39'38.609"E XX 26°25'22.474"8 25°39'31.223"E yy 26°25'21.257"8 2r39'22.363"E zz 26°25'23.515"8 2r39'14.198"E aaa 26°25'23.871"8 25°39'7.160"E bbb 26°25'20.911"8 25°38'58.876"E CCC 26°25'15.915"8 27°38'51.806"E ddd 26°25'9.748"8 27°38'45.938"E eee 26°25'3.641"8 25°38'39. 992"E fff 26°25'1.568"8 25°38'32.323"8 ggg 26°25'6.256"8 27°38'25.038"E hhh 26°25'11.575"8 27°38'18.223"E iii 26°25'17.801"8 25°38'12.528"8 iii. 26°25'23.531"8 25°38'6.136"8

on hereafter referred to as "the property". Detailed specifications of the activities are as follows: - The construction of a pipeline of 18.5 kilometres (km) in length transporting tailings from the Central Processing Plant (CPP) to the Ezulwini Plant; Transporting 50 000 tim of concentrated tailings from the CPP to the Ezulwini Plant for processing; Processing of 50 000 t/m of concentrated tailings at the existing Ezulwini Plant; and The disposal of residue slurry at the existing Ezulwini Tailings Storage Facility (TSF). - - - The granting of this EA is subject to the conditions set out below (site specific) and in Annexure 2 (Departmental standard conditions) which must be adhered to thro ghout the life cycle of the operation The EMPr attached to the EIAR as part of the application for an EA is hereby approved and must also be adhered to. SITE SPECIFIC CONDITIONS Department of Mineral Resources: Granted EA; Ref No GP 30/5/11213/211 (38) EM Page 6 of 22 74 of 90. l<l<k 26°25'29.320"8 2r37'59.81O"E 2r37'54.249"E Ill 26°25'35.604"8 mmm 26°25'43.661"8 25°37'53.377"E nnn 26°25'47.679"8 2r37'48.619"E 000 26°25'47.531"8 2r37'39.601"E PPP 26°25'47.494"8 2r37'30.581"E . qqq 26°25'48.288"8 25°37'21.709"E rrr 26°25'46.832"8 25°77'14.525"E sss 26°25'40.394"8 2r37'9.029"E ttt 26°25'33.804"8 2r37'3.758"E uuu 26°25'27.149"8 25°36'58.588"E vvv 26°25'20.503"8 25°36'53.404"E www 26°25'19.247"8 27°36'47.804"E XXX 26°25'25.244"8 27°36'41.722"E yyy 26°25'26.326"8 2r36'41.646"E

1. Should any historical, cultural, paleontological resources and graves be found in the sites, all construction activities must be suspended and South African Heritage Resources Agency (SAHRA) must be contacted immediately. The discoveries must be cordoned off. 2. Should there be a construction campsite, it must not be located closer than 100 metres to any stream, river, wetland or watercourse. 3. The sections of the pipeline(s) crossing watercourses must not have joints. 4. The height of any stockpiles must be limited to three (3) metres height. 5. Any complaints received from the public during the construction and operational phases of the activity must be attended to as soon as possible and addressed to the satisfaction of all concerned. 6. All recommendations made from the specialist studies included in the EIA report must be implemented and adhered to. 7. Adequate servitudes must be put in place for ease of maintenance and to deal effectively with emergencies during operational phase of the project. 8. An alien plant management programme or strategy to control the presence and spread of alien plants which includes must be instituted. Such a strategy must entail the identification of areas where such infestation occurs and the extent. 9. An integrated waste management approach must be implemented that is based on waste minimisation and must incorporate reduction, recycling, re-use and disposal. 10. Vegetation clearing must be kept to an absolute minimum. Mitigation measures must be implemented to reduce the risk of erosion and the invasion of alien species. 11. An integrated waste management approach must be implemented that is based on waste minimisation and must incorporate reduction, recycling, re-use and disposal. 12. Any solid waste shall be disposed of at a landfill licensed in terms of section 20 (b).of the National Environment Management Waste Act, 2008 (Act 59 of 2008). 13. No exotic plants may be used for rehabilitation purposes. Only indigenous plants of the area must be utilised. Department of Mineral Resources: Granted EA; Ref No GP 30/511/213/211 (38) EM Page 7 of 22 75 of 90.

ANNEXURE 1: REASONS FOR THE DECISION 1. Background Sibanye Gold Limited submitted an application for an EA for the activities listed in the EIA Regulations as follows: Department of Mineral Resources: Granted EA; Ref No GP 30/511/2/3/2/1 (38) EM Page 8 of 22 76 of 90. Activity No. Listing Notice No. Description Activity 10 listing Notice 1 "The development and related operation of (GNR 983) infrastructure exceeding 1000 metres in length for the bulk transportation of sewage, effluent, processwater,wastewater, returnwater, industrial discharge or slimes - (iii) with an internal diameter of 0,36 metres or more; or (iv)with a peak throughput of 120 litres per second or more." Activity 12 Listing Notice 1 "The development of-(GNR 983) (xii) infrastructure or structures with a physical footprint of 100 square metres or more; Where such a development occurs - (b) within a watercourse." Activity 19 Listing Notice1 "The infilling or deposition of any material of (GNR 983) more than 5 cubic metres into, or the dredging, excavation, removal or moving of soil, sand, shells, shell grit, pebbles or rock of more than 5 cubic metres from - (iii) a watercourse." Ac tivity 7 Listing Notice 2 "The development and related operation of (GNR 984) facilitiesorinfrastructureforthebulk transportation of dangerous goods - (iv)inliquidform,outsidean industrial complex, using pipelines, exceeding 1000

2. Information considered in making the decision In reaching its decision, the Department took, inter alia, the following into consideration-The information contained in the application form received by the Department on 06 September 2615; a) b) The information contained in the EIAR received by the Department on 24 March 2016; c) The objectives and requirements of the applicable and relevant legislation, policies and guidelines and the EIA Regulations; d) Comments sent to the applicant by this Department following the review of the EIAR; e) Comments received from the Department of Water and Sanitation on 06 July 2016. Comments received from theGautengDepartment of AgricultureandRural Development on 01 July 2016. f) g) Public Participation Process (PPP) attached as Appendix D of the EIAR received on 24 March 2016 as well as the revised EIAR submitted on 15 July 2016. h) All specialists Reports attached in support of this application and submitted on 15 July 2016; Department of Mineral Resources: Granted EAi Ref No GP 30/5/1/213/2/1 (38) EM Page 9 of 22 77 of90. metres in length, with throughput capacity of more than 50 cubic metres per day"; Activity 21 Listing Notic.e 2 (GNR 984) "Any activity including the operation of that activity associated with the primary processing of a mineral resource including winning, reduction, extraction, classification, concentrating, crushing, screening and washing but excluding the smelting, beneficiation, refining, calcining or gasification of the mineral resource in which case activity 9 in this Notice applies.

i) The findings of the pre-approval site inspection conducted by Mr R.D.L Mabogo, Mr J.P Sekgale, Mr M.C Tlaila, Mr M.H Mangobe and Mr N Mahlaba of this Department with representatives of the Applicant, on 20 and 21 April 2016. 3. Key factors considered in making the decision All information presented to the Department was taken into account in the Department's consideration of the application. A summary of the issues which, in the Department's view, were of the most significance are set out below: a) A sufficient PPP was undertaken and the applicant has satisfied the minimum requirements as prescribed in the EIA Regulations; and b)· The environmental impacts associated with the proposed activity will be addressed by the implementation of proposed mitigation measures outlined in the EIAR dated July 2016; and c) The environmental impacts associated with the proposed activity will be addressed by the implementation of proposed mitigation measures outlined in the EIAR received on 15 July 2016. 4. Findings After consideration of the information and factors listed above, the Department made the following findings - a) The potential impacts on the site were clearly investigated and mitigation measures were outlined. b) The findings of site inspection conducted by officials of this Department with representatives of the applicant, on 21 -22 May 2016 are as follows: • The proposed site is currently a farm with grass cover; Department of Mineral Resources: Granted EA; Ref No GP 30/5111213/211 (38) EM Page 10 of 22 78 of90.

There were no immediate residential settlement observed in close proximity to the proposed site; and @I There is an existing operation TSF. @ c) Public Participation Process complied with Chapter 6 of the EIA Regulations. The PPP included, inter-alia, the following: A newspaper advertisement was placed in the local newspapers, the "Roodepoort record"'' on 4 September 2015; @ • Notices were placed at the project site, Carletonville and Fochville Public Libraries, along the fence on the R501 road, Fast Food and Take Aways next to the Absa ATMs, along the N12 highway, along the road leading to Kalbasfontein and other areas; and • Notices were sent to all key stakeholders and the registered interested and affected parties on 15 September 2015. ANNEXURE2:DEPARTMENTALSTANDARDCONDITIONS SCOPE OF AUTHORISATION 1. 1.1. The holder of the EA shall be responsible for ensuring compliance with the conditions contained in the EA. This includes any person acting on the holder's behalf, including but not limited to an agent, servant, contractor, subcontractor, employee, consultant or any person rendering a service to the holder of EA. 1.2. Any changes to, or deviation from the project description set out in this EA must be approved in writing by this Department before such changes or deviation may be effected. In assessing whether to grant such approval or not, the Department may request such information as it deems necessary to evaluate the significance and impacts of such changes or deviation and it may be necessary for the holder of the EA to apply for further authorisation in terms of the EIA Regulations. Department of Mineral Resources: Granted EA; Ref No GP 30/511/213/211 (38) EM Page 11 of 22 79 of90.

1.3. The activities, which are authorised, may only be carried out at the property indicated in the EA and/ or on the approved EMPr. 1.4 In cases where any contact details of the holder of the EA change including the name o'f the responsible person, physical/postal address or telephonic details, the holder of the EA must notify the Department as soon as the new details become known to the holder of the EA. 1.5 The EA does not negate the responsibility of the holder to comply with any other statutory requirements that may be applicable to the undertaking of such activity. 1.6 The holder of the EA must ensure that all areas where the authorised activities occur have controlled access to ensure safety of people and animals. 2 APPEAL OF AUTHORISATION 2.1 The holder of the EA must in writing, within 14 (fourteen) calendar days of the date of this decision and in accordance with Regulation 4(2) of the EIA Regulations. 2.2 Notify all registered I&APs of-2.2.1 The outcome of the application; 2.2.2 The date of the decision; 2.2.3 The date of issue of the decision; and 2.2.4 The reasons for the decision as included in Annexure 1 and this Annexure 2 (Departmental Standard Conditions). 2.3 Draw the attention of all registered I&APs to the fact that an appeal may be lodged against the decision in terms of the National Appeals Regulations, 2.4 Draw the attention of all registered I&APs to the manner in which they may access the decision. 2.5 Provide the registered I&APs with the: Department of Mineral Resources: Granted EA; Ref No GP 30/5/1/2/3/211 (38) EM Page 12 of 22 · 80 of90.

2.5.1 Name of the holder (entity) of this EA; 2.5.2 Name of the responsible person for this EA; 2.5.3 Postal address of the holder; 2.5.4 Telephonic and fax details of the holder; and 2.5.5 E-mail address of the holder if any. 3 COMMENCEMENT OF THE ACTIVITY 3.1 In order to ensure safety, all employees must be given the necessary personnel protective equipment (PPE). 3.2 This EA must be provided to the site operator and the requirements thereof must be made fully known to him or her. 3.3 Hauling routes for construction vehicles and machinery must be clearly marked and appropriate signalling must be posted to that effect. Furthermore, movement of construction vehicles and machinery must be restricted to areas outside of the drainage line or wet areas. 3.4 Appropriate notification sign(s) must be erected at the construction site, warning the public (residents, visitors etc.) about the hazard around the construction site and presence of heavy vehicles and machinery. 3.5 Construction must include design measures that allow surface and subsurface movement of water along the drainage lines so as not to impede natural surface and subsurface water flow, and drainage measures must promote the dissipation of storm water runoff. 3.6 Vegetation clearance must be limited to areas where the individual activities will occur, and mitigation measures must be implemented to reduce the risk of erosion and alien species invasion. 3.7 Construction areas (e.g. material lay down areas), topsoil and subsoil must be protected from contamination or pollution. Stockpiling must not take place in drainage lines or areas where it will impede surface water runoff. 3.8 If any soil contamination is noted at any phase of the development, the contaminated soil must be removed to a licensed waste disposal facility and the site must be Department of Mineral Resources: Granted EA; Ref No GP 301511/2131211 (38) EM Page 13 of 22 81 of 90.

rehabilitated. The opportunity for the onsite remediation and re-use of contaminated soil must be investigated prior to the disposal and this Department must be informed in this regard. 3.9 In terms of sections 28 and 30 of NEMA, and sections 19 and 20 of the National Water Act, 1998 (Act No. 36 of 1998), any costs incurred to remedy environmental damage must be borne by the person responsible for the damage. It is therefore imperative that the holder of the EA reads through and understand the legislative requirements pertaining to the development. ·It is the responsibility of the holder of EA to take reasonable measures which include informing and educating contractors and employees about environmental risks of their work and training them to operate in an environmentally acceptable manner. 3.10 Construction vehicles must be serviced and maintained in the manner whereby no excessive smokes are released, noise production is reduced to acceptable levels, and oil leaks are prevented. Contaminated soil must be remediated on site or removed to an authorised landfill site. 3.11 Residents (if any) on the property and surrounding areas must be informed if any unusually noisy activities are planned. 3.12 Dust suppression measures must be implemented on all exposed surface to minimize and control airborne dust. 3.13 Mixing of cement, concrete, paints, solvent, sealants and adhesive, if done on site, must be done in specified areas on concrete aprons or on protected plastic linings to contain spillage or overflow onto soil to avoid contamination of underground water and environmental damage. These areas must be 100 metres away from any watercourse and 500m from a wetland. 3.14 Care must be taken to ensure that the material and excavated soil required for backfilling are free of contamination from hydrocarbons. 3.15 Hydraulic fluids or chemicals required during construction must be stored in a concrete lined surface with bund walls and shall be designed in such a manner that any spillage can be contained and reclaimed without any impact on the surrounding environment. Should any spills occur, it must be cleared up by removing the spillage together with Department of Mineral Resources: Granted TEA; Ref No GP 30/511/213/211 (38) fEM Page 14 of 22 82 of90.

the polluted solids and dispose it in an authorised disposal site permitted for such waste. 3.16 Chemical sanitation facilities or system such as toilets that do not rely on the seepage of liquids must be provided with a ratio of 1 for every 15 workers. These must be placed such that they prevent spills or leaks to the environment and must be maintained according to the operating instructions and the content thereof must be disposed of at an authorised waste water treatment works. 3.17 This EA does not purport to absolve the holder of the EA from its common law obligations towards the owner of the surface of land affected. 3.18 The holder of the EA must ensure that rehabilitation of the disturbed areas caused by the development at all times comply with the approved EMPr. 3.19 This EA may be amended or withdrawn at any stage for non-compliance and provides no relief from the provisions of any other relevant statutory or contractual obligations. 3.20 The holder of the EA must note that in terms section 20 of the National Environmental Management: Waste Act, 2008 (Act No. 59 of 2008), no person may commence, undertake or conduct a waste management activity, except in accordance, with the requiremE?nts of norms and standards determined in terms of section 19(3) for that activity or a waste management licence is issued in respect of that activity if licence is required. 3.21 Should you be notified by the Minister of a suspension of the authorisation pending appeal procedure, you may not commence or continue with the listed activities until such time that the Minister, in writing, allows you to commence or continue with such activity. 3.22 The Department reserves the right to audit and/or inspect the activity without prior notification at any reasonable time and at such frequency as may be determined by the Regional Manager. 3.23 The storage of hydrocarbons must have bund walls with adequate capacity to contain the maximum volume that is stored in the area. Uncontaminated storm water must be prevented from coming into contact with the waste and must be diverted away from the storage site. Department of Mineral Resources: Granted EA; Ref No GP 30/5/112/3/2/1 (38) EM Page 1of 22 83 of90.

3.24 Subject to the commencement and duration requirements of the MPRDA and NEMA, the authorisation of the listed activities is valid for the period for which the aforesaid right is issued provided that the proposed development must commence within 10 years. If the commencement of the proposed activities does not occur within the specified period, the EA lapses and a new application for EA in terms of the NEMA and the EIA Regulations should be made for the activity to be undertaken. 3.27 The listed activities, including site preparation, must not commence within 20 (twenty) calendar days of the date of the notification of the decision being sent to the registered I&APs. In the event that an appeal is lodged with the appeal administrator, the effect of this environmental authorisation is suspended until such time that the appeal is finalised. 3.28 Should there be any conflicting conditions between this EA and other approvals granted by other authorities, it is upon the holder of the EA to bring it to the attention of this Department for resolution. 4. MANAGEMENT OF ACTIVITY 4.1 A copy of the EA and EMPr must be kept at the property or on site offices where the activities will be undertaken. The EA and EMPr must be produced to any authorised officials of the Department who request to see such documents and must be made available for inspection by any employee or agent of the holder of the EA who works or undertakes work on site. 4.2. The content of the EMPr and its objectives must be made known to all contractors, subcontractors, agent and any other people working on the site. 4.5 A buffer zone of 100 metres where there are cemeteries or burial grounds must be clearly demarcated and maintained. 4.6 The holder of the EA must prevent nuisance conditions or health hazards, or the potential creation of nuisance conditions or health hazards. 4.7 The holder of the EA must ensure that all non-recyclable waste are disposed of at a waste management facility licenced to handle such wastes and all recyclable waste are collected by licenced waste management recyclers for recycling, reuse or treatment. Department of Mineral Resources: Granted EA; Ref No GP 30/5/1/2131211 (38) EM Page 16 of22 84 of90.

4.8The holder of the EA must ensure that all liquid wastes, whose emissions to water or land could cause pollution are diverted to sewer, after testing water quality and receiving written approval from the relevant local authority. 4.9Non-compliance with any condition of this EA or EMPr may result in the issuing of a directive in terms of section 28 and or a compliance notice in terms of section 31L of the NEMA. 4.10 Should it be discovered or come to the attention of the Department that the EA has been obtained though fraud, non-disclosure of information or misrepresentation of a material fact, the Department will suspend the EA in terms of the provisions of regulation 38(1) of the EIA Regulations. 4.11 This EA only authorises the listed activities specified in Annexure 1 and a new authorisation must be applied for in respect of any new listed activities not specified as part of Annexure 1. 4.12 The holder of the EA must ensure that the names and contact details of an ECO is made available to the Regional Manager within 30 days of commencement. The holder of the EA must also ensure that the ECO is always available on site to ensure that the development complies with the issued EA and approved EMPr at all times. 4.13 The ECO must 4.13.1 Keep and maintain a detailed incidents register (including any spillages of fuels, chemicals or any other material). 4.13. 2 Keep a complaint register on site indicating the complaint and how the issues were addressed, what measures were taken and what the preventative measures were implemented to avoid re-occurrence of complaints. 4.13.3 Keep records relating to monitoring and auditing on site and avail them for inspection to any relevant authorised officials. 4.13.4 Keep copies of all environmental reports submitted to the Department. Department of Mineral Resources: Granted EA; Ref No GP 30/51112/3/2/1 (38) EM Page 17 of 22 85 of90.

4.13.5. Keep the records of all permits, licences and authorisations required by the operation. 4.13.6. Compile a monthly monitoring report and make it available to the Department if requested. 4.14 The duties and responsibilities of the ECO does not exempt the holder of the EA from the legal obligations in terms of the NEMA and NEMWA 4.15 The footprint of the development must be limited on the areas authorised for the actual construction works and operational activities and all areas outside of the footprint must be regarded as a "no go" areas. 4.16 Erosion and soil loss must be prevented by minimizing the construction site exposed to surface water run-off. Where necessary erosion stabilizing action such as gabions or re-vegetation must be implemented to prevent further habitat deterioration. 4.17 The holder of the EA must ensure that all personnel who work with hazardous waste are trained to deal with these potential hazardous situations so as to minimize the risk involved. Records of training and verification of competence must be kept by the holder EA. 4.18In order to prevent nuisance conditions, the holder of the EA must ensure that all storage skips and bins are not overfilled. 5 REPORTING TO THE DEPARTMENT 5.1 The holder of EA must submit and Environmental Audit Report to this Department biennially and such report must be done by qualified Environmental Assessment Practitioner and the audit report must specify the following: 5.1.1 Identify and assess any new impacts and risks as a result of undertaking the activity, if applicable; Department of Mineral Resources: Granted EA; Ref No GP 30/511/213/211 (38) EM Page 18 of 22 86 of90.

5.1.2. Identify shortcomings in the EMP, if any; 5.1.2 identify the need, if any, for any changes to the management, avoidance and mitigation measures provided for in the EMPr; 5.1.3 if applicable, specify that the corrective action/s taken for the previous audit's non-conformities, were adequate; 5.1.4 Specify the name of the auditor and 5.1.5 Be submitted by the holder to the competent authority within 30 days from the date on which the auditor finalised the audit. 5.2 Should any shortcomings in terms of Regulation 34(4) of the EIA Regulations be identified, the holder must submit recommendation to amend the EMPr in order to rectify any shortcomings identified with the aforementioned audit report. 5.3 Any complaint received from the I&APs during all phases of the operation must be attended to as soon as possible and addressed to the satisfaction of all concerned parties. 5.4 The holder of the EA must annually assess the environmental liabilities of the operation by using the master rates in line with the applicable Consumer Price Index (CPI) at the time and address the shortfall on the financial provision in terms of section 24P of NEMA. 5.5The holder of the EA must, within 24 hours of incidents occurring, notify the Competent Authority of the occurrence or detection of any incident on the site, or incidental to the operation of the site, which has the potential to cause, or has caused pollution of the environment, health risks, nuisance conditions or water pollution. 5.6 The holder of the EA must, within 14 days, or a shorter period of time, if specified by the Competent Authority from the occurrence or detection of any incident referred to in condition 5.5, submit an action plan, which must include a detailed time schedule, and resource allocation signed off by top management, to the satisfaction of the Competent Authority of measures taken to - Department of Mineral Resources: Granted EA; Ref No GP 30/511/213/2/1 (38) EM Pag19 of 22 87 of90.

5.6.1.1 5.6.1.2 5.6.1.3 Correct the impact resulting from the incident; Prevent the incident from causing any further impact; and Prevent a recurrence of a similar incident. 5.7 In the event that measures have not been implemented within 21 days of the incident referred to in condition 5.6, or measures which have been implemented are inadequate, this Department may implement the necessary measures at the cost of the holder of the EA. 6. SITE SECURITY AND ACCESS CONTROL 6.1 The holder of the EA must ensure effective access control to the site to prevent unauthorised entry. Signs indicating the risks involved in unauthorised entry must be displayed at each entrance. 7. EMERGENCY PREPAREDNESS PLAN 7.1 The holder of the EA must maintain and implement an emergency preparedness plan and review it biennially when conducting audit and after each emergency and or major accident. The plan must, amongst others, include: 7.1.1 Site Fire 7.1.3 Spillage 7.1.3 Natural disasters such as floods 7.14 Industrial action 7.1.5 Contact details of police, ambulances and any emergency centre closer to the site. 7.2 The holder of the EA must ensure that an up to date emergency register is kept during all phases of the operation. This register must be made available upon request by the department. 8. INVESTIGATIONS 8.1 If, in the opinion of the Competent Authority, nuisances or health risks may be or is Department of Mineral Resources: Granted EA; Ref No GP 30/51112131211 (38) EM Page 20 of 22 88 of90.

occurring on the site, the holder of the EA must initiate an investigation into the cause of the problem or suspected problem. 8.2 If, in the opinion of the Competent Authority, pollution may be or is occurring, the holder of the EA must initiate an investigation into the cause of the problem or suspected problem. Such investigation must include the monitoring of the water quality variables, at those monitoring points and such frequency as may be specified by the Competent Authority. 8.31nvestigations carried out in terms of conditions 8.1 and 8.2 above must include the monitoring of the relevant environmental pollution, nuisance and health risk variables, at those monitoring points and such frequency to be determined in consultation with the Competent Authority. 8.4 Should the investigation carried out as per conditions 8.1 and 8.2 above reveal any unacceptable levels of pollution, the holder of the EA must submit mitigation measures to the satisfaction of the Competent Authority. 9. DECOMMISSIONING 9.1 Decommissioning of individual activities must comply with the EIA Regulations. 10. SITE CLOSURE 10.1 The holder of EA must apply for a closure certificate in terms of Section 43 of the MPRDA within 180 days of occurrence of lapsing, abandonment, cancellation, cessation, relinquishment and completion of development. 10.2 The application for closure indicated above must be submitted together with all relevant documents as indicated in Section 43 of MPRDA. 10.3 The holder of the EA remains responsible for any environmental liability, pollution or ecological degradation, the pumping and treatment of extraneous water, compliance with the conditions of the EA and the management and sustainable closure thereof until the Minister has issued a Closure Certificate in terms of Section 43 of the Department of Mineral Resources: Granted EA; Ref No GP 30/51112/31211 (38) EM Page 21 of 22 89 of90.

MPRDA. Where necessary, the Minister may retain certain portion of financial provision for residual, health or environmental impacts that might be known in future. 10.4 No exotic plants may be used for rehabilitation purposes only indigenous plants can be utilized for rehabilitation purposes. In view of the above, the Department is satisfied that, subject to compliance with the conditions contained in the EA, the proposed activities will not conflict with the general objectives of integrated environmental management laid down in Chapter 5 of the National Environmental Management Act, 1998 and that any potentially detrimental environmental impacts resulting from the proposed activities can be mitigated to acceptable accordingly granted. levels. The authorisation is Kind Regards MR S.M MABASO REGIONAL MANAGER: MINERAL REGULATION GAUTENG REGION DATE:.((/c,1f/. ?.!!l.t: ............... Department of Mineral Resources: Granted EA; Ref No GP 30/5111213/2/1 (38) EM Page 22 of 22 90 of90.

13. Construction of all pipelines must be above the 1:100 year floodline and designed to withstand exceptional rainfall events unless authorized by DWS.

14. Additional precautionary measures should be put in place to prevent corrosion where the pipeline will traverse in wetlands or sensitive areas. Contingency plans should be made available indicating how potential leaks in wetlands or sensitive areas will be detected and dealt with.

15. Adequate security measures and deterrents must be put in place to reduce incidents of attempted pipe theft or early detection thereof.

16. All affected parties in the pipeline route must be consulted to minimise disruptions where roads closures or other interruptions may occur so that satisfactory alternate arrangements are made. Where such disruptions occur, theses should be agreed to in writing with the affected parties and proof thereof must be made available to the authorities if required. This should include sufficient and timely notification to the interruptions and detours must be adequately demarcated.

17. An Auditable Maintenance Plan must be developed to ensure that all critical environmental equipment is maintained as required. A discussion on the implementation of and compliance with the maintenance plan must be included in the annual audit reports. Quality assurance on the installation and routine checks must be conducted once a month in order to ensure effective and continued performance.

18. All waste streams to be generated during the construction phase must be managed in accordance with the hierarchy of waste management principles and disposal at a licensed landfill site must be the last option.

19. Preparation of the construction materials should occur far from the riparian area and outside the 1:100 year flood line.

20. If any soil contamination is noted during the construction phase of the proposed activities, the contaminated soil must be removed to a suitable waste disposal facility and the site must be rehabilitated to the satisfaction of this Department and Department of Water and Sanitation (DWS). The opportunity for the on-site remediation and re-use of contaminated soil must be investigated prior to disposal and this Department must be informed in this regard.

21. The clean and dirty water systems must be separated, to prevent contaminated run-off from entering the surface water, groundwater and soil.

22. Public access to the site must be restricted.

23. Suitable signage's to warn the public about hazards must be erected on site.

24. The proposed development must comply with the requirements of the Occupational Health and Safety Act, 1993 (Act No. 83 of 1993), National Nuclear Regulator Act, 1999 (Act No. 47 of 1999) and any other applicable legislation.

25. Disturbance to any wetlands must be minimized during construction activities.

Kloof Gold Mine: Granted EA; Ref No GP 30/5/1/2/3/2/1 (66) EM **Page 19 of 32**

2ofl66. 27. The treatment of mine affected water at the AWTF must continue beyond the operational phase. 28. Rehabilitation of all affected areas must take place either concurrently or immediately after construction activities. 29. Any post-development re-vegetation or landscaping exercise must use species indigenous to the surrounding area. 30. The holder of the authorisation must ensure that vehicles used for construction purposes are maintained in good condition in order to minimize noise, vehicle exhaust emissions, and the risk of soil contamination through the loss of lubricants and hydraulic fluids. 31. Deposition of the tailings materials and rehabilitation of the sides of the tailings dam must be done concurrently. Plant species that are adaptable to this acidic condition must be utilized to ensure successful rehabilitation. 32. Topsoil stockpiles must be vegetated with plants that are indigenous to the surrounding area. 33. Areas with archaeological importance must be fenced off and appropriate signage must be placed. 34. Should any historical, cultural, paleontological resources and graves be found in the sites, all construction activities must be suspended and South African Heritage Resources Agency (SAHRA) must be contacted immediately. The discoveries must be cordoned off. 35. Should any heritage buildings be required to be demolished, an authorisation for demolition of such structures must be obtained from the Provincial Heritage Authority. 36. A Burial Grounds and Graves Consultation (BGGC) process must be undertaken in accordance with Section 36 of the National Heritage Act, 1999 (Act, no 25 of 1999) for BGG-015, BGG-022, BGG-023 and BGG-027 and a 50 meter buffer zone must be established around the burial grounds as recommended by the South African Heritage Resources Agency. Where in situ conservation of the burial grounds is not feasible, a Grave Relocation Plan must be developed through the BGGC process and an agreement must reached with next of kin as to the appropriate management of the burial ground or grave either through a Conservation Management Plan. The burial grounds must be clearly demarcated through fencing, and a Watching Brief be implemented during the construction phase. 37. Adequate servitudes must be put in place for ease of maintenance and to deal effectively with emergencies during operational phase of the project. 38. An alien plant management programme or strategy to control the presence and spread of alien plants which includes must be instituted. Such a strategy must entail the identification of areas where such infestation occurs and the extent. ----------------------------------------------------------1 Kfoof Gold Mine: Granted EA; Ref No GP 30/511/2/3/2/1 (66) EMPage 20 of 32

3ofl66. 40. Any solid waste shall be disposed of at a landfill licensed in terms of section 20 (b) of the National Environment Management Waste Act, 2008 (Act 59 of 2008). 41. No exotic plants may be used for rehabilitation purposes. Only indigenous plants of the area must be utilised. ANNEXURE 1: REASONS FOR THE DECISION 1. Background Sibanye Gold Limted (Kioof Gold Mine) submitted an application for an EA to undertake activities listed in the EIA Regulations, 2014 as indicated on pages 3 to 8 of this EA. 2.Information considered in making the decision In reaching its decision, the Department took, inter alia, the following into consideration a)The information contained in the application form received by the Department on 06 September 2014; b) The information contained in the EIAR received by the Department on 24 March 2016; c)The objectives and requirements of the applicable and relevant legislation, policies and guidelines and the EIA Regulations; d) Comments sent to the applicant by this Department following the review of the EIAR; e) Comments received from the Department of Water and Sanitation on 06 July 2016. D Comments received from the Gauteng Department of Agriculture and Rural Development on 01 July 2016. g)Public Participation Process (PPP) attached as Appendix D of the EIAR received on 24 March 2016 as well as the revised EIAR submitted on 15 July 2016. h) All specialists Reports attached in support of this application and submitted on 15 July 2016; i)The findings of the pre approval site inspection conducted by representatives of this Department on 20 and 21 April 2016. --------------------------------------------------------1 Kloof Gold Mine: Granted EA; Ref No GP 30/51112/31211 (66) EMPage 21 of32

4ofl66. All information presented to the Department was taken into account in the Department's consideration of the application. A summary of the issues which, in the Department's view, were of the most significance are set out below: a)A sufficient PPP was undertaken and the applicant has satisfied the minimum requirements as prescribed in the EIA Regulations; and b) The environmental impacts associated with the proposed activity will be addressed by the implementation of proposed mitigation measures outlined in the EIAR dated July 2016; and c)The environmental impacts associated with the proposed activity will be addressed by the implementation of proposed mitigation measures outlined in the EIAR received on 15 July 2016. 4. Findings After consideration of the information and factors listed above, the Department made the following findings-a)The potential impacts on the site were clearly investigated and mitigation measures were outlined. b) The findings of site inspection conducted by officials of this Department with representatives of the applicant, on 21 -22 May 2016 are as follows: •The proposed site is currently a farm with grass cover; •There were no immediate residential settlement observed in close proximity to the proposed site; and •There is an existing operational TSF. c) Public Participation Process complied with Chapter 6 of the EIA Regulations. The PPP included, inter-alia, the following: •A newspaper advertisement was placed in the local newspapers, the "Roodepoort record"" on 4 September 2015; ----------------------------------------------------------1 l<foof Gold Mine: Granted EA; Ref No GP 30/5/1/213/211 (66) EM Page 22 of32

5of166. "'Notices were sent to all key stakeholders and the registered interested and affected parties on 15 September 2015. ANNEXURE 2: DEPARTMENTAL STANDARD CONDITIONS 1. SCOPE OF AUTHORISATION 1.1. The holder of the EA shall be responsible for ensuring compliance with the conditions contained in the EA. This includes any person acting on the holder's behalf, including but not limited to an agent, servant, contractor, subcontractor, employee, consultant or any person rendering a service to the holder of EA. 1.2. Any changes to, or deviation from the project description set out in this EA must be approved in writing by this Department before such changes or deviation may be effected. In assessing whether to grant such approval or not, the Department may request such information as it deems necessary to evaluate the significance and impacts of such changes or deviation and it may be necessary for the holder of the EA to apply for further authorisation in terms of the EIA Regulations. 1.3. The activities, which are authorised, may only be carried out at the property indicated in the EA and/ or on the approved EMPr. 1.4. In cases where any contact details·of the holder of the EA change including the name of the responsible person, physical/postal address or telephonic details, the holder of the EA must notify the Department as soon as the new details become known to the holder of the EA. 1.5. The EA does not negate the responsibility of the holder to comply with any other statutory requirements that may be applicable to the undertaking of such activity. 1.6. The holder of the EA must ensure that all areas where the authorised activities occur have controlled access to ensure safety of people and animals. -------------- -.-----------------_J1 K/oof Gold Mine: Granted EA; Ref No GP 30/5/1/213/2/1 (66) EMPage 23 of 32

 2.1 The holder of the EA must in writing, within 14 (fourteen) calendar days of the date of this decision and in accordance with Regulation 4(2) of the EIA Regulations. 2.2 Notify all registered I&APs of-2.2.1 The outcome of the application; 2.2.2 The date of the decision; 2.2.3 The date of issue of the decision; and 2.2.4 The reasons for the decision as included in Annexure 1 and this Annexure 2 (Departmental Standard Conditions). 2.3 Draw the attention of all registered I&APs to the fact that an appeal may be lodged against the decision in terms of the National Appeals Regulations, 2.4 Draw the attention of all registered I&APs to the manner in which they may access the decision. 2.5 Provide the registered I&APs with the: 2.5.1 Name of the holder (entity) of this EA; 2.5.2 Name of the responsible person for this EA; 2.5.3 Postal address of the holder; 2.5.4 Telephonic and fax details of the holder; and 2.5.5 E-mail address of the holder if any. 3COMMENCEMENT OF THE ACTIVITY 3.1 In order to ensure safety, all employees must be given the necessary personnel protective equipment (PPE). 3.2 This EA must be provided to the site operator and the requirements thereof must be made fully known to him or her. ofl66. Kfoof Gold Mine: Granted EA; Ref No GP 30/5/1/213/211 (66) EMPage 24of32

3.3 Hauling routes for construction vehicles and machinery must be clearly marked and appropriate signalling must be posted to that effect. Furthermore, movement of construction vehicles and machinery must be restricted to areas outside of the drainage line or wet areas.

3.4 Appropriate notification sign(s) must be erected at the construction site, warning the public (residents, visitors etc.) about the hazard around the construction site and presence of heavy vehicles and machinery.

3.5 Construction must include design measures that allow surface and subsurface movement of water along the drainage lines so as not to impede natural surface and subsurface water flow, and drainage measures must promote the dissipation of storm water runoff.

3.6 Vegetation clearance must be limited to areas where the individual activities will occur, and mitigation measures must be implemented to reduce the risk of erosion and alien species invasion.

3.7 Construction areas (e.g. material lay down areas), topsoil and subsoil must be protected from contamination or pollution. Stockpiling must not take place in drainage lines or areas where it will impede surface water runoff.

3.8 If any soil contamination is noted at any phase of the development, the contaminated soil must be removed to a licensed waste disposal facility and the site must be rehabilitated. The opportunity for the onsite remediation and re-use of contaminated soil must be investigated prior to the disposal and this Department must be informed in this regard.

3.9 In terms of sections 28 and 30 of NEMA, and sections 19 and 20 of the National Water Act, 1998 (Act No. 36 of 1998), any costs incurred to remedy environmental damage must be borne by the person responsible for the damage. It is therefore imperative that the holder of the EA reads through and understand the legislative requirements pertaining to the development. It is the responsibility of the holder of EA to take reasonable measures which include informing and educating contractors and employees about environmental risks of their work and training them to operate in an environmentally acceptable manner.

3.10 Construction vehicles must be serviced and maintained in the manner whereby no excessive smokes are released, noise production is reduced to acceptable levels, and oil leaks are prevented. Contaminated soil must be remediated on site or removed to an authorised landfill site.

3.11 Residents (if any) on the property and surrounding areas must be informed if any unusually noisy activities are planned.

3.12 Dust suppression measures must be implemented on all exposed surface to minimize and control airborne dust.

Kloof Gold Mine: Granted EA; Ref No GP 30/5/1/2/3/2/1 (66) EM *Page 25 of 32*

 8ofl66. 100 metres away from any watercourse and 500m from a wetland. 3.14 Care must be taken to ensure that the material and excavated soil required for backfilling are free of contamination from hydrocarbons. 3.15 Hydraulic fluids or chemicals required during construction must be stored in a concrete lined surface with bund walls and shall be designed in such a manner that any spillage can be contained and reclaimed without any impact on the surrounding environment. Should any spills occur, it must be cleared up by removing the spillage together with the polluted solids and dispose it in an authorised disposal site permitted for such waste. 3.16 Chemical sanitation facilities or system such as toilets that do not rely on the seepage of liquids must be provided with a ratio of 1 for every 15 workers. These must be placed such that they prevent spills or leaks to the environment and must be maintained according to the operating instructions and the content thereof must be disposed of at an authorised waste water treatment works. 3.17 This EA does not purport to absolve the holder of the EA from its common law obligations towards the owner of the surface of land affected. 3.18 The holder of the EA must ensure that rehabilitation of the distu·rbed areas caused by the development at all times comply with the approved EMPr. 3.19 This EA may be amended or withdrawn at any stage for non-compliance and provides no relief from the provisions of any other relevant statutory or contractual obligations. 3.20 The holder of the EA must note that in terms section 20 of the National Environmental Management: Waste Act, 2008 (Act No. 59 of 2008), no person may commence, undertake or conduct a waste management activity, except in accordance, with the requirements of norms and standards determined in terms of section 19(3) for that activity or a waste management licence is issued in respect of that activity if licence is required. 3.21 Should you be notified by the Minister of a suspension of the authorisation pending appeal procedure, you may not commence or continue with the listed activities until such time that the Minister, in writing, allows you to commence or continue with such activity. 3.22 The Department reserves the right to audit and/or inspect the activity without prior notification at any reasonable time and at such frequency as may be determined by the Regional Manager. -------------------------------------=11 Kloof Gold Mine: Granted EA; Ref No GP 30/511/213/2/1 (66) EMPage 26 of 32

9ofl66. 3.24 Subject to the commencement and duration requirements of the MPRDA and NEMA, the authorisation of the listed activities is valid for the period for which the aforesaid right is issued provided that the proposed development must commence within 10 years. If the commencement of the proposed activities does not occur within the specified period, the EA lapses and a new application for EA in terms of the NEMA and the EIA Regulations should be made for the activity to be undertaken. 3.25 The listed activities, including site preparation, must not commence within 20 (twenty) calendar days of the date of the notification of the decision being sent to the registered I&APs. In the event that an appeal is lodged with the appeal administrator, the effect of this environmental authorisation is suspended until such time that the appeal is finalised. 3.26 Should there be any conflicting conditions between this EA and other approvals granted by other authorities, it is upon the holder of the EA to bring it to the attention of this Department for resolution. 4. MANAGEMENT OF ACTIVITY 4.1 A copy of the EA and EMPr must be kept at the property or on site offices where the activities will be undertaken. The EA and EMPr must be produced to any authorised officials of the Department who request to see such documents and must be made available for inspection by any employee or agent of the holder of the EA who works or undertakes work on site. 4.2 The content of the EMPr and its objectives must be made known to all contractors, subcontractors, agent and any other people working on the site. 4.3 A buffer zone of 100 metres where there are cemeteries or burial grounds must be clearly demarcated and maintained. 4.4 The holder of the EA must prevent nuisance conditions or health hazards, or the potential creation of nuisance conditions or health hazards. 4.7The holder of the EA must ensure that all non-recyclable waste are disposed of at a waste management facility licenced to handle such wastes and all recyclable waste are collected by licenced waste management recyclers for recycling, reuse or treatment. ------------------------ ----------------------------1 Kloof Gold Mine: Granted lEA; Ref No GP 30/511/2/3/2/1 (66) EMPage 27 of 32

0ofl66. local authority. 4.9Non-compliance with any condition of this EA or EMPr may result in the issuing of a directive in terms of section 28 and or a compliance notice in terms of section 31L of the NEMA. 4.10 Should it be discovered or come to the attention of the Department that the EA has been obtained though fraud, non-disclosure of information or misrepresentation of a material fact, the Department will suspend the EA in terms of the provisions of regulation 38(1) of the EIA Regulations. 4.11 This EA only authorises the listed activities specified in Annexure 1 and a new authorisation must be applied for in respect of any new listed activities not specified as part of Annexure 1. 4.12 The holder of the EA must ensure that the names and contact details of an ECO is made available to the Regional Manager within 30 days of commencement. The holder of the EA must also ensure that the ECO is always available on site to ensure that the development complies with the issued EA and approved EMPr at all times. 4.13 The ECO must: 4.13.1 Keep and maintain a detailed incidents· register (including any spillages of fuels, chemicals or any other material). 4.13.2 Keep a complaint register on site indicating the complaint and how the issues were addressed, what measures were taken and what the preventative measures were implemented to avoid re-occurrence of complaints. 4.13.3 Keep records relating to monitoring and auditing on site and avail them for inspection to any relevant authorised officials. 4.13.4 Keep copies of all environmental reports submitted to the Department. 4.13.5 Keep the records of all permits, licences and authorisations required by the operation. 4.13.6 Compile a monthly monitoring report and make it available to the Department if requested. ----------------------------------=--=12 Kloof Gold Mine: Granted EA; Ref No GP 30/5/1/2/3/2/1 (66) EMPage 28 of 32

4.14 The duties and responsibilities of the ECO does not exempt the holder of the EA from the legal obligations in terms of the NEMA and NEMWA

4.15 The footprint of the development must be limited on the areas authorised for the actual construction works and operational activities and all areas outside of the footprint must be regarded as a "no go" areas.

4.16 Erosion and soil loss must be prevented by minimizing the construction site exposed to surface water run-off. Where necessary erosion stabilizing action such as gabions or re-vegetation must be implemented to prevent further habitat deterioration.

4.17 The holder of the EA must ensure that all personnel who work with hazardous waste are trained to deal with these potential hazardous situations so as to minimize the risk involved. Records of training and verification of competence must be kept by the holder EA.

4.18 In order to prevent nuisance conditions, the holder of the EA must ensure that all storage skips and bins are not overfilled.

5 REPORTING TO THE DEPARTMENT

5.1 The holder of EA must submit and Environmental Audit Report to this Department biennially and such report must be done by qualified Environmental Assessment Practitioner and the audit report must specify the following:

- **5.1.1** Identify and assess any new impacts and risks as a result of undertaking the activity, if applicable;
- **5.1.2** Identify shortcomings in the EMP, if any;
- **5.1.3** Identify the need, if any, for any changes to the management, avoidance and mitigation measures provided for in the EMPr;
- **5.1.4** If applicable, specify that the corrective action/s taken for the previous audit's non-conformities, were adequate;
- **5.1.5** Specify the name of the auditor and
- **5.1.6** Be submitted by the holder to the competent authority within 30 days from the date on which the auditor finalised the audit.

Kloof Gold Mine: Granted EA; Ref No GP 30/5/1/2/3/2/1 (66) EM **Page 29 of 32**

22of166. 5.3 Any complaint received from the I&APs during all phases of the operation must be attended to as soon as possible and addressed to the satisfaction of all concerned parties. 5.4 The holder of the EA must annually assess the environmental liabilities of the operation by using the master rates in line with the applicable Consumer Price Index (CPI) at the time and address the shortfall on the financial provision in terms of section 24P of NEMA. 5.5 The holder of the EA must, within 24 hours of incidents occurring, notify the Compe ent Authority of the occurrence or detection of any incident on the site, or incidental to the operation of the site, which has the potential to cause, or has caused pollution of the environment, health risks, nuisance conditions or water pollution. 5.6 The holder of the EA must, within 14 days, or a shorter period of time, if specified by the Competent Authority from the occurrence or detection of any incident referred to in condition 5.5, submit an action plan, which must include a detailed time schedule, and resource allocation signed off by top management, to the satisfaction of the Competent Authority of measures taken to-5.6.1Correct the impact resulting from the incident; 5.6.2 Prevent the incident from causing any further impact; and 5.6.3Prevent a recurrence of a similar incident. 5.7 In the event that measures have not been implemented within 21 days of the incident referred to in condition 5.6, or measures which have been implemented are inadequate, this Department may implement the necessary measures at the cost of the holder of the EA. 6.SITE SECURITY AND ACCESS CONTROL 6.1 The holder of the EA must ensure effective access control to the site to prevent unauthorised entry. Signs indicating the risks involved in unauthorised entry must be displayed at each entrance. 7.EMERGENCY PREPAREDNESS PLAN 7.1 The holder of the EA must maintain and implement an emergency preparedness plan and review it biennially when conducting audit and after each emergency and or major accident. The plan must, amongst others, include: 1 Kloof Gold Mine: Granted EA; Ref No GP 30/5/11213/211 (66) EMPage 30 of 32

7.1.1 Site Fire 7.1.3 Spillage 7.1.3 Natural disasters such as floods 7.1 4 Industrial action 7.1.5 Contact details of police, ambulances and any emergency centre closer to the site. 7.2 The holder of the EA must ensure that an up to date emergency register is kept during all phases of the operation. This register must be made available upon request by the department. 8. INVESTIGATIONS 8.1 If, in the opinion of the Competent Authority, nuisances or health risks may be or is occurring on the site, the holder of the EA must initiate an investigation into the cause of the problem or suspected problem. 8.21f, in the opinion of the Competent Authority, pollution may be or is occurring, the holder of the EA must initiate an investigation into the cause of the problem or suspected problem. Such investigation must include the ' monitoring of the water quality variables, at those monitoring points and such frequency as may be specified by the Competent Authority. 8.3 Investigations carried out in terms of conditions 8.1 and 8.2 above must include the monitoring of the relevant environmental pollution, nuisance and health risk variables, at those monitoring points and such frequency to be determined in consultation with the Competent Authority. 8.4 Should the investigation carried out as per conditions 8.1 and 8.2 above reveal any unacceptable levels of pollution, the holder of the EA must submit mitigation measures to the satisfaction of the Competent Authority. 9. DECOMMISSIONING 9.1Decommissioning of individual activities must comply with the EIA Regulations. 10. SITE CLOSURE 10.1The holder of EA must apply for a closure certificate in terms of Section 43 of the MPRDA within 180 days of occurrence of lapsing, abandonment, cancellation, cessation, relinquishment and completion of development. --------------------------------------------------------12 3of166. Page 31 of32

 24of166. 10.3 The holder of the EA remains responsible for any environmental liability, pollution or ecological degradation, the pumping and treatment of extraneous water, compliance with the conditions of the EA and the management and sustainable closure thereof until the Minister has issued a Closure Certificate in terms of Section 43 of the MPRDA. Where necessary, the Minister may retain certain portion of financial provision for residual, health or environmental impacts that might be known in future. 10.4 No exotic plants may be used for rehabilitation purposes only indigenous plants can be utilized for rehabilitation purposes. In view of the above, the Department is satisfied that, subject to compliance with the conditions contained in the EA, the proposed activities will not conflict with the general objectives of integrated environmental management laid down in Chapter 5 of the National Environmental Management Act, 1998 and that any potentially detrimental environmental impacts resulting from the proposed activities can be mitigated to acceptable levels. The authorisation is accordingly granted. Kind Regards .-................ SM MABASO REGIONAL MANAGER: MINERAL REGULATION GAUTENG REGION DATE:.f//Q.';f/?:.9./?r......... -------------------------------------------------- --1 K/oof Gold Mine: Granted EA; Ref No GP 30/5/1/213/2/1 (66) EM Page 32 of 32

 Department: Mineral Hesources REPUBLIC OF SOUTH AFRICA Dfv1R '10 125 of 166. Private Bag X 5, Braamfontein, 2017 Cnr De Korte and De beer Street, 78 Mlneralia Building, Braamfonteln, 2017. Tel: 011 358 9700 Email: Musa.Manqobe@dmr.qov.za Ref No: GP 30/5/1/2/2 (51) MR From: Mineral Regulation: Gauteng Office Enquiries: Mr. H.M Mangobe By Registered Mail Messrs Sibanye Gold Limited Private Bag X 5 Westonaria 1780 Attention: Mr. Grant Stuart Fax: (086) 295 5752 APPLICATION FOR ENVIRONMENTAL AUTHORISATION IN TERMS OF THE NATIONAL ENVIRONMENTAL MANAGEMENT ACT, 1998 (ACT NO. 107 OF 1998) IN SUPPORT OF THE APPLICATION LODGED IN TERMS OF SECTION 102 OF THE MINERAL AND PETROLEUM RESOURCES DEVELOPMENT ACT, 2002 (ACT NO. 28 OF 2002) FOR THE INCLUSION OF DRIEFONTEIN 4 TSF INTO THE DRIEFONTEIN MINING RIGHT AREA AND THE UNDERTAKING OF LISTED ACTIVITIES ASSOCIATED WITH MINING OPERATIONS AT DRIEFONTEIN MINING RIGHT AREA, SITUATED IN THE MAGISTERIAL DISTRICT OF OBERHOLZER: SIBANYE GOLD LIMITED. With reference to the abovementioned application, please be advised that the Department has decided to grant an environmental authorisation in terms of regulation 24(1) of the Environmental Impact Assessment Regulations, 2014 ("EIA Regulations"). The environmental authorisation. and reasons for the decision are attached herewith. In terms of regulation 4(2) of the EIA Regulations, you are instructed to notify all registered interested and affected parties, in writing within 14 (fourteen) calendar days, of the date of the Department's decision in respect of your application and the Department of Mineral Resources: Granted EA; Ref No GP 30/511/213/2/1 (51) EMPage 1 of2

126 of 166. provisions regarding the making of appeals must be provided for in terms of the National Appeal Regulations, 2014. Should you wish to appeal any aspect of the decision, you must submit the appeal to the Minister of Environmental Affairs, within 20 days from the date of notification, and such appeal must be lodged as prescribed by Chapter 2 of the National Appeal Regulation, 2014 by means of one of the following methods: By facsimile : (012) 359 3609 By post :Private Bag X 447, PRETORIA, 0001 By hand : Environmental House, Corner Steve Biko and Soutpansberg Street, Arcadia, Pretoria, 0083 Should you decide to appeal, you must comply with the National Appeal Regulations, 2014 in relation to notification of all registered interested and affected parties. Kind Regards ... ··············· REGIONAL MANAGER: MINERAL REGULATION GAUTENG REGION DATE: 1.(/qfF/ f?.l§....... Department of Mineral Resources: Granted EA; Ref No GP 30/5111213/211 (51) EM Page 2 of2

 Department: Mineral Resources REPUBLIC OF SOUTH AFRICA DMR10 Private Bag X 5, Braamfontein, 2017 Cnr De Korte and De beer Street, 78 Mineralia Building, Braamfontein, 2017. Tel: 011 358 9700 Email: Musa.Manqobe@dmr.gov.zaRef No: GP 30/5/1/2/2 {51) MR From: Mineral Regulation: Gauteng Office Enquiries: Mr. H.M Mangobe ENVIRONMENTAL AUTHORISATION Reference number: Last amended: Holder of authorisation: Location of activity: ACRONYMS GP30/5/1/2/3/211(51) EM Not Applicable Sibanye Gold Limited Various portions of various farms situated in the magisterial districts of Oberholzer, Potchefstroom, Vanderbijlparl< and Westonaria. DECISION NEMA: NEMWA: EIA: EIA REGULATIONS: DEPARTMENT: EA: EAP: BAR: EMPr: S&EIR: I&AP: National Environmental Management Act, 1998 (Act 107 of 1998) as amended National Environmental Management Waste Act, 2008 (Act 59 of 2008) as amended Environmental Impact Assessment. Environmental Impacts Assessment Regulations, 2014. Department of Mineral Resources; Mineral Regulation. Environmental Authorisation. Environmental Assessment Practitioner Basic Assessment Report Environmental Management Programme Seeping and Environmental Impact Report . Interested and Affected Parties 127 of 166. Page 1 of21·

ECO:	Environmental Control Officer
MPRDA:	Mineral and Petroleum Resources Development Act, 2002 (Act 28 of 2002) as amended

The Department is satisfied, on the basis of the information available to it and subject to compliance with the conditions of this EA, therefore the applicant is hereby authorised to undertake listed activities specified below. Details regarding the basis on which the Department reached this decision are set out in Annexure "1" of this EA.

ACTIVITY APPLIED FOR

By virtue of the powers conferred on it by NEMA and NEMWA, the Department hereby grants an environmental authorization to **Sibanye Gold Limited** with the following contact details –

Messrs Sibanye Gold Limited
Private Bag X5
WESTONARIA
1780

Tel no: (011) 278 5061
Fax no: (086) 295 5752

to undertake the following activity listed in the 2014 EIA Regulations.

LISTED ACTIVITIES:

Listed in the EIA Regulations (GNR 983) as:-
Activity 9: The development of infrastructure exceeding 1 000 m in length for the bulk transportation of water or storm water- i) with an internal diameter of 0.36 metres or more; or with a peak throughput of 120 litres per second or more.

Department of Mineral Resources: Granted EA; Ref No GP 30/5/1/2/3/2/1 (51) EM **Page 2 of 21**

29 of 166. Department of Mineral Resources: Granted EA; Ref No GP 30/5/112/3/211 (51) EM Page 3 of21 1

 Activity 45: The expansion of infrastructure for the bulk transportation of water or storm water where the existing infrastructure-i)has an internal diameter of 0.36 metres or more; or ii) has a peak throughput of 120 litres per second or more; and where the facility or infrastructure is expanded by more than 1 000 metres in length; or where the throughput capacity of the facility or infrastructure will be increased by 10% or more. Listed in the EIA Regulations (GNR 984) as:· Activity 6: The development of facilities or infrastructure for any process or activity which requires a permit or licence in terms of national or provincial legislation governing the generation or release of emissions, pollution or effluent. Activity 7: The development and related operation of facilities or Infrastructure for the bulk transportation of dangerous goods in liquid form, outside an industrial complex, using pipelines exceeding 1 000 m in length with a throughput capacity of more than 50m3 per day. Activity 17: Any activity including the operation of that activity which requires a mining right as contemplated In section 22 of the Mineral and Petroleum Resources Development Act, 2002 (Act No. 28 of 2002), including associated infrastructure, structures and earthworks, directly related to the extraction of a mineral resource, including activities for which an exemption has been issued In terms of section 106 of the Mineral and Petroleum Resources Development Act, 2002 (Act No. 28 of 2002). Activity 25: The development and related operation of facilities or infrastructure for the treatment of effluent, wastewater or sewage with a daily throughput capacity of 15 000 cubic metres or more. Department of Mineral Resources: Granted EA; Ref No GP 30/5/1/2/31211 (51) EM Page 4 of21 30 of 166.

31 of 166. The above mentioned listed activities will be carried out as described in the Environmental Impact Assessment Report (EIAR) received on 15 July 2016 at the following coordinates: Department of Mineral Resources: Granted EA; Ref No GP 30/5/1/213/211 (51) EM Page 5 of21

				26° 21' 58.562" S	27° 34' 50.270" E
				26° 21' 58.053" S	27° 34' 41.272" E
				26° 21' 57.494" S	27° 34' 32.278" E
				26° 21' 56.935" S	27° 34' 23.285" E
				26° 21' 51.303" S	27° 31' 35.887" E
				26° 21' 48.122" S	27° 31' 29.284" E
				26° 21' 44.779" S	27° 31' 22.823" E
				26° 21' 39.988" S	27° 31' 19.031" E
BWSF to DRI3	7 699	Water Pipeline	Start	26° 21' 39.643" S	27° 31' 19.689" E
DRI3 to WBT	7 665		End	26° 22' 2.451" S	27° 26' 56.328" E
			250m interval	26° 21' 44.447" S	27° 31' 16.651" E
				26° 21' 43.842" S	27° 31' 7.662" E
				26° 21' 43.300" S	27° 30' 58.667" E
				26° 21' 42.838" S	27° 30' 49.667" E
				26° 21' 42.331" S	27° 30' 40.670" E
				26° 21' 41.834" S	27° 30' 31.677" E
				26° 21' 42.633" S	27° 30' 22.717" E
				26° 21' 42.140" S	27° 30' 13.719" E
				26° 21' 41.958" S	27° 30' 4.707" E
				26° 21' 41.113" S	27° 29' 55.742" E
				26° 21' 40.509" S	27° 29' 46.753" E
				26° 21' 40.061" S	27° 29' 37.752" E
				26° 21' 39.717" S	27° 29' 28.747" E
				26° 21' 39.016" S	27° 29' 19.770" E
				26° 21' 38.719" S	27° 29' 10.763" E
				26° 21' 38.486" S	27° 29' 1.752" E
				26° 21' 38.214" S	27° 28' 52.743" E
				26° 21' 37.947" S	27° 28' 43.733" E
				26° 21' 37.848" S	27° 28' 34.719" E
				26° 21' 36.994" S	27° 28' 26.012" E
				26° 21' 37.355" S	27° 28' 17.117" E
				26° 21' 38.653" S	27° 28' 8.223" E
				26° 21' 40.754" S	27° 27' 59.518" E
				26° 21' 43.157" S	27° 27' 50.907" E
				26° 21' 45.364" S	27° 27' 42.235" E
				26° 21' 47.712" S	27° 27' 33.643" E
				26° 21' 50.373" S	27° 27' 25.126" E
				26° 21' 53.148" S	27° 27' 16.655" E
				26° 21' 55.905" S	27° 27' 8.176" E
				26° 21' 58.624" S	27° 26' 59.681" E
				26° 21' 40.754" S	27° 27' 59.518" E
BWSF to DRI5	14 168	Water Pipeline	Start	26° 21' 40.039" S	27° 31' 20.032" E
			End	26° 24' 10.208" S	27° 24' 31.483" E
			250m interval	26° 21' 44.418" S	27° 31' 15.846" E
				26° 21' 43.800" S	27° 31' 6.858" E
				26° 21' 43.256" S	27° 30' 57.864" E
				26° 21' 42.809" S	27° 30' 48.863" E
				26° 21' 42.285" S	27° 30' 39.867" E
				26° 21' 41.859" S	27° 30' 30.874" E
				26° 21' 42.555" S	27° 30' 21.912" E
				26° 21' 42.106" S	27° 30' 12.912" E
				26° 21' 41.864" S	27° 30' 3.904" E
				26° 21' 41.073" S	27° 29' 54.934" E
				26° 21' 40.467" S	27° 29' 45.945" E
				26° 21' 40.031" S	27° 29' 36.943" E

Department of Mineral Resources: Granted EA; Ref No GP 30/5/1/2/3/2/1 (51) EM **Page 6 of 21**

33 of 166. Department of Mineral Resources: Granted EA; Ref No GP 30/5/11213/2/1 (51) EM Page 7 of21

34 of 166. Department of Mineral Resources: Granted EA; Ref No GP 30/511/213/211 (51) EM Page 8 of21

35 of 166. Department of Mineral Resources: Granted EA; Ref No GP 30/51112131211 (51) EMPage 9 of21

36 of 166. Detailed specifications of the activity are as follows: Proposed details of the activities are as follows: Main activities pertaining to this Environmental Authorisation are: i) The inclusion of Driefontein 4 TSF into the Driefontein Mining Right area. The authorisation here is for the reclamation worl<s after the TSF has been included into the Driefontein Mining Right area, which is being done through an application in terms of section 102 of the MPRDA; ii)The reclamation of Driefontein 3 and 5 TSFs; iii) The construction and operation of the West Block Thicl<ener (WBT} and the Bulk Water Storage Facility (BWSF); and iv) Construction of roads, power lines, pipelines and pump stations associa ed with the above listed infrastructure. The granting of this EA is subject to the conditions set out below (site specific) and in Annexure 2 (Departmental standard conditions}.The EMPr and the EIAR submitted to this Department on 15 July 2016 .. are hereby approved and all conditions contained in the EMPr and the EIAR must be adhered to throughout the life cycle of the operation. ENVIRONMENTAL AUTHORISATION SITE SPECIFIC CONDITIONS 1. This Environmental Authorisation (EA) is solely for the activities Indicated above. This EA is linked to the existing mining right with reference GP 30/5/1/2/2 (51) MR issued to Sibanye Gold Limited. 2. All affected parties in the route of the pipeline, powerline and roads should be consulted to minimise disruptions where road closures or other interruptions may occur so that satisfactory-alternative arrangements are made. Where such disruptions occur, these should be agreed to in writing with the affected parties concerned and proof thereof must be made available to the authorities if required. This should include sufficient and timely notification to the interruptions and detours must be adequately · demarcated. Department of Mineral Resources: Granted EA; Ref No GP 30/51112/31211 (51) EMPage 10 of21

37 of 166. 3.The construction of the West Block Thickener, the Bull< Water Storage Facility and the pipelines will occur on wetland areas. Therefoe a wetland offset strategy, as proposed in the EIAR must be implemented within one (1) year of the commencement of the activities to compensate fo"r the wetland areas to be lost as a result of the project. 4. The treatment of mine affected water at the Advanced Water Treatment Facility (AWTF) must continue even after the completion of the WRTRP's reclamation processes. The cost thereto must be borne by the holder of this EA, unless otherwise liability has been transferred successfully to the third party. Should such transfer of liability occur, the competent authority must be Informed of such arrangement. 5. In-situ Bio-remediation of the contaminated soil must be implemented as the preferred option and disposal of contaminated soil must be considered as a la'st resort. 6. The Civil Engineering designs of the facility must be authorised by the Department of Water and Sanitation prior to commencement with the construction of the Bull< Water Storage Facility and the Advanced Water Treatment Facility. 7. The activities authorised and the operation-thereof will require a Water Use License in terms of section 21 of the National Water Act, 1998 (Act 36 of 1998), therefore a Water Use License must be obtained from the Department of Water and Sanitation prior to commencement with the operation of the facility. 8. Adequate servitudes (preferably recommended by the Engineer) must be put in place for ease of maintenance of the facilities during operational phase and to effectively deal with any emergency that might arise. ANNEXURE 1:REASONS FOR THE DECISION 1.Background Sibanye Gold Limited submitted an application for an EA to undertake activities listed in the EIA Regulations, 2014 as indicated on pages 3 and 4 of this EA. 2.Information considered in making the decision In reaching its decision, the Department tool<, inter alia, the following into consideration-a)The information contained In the application form received by the Department on 06 October 2015; b)The information contained in the Scoping Report received by the Department on 13 November 2015; Department of Mineral Resources: Granted EA; Ref No GP 30/5/11213/211 (51) EM Page 11 of21 1

 c). The information contained in the Environmental Impact Assessment Report received by the Department on 24 March 2016. d) Comments received from the Department of Water and Sanitation on 06 July 2016. e) The information contained In the amended Environmental Impact Assessment Report received by the Department on 15 July 2016. DThe objectives and requirements of the applicable and relevant legislation, policies and guidelines and the EIA Regulations; g) Public Participation Process (PPP) contained in the Environmental Impact Assessment Report; and h) The findings of the pre-approval site inspection conducted by the officials of this Department with the representatives of Digby Wells Environmental (the project EAP) and the Mine's Environmental team on 20 and 21 April2016. 3. Key factors considered in making the decision All information presented to the Department was taken into account In the Department's consideration of the application. A summary of the issues which, in the Department's view, were of the most significance are set out below: a) The biophysical setting and the characteristics of the area in which the activities applied for are proposed to be undertaken; b) A sufficient PPP was undertaken and the applicant has satisfied the minimum requirements a prescribed in the EIA Regulations of 2014 for public involvement; and c) The environmental Impacts associated with the proposed construction of infrastructure and the reclamation of the TSF can be addressed if the proposed mitigation measures outlined in the EIAR and the conditions of this authorisation are implementation accordingly. ANNEXURE 2 DEPARTMENTAL STANDARD CONDITIONS 1. SCOPE OF AUTHORISATION 1.1. The holder of the EA shall be responsible for ensuring compliance with the conditions contained in the EA. This includes any person acting on the holder's behalf, including but not limited to an agent, Department of Mineral Resources: Granted EA; Ref No GP 30/51112/31211 (51) EM Page 12 of 21 38 of 166.

39 of 166. servant, contractor, subcontractor, employee, consultant or any person rendering a service to the holder of EA. 1.2. Any changes to, or deviation from the project description set out in this EA must be approved in writing by this Department before such changes or deviation may be effected. In assessing whether to grant such approval or not, the Department may request such information as it deems necessary to evaluate the significance and impacts of such changes or deviation and it may be necessary for the holder of the EA to apply for further authorisation in terms of the EIA Regulations. 1.3. The activities, which are authorised, may only be carried out at the properties indicated in the EA and or on the approved EMPr. 1.4. Where any of the holder of the EA contact details change including the name of the responsible person, physical/postal address or telephonic details, the holder of the EA must notify the Department as soon as the new details become known to the holder of the EA. 1.5. The EA does not negate the responsibility of the holder to comply with any other statutory requirements that may be applicable to the undertaking of such activities. 1.6. The holder of the EA must ensure that all areas where the authorised activities occur have controlled access to ensure safety of people and animals. 2. APPEAL OF AUTHORISATION 2.1, The holder of EA must in writing, within 14 (fourteen) calendar days of the date of this decision and in accordance with EIA Regulation 4(2). 2.2. Notify'all registered I&APs of-2.2.1. The outcome of the application; 2.2.2.The date of the decision; 2.2.3.The date of issue of the decision and; · 2.2.4. .The reasons for the decision as included in Annexure 1 and this Annexure 2 (Departmental Standard Conditions). 2.3. Draw the attention of all registered I&APs to the fact that an appeal may be lodged against the decision in terms of the NationCll Appeals Regulations, 2014. 2.4.Draw the attention of all registered I&APs to the manner in which they may access the decision. 2.5. Provide the registered I&APs with the: 2.5.1 .. Name of the holder (entity) of this EA; 2.5.2.Name of the responsible person for this EA; 2.5.3.Postal address of the holder; Department of Mineral Resources: Granted EA; Ref No GP 301511/213/2/1 (51) EMPage 13 of21 1

40 of 166. 2.5.4.Telephonic and fax details of the holder and 2.5.5.E-mail address of the holder if any. 3. COMMENCEMENT OF THE ACTIVITY 3.1. In order to ensure safety, all employees must be given the necessary personnel protective equipment (PPE). 3.2. This EA must be provided to the site operator and the requirements thereof must be made fully known to him or her. 3.3. Appropriate notification sign(s) must be erected on the plant site to warn the public (residents, visitors etc.) about the hazard around the plant site and presence of heavy machinery (if any). 3.4. Vegetation clearance must be limited to areas where the individual activity will occur, and mitigation measures must be implemented to reduce the risk of erosion and alien species invasion. 3.5. Topsoil and subsoil must be protected from contamination or pollution. Stockpiling must not take place in drainage lines or areas where it will impede surface water runoff. 3.6. If any soil contamination is noted at any phase of the proposed activity, the contaminated soil must be removed and disposed of at a licensed waste disposal facility and the site must be rehabilitated to the satisfaction of this Department and Department of Water and Sanitation. The opportunity for the onsite remediation and re-use of contaminated soil must be investigated prior to the disposal and this Departmentmust be informed In this regard. 3.7. An integrated waste management approach must be implemented that is based on waste minimization and must incorporate avoidance, reduction, recycling, treat, reuse and disposal where appropriate. Uncontaminated rubble generated on site can be re-used as back filling material on site. Ensure that no refuse or rubble generated on site is placed, dumped or deposited on the adjacent properties or public places and open space. 3.8. In terms of sections 28 and 30 of NEMA, and sections 19 and 20 of the National Water Act, 1998 (ACt No. 36 of 1998), any costs incurred to remedy environmental damage must be borne by the person responsible for the damage. It is therefore Imperative that the holder of the EA reads through and understand the legislative requirements pertaining to this activity. It is the applicant's responsibility to take reasonable measures to inform and educate contractors and employees about environmental risks of their work and training them to operate in an environmentally acceptable manner. 3.9. Residents (if any) on the properties and surrounding areas must be informed of any unusual noisy activities that are planned. Department of Mineral Resources: Granted EA; Ref No.GP 30151112131211 (51} EMPage 14 of21 1

41 of 166. 3.10. Mixing of cement, concrete, paints, solvent, sealants and adhesive must be done in specified areas on concrete aprons or on protected plastic linings to contain spillage or overflow onto soil to avoid contamination of underground water and environmental damage. 3.11. Should any heritage remains be exposed during operation or any actions on the site, these must immediately be reported to the South African Heritage Resource Agency (SAHRA). Heritage remains uncovered or disturbed during earthworks must not be further disturbed until the necessary approval has been obtained from the South African Heritage Resource Agency (SAHRA). 3.12. Care must be taken to ensure that the material and excavated soil required for backfilling are free of contamination from hydrocarbons. 3.13. Hydraulic fluids or chemicals required during the .installation of the plant must be stored in a concrete lined surface with bund walls and must be designed in such a manner that any spillage can be contained and reclaimed without any impact on the surrounding environment. Should any spills occur it must be cleaned immediately by removing spillage together with the polluted solids and dispose of in the authorised disposal site permitted for such waste. The regional office of the Department of Water and Sanitation must be notified within 24 hours of an incident that may pollute surface and underground water resources. 3.14. The holder of EA must ensure that any water uses listed in terms of section 21 of National Water Act, 1998 (Act 36 of 1998) get authorization from Department of Water and Sanitation prior to the commencement of such activity (ies). 3.15. This EA does not purport to absolve the holder of EA from its common law obligations towards the owner of the surface of land affected. 3.16. The holder of EA must ensure that rehabilitation of the disturbed areas caused by operation(s) at all times comply with the approved EMPr. 3.17. This EA may be amende,d or withdrawn at any stage for non-compliance and provides no relief from the provisions of any other relevant statutory or contractual obligations. 3.18. The holder of EA must note that in terms section 43A of the National Environmental Management: Waste Act, 2008 (Act No. 59 of 2008), residue deposit and residue stockpile must be deposited and managed in a prescribed manner on any site demarcated for that purpose in the approved EMPr. No person may temporary or permanently deposits residue stockpile or residue deposit on any area or site other than on site indicated on the approved EMPr. 3.19. The holder of EA must note that in terms section 20 of the National Environmental Management: Waste Act, 2008 (Act No. 59 of 2008), no person may commence, undertake or conduct a waste management activity, except in accordance with the requirements of norms and standards Department of Mineral Resources: Granted EA; Ref No GP 3015111213/211 (51) EMPage 15 of21 1

42 of 166. determined in terms of section 19(3) for that activity or a waste management licence is issued in respect of that activity If licence is required. 3.20. An appeal under section 43(7) of the National Environmental Management Act, 1998 (NEMA) (Act 107 of 1998) (as amended) suspend an EA or exemption or any provisions of conditions attached hereto, or any directive unless the Minister directs otherwise. 3.21. Should you be notified by the Minister of a suspension of the authorisation pending appeal procedure, you may not commence/continue with the activity (ies) until such time that the Minister allows you to commence with such activity (ies) in writing. 3.22. The Department reserves the right to audit and/or inspect the activity (ies) without prior notification at any reasonable time and at such frequency as may be determined by the Regional Manager. 3.23. The waste storage site must have a firm, impermeable, chemical resistant floors and a roof to prevent direct sunlight and rain water from getting in contact with the waste. 3.24. Subject to the commencement and duration requirements of the MPRDA and NEMA for the listed activity, this EA is valid for the period for which the aforesaid right is issued provided that this activity must commence within 10 years. If the commencement of the proposed activity does not occur within the specified period, the EA lapses and a new application for EA in terms of the NEMA and the EIA Regulations should be made for the activity to be undertaken. 3.25. The commissioning and decommissioning of individual activity within the overall listed activities must take place within the phases and timeframes as set out in EMPr. 3.26. The listed activity, including site preparation, must not commence within 20 (twenty) calendar days of the date of the notification of the decision being sent to the registered I&APs. In the event that an appeal is lodged with the appeal administrator, the effect of this environmental authorisation is suspended until such time as the appeal is finalised. 3.27. Should there be any conflicting conditions between this EA and other approval granted by other authorities, it is upon the holder of EA to bring it to the attention of the Department for resolution. 4. MANAGEMENT OF ACTIVITY (IES) 4.1. A copy of the EA and EMPr must be kept on site office where the activity will be undertaken. The EA and EMPr must be produced to any authorised official(s) of this Department who requests to see it and must be made available for inspection by any employee or agent of the holder of the EA who works or undertakes work at the properties. Department of Mineral Resources: Granted EA; Ref No GP 30/5/112/31211 (51) EMPage 16 of21 1

43 of 166. 4.2. The content of the EMPr and its objectives must be made known to all contractors, subcontractors, agent and any other people working on the site, and any updates or amendments to the EMPr must be submitted to the Department for approval. 4.3. Regular monitoring and maintenance of storm water drainage facilities must be conducted at all times and if damaged, they must be repaired as directed by the Department or any other relevant authority. 4.4.A buffer zone of 100 metres between the activity (ies) and the residential areas, cemeteries or burial grounds must be clearly demarcated and maintained. 4.5. The holder of the EA must prevent nuisance conditions or health hazards, or the potential creation of nuisance conditions or health hazards. 4.6. The holder of the EA must ensure that all non-recyclable waste are disposed of at waste management facilities licenced to handle such wastes and all recyclable waste are collected by licenced waste management facilities for recycling, reuse or treatment. 4.7. The holder of the EA must ensure that all liquid wastes, whose emissions to water or land could cause pollution are diverted to sewer, after testing water quality and receiving written approval from the relevant local authority. 4.8. Non-compliance with any condition of this EA or EMPr may result in the issuing of a directive in terms of section 28 and or a compliance notice in terms of section 31L of NEMA. 4.9. Should it be discovered or come to the attention of the Department that the EA has been obtained through fraud, non-disclosure of information or misrepresentation of a material fact, the Department will suspend your EA in terms of the provisions of regulation 38(1) of the EIA Regulations. 4.10. This EA only authorises activities specified in Annexure 1 and a new authorisation must be applied for in respect of any new listed activity not specified as part of Annexure 1. This condition is also applicable in the case of the amendment, addition, substitution, correction, and removal or updating of any detail in the aforesaid EMPr. 4.11. Rehabilitation of the disturbed surface caused by the operation at all times must comply with the conditions set out in the approved EMPr. 4.12. Erosion and soil loss must be prevented by minimizing the construction site exposed to surface water run-off. Department of Mineral Resources: Granted EA; Ref No GP 30/51112/31211 (51) EMPage 17 of21 1

44 of 166. 5. REPORTING TO THE DEPARTMEN"f 5.1. The holder of the EA must submit an Environmental Audit Report to this Department biennially and such report must be done by qualified Environmental Assessment Practitioner and audit report must specify whether conditions of this environmental authorisation and EMPr/closure plan are complied with to: 5.1.1. identify and assess any new impacts and risks as a result of undertaking the activitylies, if applicable; 5.1.2. identify shortcomings in the EMPr/closure plan, if applicable; 5.1.3.identify the need, if any, for any changes to the management, avoidance and mitigation measures provided for in the EMPr/closure plan; 5.1.4. if applicable, specify that the corrective action/s taken for the previous audit's non-conformities was adequate; 5.1.5. Specify the name of the auditor; and 5.1.6. The audit report must be submitted by the holder to the competent authority within 30 days from the date on which the auditor finalised the audit. 5.2. Should any shortcomings in terms of Regulation 34(4) be identified, the holder must submit recommendation to amend the EMPr/closure plan in order to rectify any shortcomings identified with the aforementioned audit report. 5.3. Any complaint received from the I&AP during all phases of the operation must be attended to as soon as possible and addressed to the satisfaction of all concerned interested and affected parties. 5.4. The holder of the EA must annually assess the environmental liabilities of the operation by using the master rates in line with the applicable Consumer Price Index (CPI) at the time and address the shortfall on the financial provision submitted in terms of section 24P of NEMA. 5.5. The holder of the EA must, within 24 hours of incidents occurring, notify the Competent Authority of the occurrence or detection of any incident on the site, or incidental to the operation of the site, which has the potential to cause, or has caused pollution of the environment, health risks, nuisance conditions or water pollution. 5.6. The holder of the EA must, within 14 days, or a shorter period of time, if specified by the Competent Authority from the occurrence or detection of any incident referred to in condition 5.5, submit an action plan, which must include a detailed time schedule, and resource allocation signed off by top management, to the satisfaction of the Competent Authority of measures taken to - 5.6.1. Correct the impact resulting from the incident; 5.6.2. Prevent the incident from causing any further impact; and Department of Mineral Resources: Granted EA; Ref No GP 30/511/2/3/211 (51) EM Page 18 of 21 1

45 of 166. 5.6.3. Prevent a recurrence of a similar incident. 5.7.1n the event that measures have not been implemented within 21 days of the incident referred to in condition 5.6, or measures which have been implemented are inadequate, the Competent Authority may implement the necessary measures at the cost of the holder of the EA. 6. SITE SECURITY AND ACCESS CONTROL 6.1. The holder of the EA must ensure effective access control on the site to reasonably prevent unauthorised entry. Signs indicating the risks involved in unauthorised entry must be displayed at each entrance. 6.2. Weather proof, durable and legible notices in at least three official languages applicable in the area must be displayed at each entrance to the Site. These notices must prohibit unauthorised entry and state the hours of operation, the name, address and telephone number of the holder of the EA and the person responsible for the operation of the site. 7. EMERGENCY PREPAREDNESS PLAN nd review it biennially when conducting audit and after each emergency and or major accident. The plan must, amongst others, include: 7.1.1.SiteFire 7.1.2.Spillage 7.1.3. Natural disasters such as flood 7.1.4. Industrial action 7.1.5. Contact details of police, ambulances and any emergency centre closer to the site. 7.2. The holder of EA must ensure that an up to date emergency register is kept during all phases of the operation. This register must be made available upon request by the Department. 8. INVESTIGATIONS 8.1.1f, in the opinion of the Competent Authority, nui.sances or health risks may be or is occurring on the site, the holder of the EA must initiate an investigation into the cause of the problem or suspected problem. Department of Mineral Resources: Granted EA; Ref No GP 3015111213/211 (51) EMPage 19 of21 1

146 of 166. 8.2.1f, in the opinion of the Competent Authority, pollution may be or is occurri g, the holder of the EA must initiate an investigation into the cause of the problem or suspected problem. Such investigation must include the monitoring of the water quality variables, at those monitoring points and such frequency as may be specified by the Competent Authority. 8.3.1nvestlgations carried out in terms of conditions 8.1 and 8.2 above must include the monitoring of the relevant environmental pollution, nuisance and health risk variables, at those monitoring points and such frequency to be determined in consultation with the Competent Authority. 8.4. Should the investigation carried out as per conditions 8.1 and 8.2 above reveal any unacceptable levels of pollution, the holder of the EA must submit mitigation measures to the satisfaction of the Competent Authority. 9. DECOMMISSIONING 9.1. Decommissioning of individual activities must comply with the EIA Regulations. 10. SITE CLOSURE 10.1. The holder of EA must apply for a closure certificate in terms of Section 43 of Mineral and Petroleum Resources Development Act (Act 28 of 2002), as amended within 180 days of occurrence of lapsing, abandonment, cancellation, cessation, relinquishment and completion of development. 10.2. The application for closure indicated abovmust be submitted together with all relevant documents as indicated in Section 43 of Mineral and Petroleum Resources Development Act (Act 28 of 2002), as amended. 10.3. No exotic plants may be used for rehabilitation purposes only indigenous plant can be utilized for rehabilitation purposes. 10.4. The holder of EA remains responsible for any environmental liability, pollution or ecological degradation, the pumping and treatment of extraneous water, compliance with the conditions of EA and the management and sustainable closure thereof until the Minister has issued a Closure Certificate in terms of Section 43 of Mineral and Petroleum Resources Development Act (Act 28 of 2002). Where necessary the Minister may retain certain portion of financial provision for residual, health or environmental impacts that might be known in future. Department of Mineral Resources: Granted EA; Ref No GP 30/5/112131211 (51) EM Page 20 of21

47 of 166. In view of the above, the Department is satisfied that, subject to compliance with the conditions contained in the EA, the proposed . activity will not conflict with the general objectives of integrated environmental management laid down in Chapter 5 of the National Environmental Management Act, 1998 and that any potentially detrimental environmental impacts resulting from the proposed activity can be mitigated to acceptable levels. The environmental authorisation is accordingly granted. l<ind Regards :;. ........... ·································· REGIONAL MANAGER GAUTENG REGION DATE:.U/9..::?./(!!,.......... Department of Mineral Resources: Granted EA; Ref N9 GP 30/51112/3/2/1 (51) EM Page 21 of 21 1

ANNEXURE G — CONFIRMATION OF VAT REGISTRATION OF ISSUING PARTY

[SEE ATTACHED]

1

 VALUE ADDED TAX Notice of Registration SF TSHIKOVHI 29 WATERFALL PARK CUCKOO AVENUE CASHAN EXT 21 SARS Alberton 1528 Contact Centre Tel: 0800 DO SARS (7277) Website: www.sars.gov.za RUSTENBURG 0299 Taxpayer Reference No: 4270281084 Case No: 269159909 Date:2018-03-07 149 ofl •. Dear Representative Taxpayer NOTICE OF REGISTRATION The South African Revenue Service (SARS) confirms registration of the following taxpayer: Registered name: WRTRP (PTY)LTD Trading name: WRTRP (PTY)LTD WRTRP (PTY)LTD Taxpayer registration number: 2017/449061/07 Taxpayer reference number: 4270281084 Date of Registration: 2018-03-07 Your tax obligation The taxpayer has been registered for Value-Added Tax with effect from 2018-04-01 and a 12 month(s) tax period with the following category has been allocated: The last day of each of the twelve months of the calendar year. The taxpayer must use the Payment basis to account for the tax payable. Payments in respect of VAT must be made under cover of a VAT 201 return to SARS by the 25th of the month after the end of the tax period. eFilers have until the last business day of the month to make payment. If payment is not paid in full by the due date, a ten percent penalty and interest at the prescribed rate is levied. Where the payment date falls on a weekend or public holiday, the due date is the last preceding business day. Kindly notify SARS of any change to your registered particulars within 21 business days of such change. Should you have any queries please call the SARS Contact Centre on 0800 00 SARS (7277). Remember to have your taxpayer reference number at hand when you call to enable us to assist you promptly. Sincerely ISSUED ON BEHALF OF THE SOUTH AFRICAN REVENUE SERVICE RFDREG L engl FV 2016. Ol. 00 SV 1301CT 03 NO p y 2018 097604cf-21fa-11e8-8553-31c7d2858f76001/001

ANNEXURE H — LENDER’S CONSENT IN TERMS OF THE RAND REVOLVING CREDIT FACILITY

[SEE ATTACHED]

1

151 of 166. Slbanye Gold Limited trading as Slbanye-SIHiwaler Reg. 2002/031.431/06 Reglslered Adckess: Constcmlla Office Pork Bridgeview House • Building 11 • Ground Floor Cnr 1411• Avenue & Hendrik Polglaler Road Welfevreden Pall:• 1709 PostalAddress: Prlvale Bag X5 • WesfollOfla • 1780 Tel+27 11 278 9600 • Fox +27 11 278 9863 Nedbank Limifed (acting through its Corporate and Investment Banking division} 3rd Floor F Block Nedbank 135 Rivonla Campus 135 Rivonia Road Sandown 2196 29 January 2018 Dear Agent CONFIDENTIAL REQUEST FOR CONSENT IN RELATION TO THE ZAR6 000 000 000 REVOLVING FACILITY AGREEMENT DATED 14 NOVEMBER 2016 (AS AMENDED AND RESTATED ON 28 SEPTEMBER 2017) (THE "FACILITY AGREEMENr') We refer to the Facility Agreement. We are writing to you in your capacity as Agent for the Lenders. Terms and expressions not otherwise defined in this letter but defined in the Facility Agreement shall hove the same meanings in this letter. Background to the Request As you may be aware Sibanye Gold Limited (Sibanye) is in the process of concluding a transaction (the Proposed Transaction} In terms of which: 1. Sibanye will dispose of selected gold surface processing assets and tailings storage facilities to DRDGOLD Limited for a 38.05% shareholding in DRDGOLD worth c.R 1 300 000 000, such disposal to be effected by a sale of certain gold surface processing assets and tailings storage facilities to a special purpose company (the SPC) in exchange for shares In the SPC and a subsequent sale of Sibanye's shares in the SPC to DRDGOLD in exchange for shares in DRDGOLD (the Disposals); and 2. Slbanye will be granted an option to acquire further shares in DRDGOLD which. when taken together with the shares to be acquired by it pursuant to the Disposals, will Increase its shareholdlng In DRDGOLD to 50.1% of the issued share capital to DRDGOLD, such option to be exercisable at a price per share equal to a I0% discount to the volume weighted average trading www.slbanyestlllwater.com Directors: Sello Moloko• (Chairman) Neal Froneman (CEO) Chart Keyter (CFO) llmolhy Cumming• Savannah Danson• Barry Davison• Rick Menell'Nkosemnlu Nlka• Keith Rayner• Sue van der Merwe• Jerry Vltol:ozl• Cain Farrel (Corporate Secretory) ('Non-Executive) Vat No. 473 020 9410

 price of DRDGOLD shares during the 30 trading days preceding the date of exercise of the option (the Share Option). Attached is the transaction overview presentation describing the Proposed Transaction. Request for Confirmation and Consent Slbanye, on behalf of the Borrowers and Guarantors, hereby requests the Majority lenders consent for the Disposals to be treated as a Permitted Disposal in accordance with clause 1.1.97.1 0 of the Facility Agreement. This letter, when countersigned by the Agent (acting on the instructions of the Majoriiy Lenders) shall be treated as a Finance Document. Timing By your countersigning the leiter below, you confirm that the Majorify Lenders have given their approval of the terms of this letter. In order to meet the timetable of the Proposed Transaction, we would request that such approvalis given by no later than 19 February 201B. If you require any further information in connection with this request for consent please feel free to contact: Tony Harris VP : Corporate Finance Phone: +27 11 278 9600 Mobile: +27 83 638 6999 Email: tgov.,hmJ:.is@s!booyegold.co.zo Yours sincerely ChariKeyter For and on behalf of Sibanye Gold Limited We confirm the approval of the Majority Lenders to the above letter Signed NJ SINGH AUTHORISED SIGNATORY for and on behalf of L WEBBER THOAISED SIGNATORY 152 of 166.

ANNEXURE I — EMPLOYEES OF THE BUSINESS AS AT THE DELIVERY DATE

[SEE ATTACHED]

1

154 of 166. Final list Number Administrator Human Resources B51 Artisan Instrument Mechanician S Risk2 Asst Officer ETD1 Asst Supervisor Metallurgy Section 15 Change House Laundry Operator MW 8 Control Room Supervisor Engineering 8 Crane Driver 75 Ton MW 1 Front End Loader Driver MW 5 Maintenance Service Person B51 Metallurgist2 Planned Maintenance Officer SR1 Plant Attendant Grade 1MW1 Plant Attendant Grade 1Surface Risk MW 4 Sectional Operator Grade 2 MW 85 Superintendent Metallurgy 1 Supervisor Costing1 Supervisor Engineering Electrician Sf1 Supervisor Engineering Fitter Sf2 Supervisor Engineering Technician SF C41 Supervisor Metallurgy Plant 4 Surface Risk Electrician 4 Surface Risk Fitter 6 Surface Risk Plater 7 Surface Risk Rigger2 Technician Engineering SF2 Unit Manager Engineering 1 Unit Manager Metallurgy 1 Grand Total 168

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Z7855048 Driefonteir Mr Z7824999 Driefonteir Mr C2263794 Driefonteir Mr FTHEKU 5 MBADA MV MASUMPA '8712166060089 '8810205458080 '7112165432085 32127 32436 26283 30 Xhosa 29 Xhosa 46 Xhosa African African African Male Male Male Xhosa Xhosa Xhosa South Afric South Afric South Afric Z4072623 Driefonteir Miss T Z3159876 Driefonteir Mrs FM Z7830080 Driefonteir Ms EM Z3604800 Driefonteir Mrs N W1519205 Driefonteir Mr HD A3643824 Driefonteir Mr KB M3177494 Driefonteir Mr MJ Z0365969 Driefonteir Mr PS Z3132255 Driefonteir Mr L C2483601 Driefonteir Mr MN H0324431 Driefonteir Mr JL C0937391 Driefonteir Mr MR Z4057651 Driefonteir Mr ss MLUNGU MOTAKE LETUMA MKULA DENGO DITLHOBOLO MOSHOESHOE NGAKANE MAQHINA KHUMALO NHAMPOSSA MALULEKE MYENI '8204120751086 'RA921950 '8009141288087 '7612180862083 '30MA71982 'BN0574637 'RC150838 '7210285556088 '7601018007086 '7306065648085 '30MA61290 '6006105578083 '8001125621086 30053 30017 29478 28112 23893 26091 27821 26600 27760 26821 22385 22077 29232 36 XhosaAfrican 36 South 5oth African 37 South Soth African 41 XhosaAfrican 53 Shangaan African 47 TswanaAfrican 42 South Soth African 45 TswanaAfrican 42 XhosaAfrican 45 Zulu African 57 Shangaan African 58 Shangaan African 38 Zulu African Female Female Female Female Male Male Male Male Male Male Male Male Male Xhosa South Afric Southern B Lesotho Southern B South Afric Xhosa South Afric Shangaan Mozambic< Tswana Botswana Southern B Lesotho Tswana South Afric XhosaSouth Afric Zulu South Afric Shangaan Mozambic< Shangaan South Afric Zulu South Afric M3012084 Driefonteir Mr M Zl300313 Driefonteir Mr M A3648187 Driefonteir Mr F A3820635 Driefonteir Mr A MPHULENYANE TSHWENE HATWANA MASHIGO 'RC315498 'BN1812591 '7002056443087 '7211275618086 24690 29351 25604 26630 50 Sotho African 38 TswanaAfrican 48 XhosaAfrican 45 North Soth African Male Male Male Male Basotho Tswana Xhosa Pedi Lesotho Botswana South Afric South Afric C0206945 Driefonteir Mr Cl262875 Driefonteir Mr Z4775887 Driefonteir Mr SM MNDZEBELE MC MOHLAKOANA MN BUTHELEZI '6008056010082 'RA935831 '8106015569087 22133 22647 29738 57 SwaziAfrican 56 South 5oth African 37 Zulu African Male Male Male SwaziSouth Afric Southern B Lesotho Zulu South Afric Z1909215 Driefonteir Mr L C2209494 Driefonteir Mr CM A3681856 Driefonteir Mr MR A3679150 Driefonteir Mr JD Z4067807 Driefonteir Mrs TC MOYANA DLAMINI MASETLOA MTHOMBENI NKOSI '7811185240085 '6903145469085 '7012246182081 '7310095322083 '7110200652089 28812 25276 25926 26946 26226 39 Zulu 49 Zulu 47 Pedi 44 Zulu 46 Zulu African African African African African Male Male Male Male Female Zulu Zulu Basotho Zulu Zulu South Afric South Afric South Afric South Afric South Afric 1.0..... &:; ..... C0191878 Driefonteir Mr HH M0152811Driefonteir Mr L C2245986 Driefonteir Mr s NOVELA MABANGA MASHOELE MONKHE MTHEMBU '30MA29314 '6308205479083 '6110055532080 'RA994316 '7104065633086 27760 23243 22559 25607 26029 42 Shangaan African 54 Zulu African 56 South Soth African 48 Sotho African 47 Zulu African Male Male Male Male Male Shangaan Mozambic< Zulu South Afric Southern B South Afric Basotho Lesotho Zulu South Afric

C2223288 Driefonteir Mr H M2154275 Driefonteir Mr ZA MANJATE MAPOSSE '30MA90124 '30MA78100 25043 28920 49 Shangaan African 39 Shangaan African Male Male Shangaan Mozambic< Shangaan Mozambic< C1585770 Driefonteir Mr 0954609 Driefonteir Mr FNDLAMBE AM NDWANDWE '6101235796083 '6901255417084 22304 25228 57 Xhosa 49 Zulu African African Male Male XhosaSouth Afric Zulu South Afric Z1908634 Driefonteir Mr Z7851060 Driefonteir Mr Z1595313 Driefonteir Mr MH NKOSI TJMOGAMI ME LETHOLE '7203038465087 '7506145812086 'RC159846 26361 27559 30673 46 Zulu African 43 Tswana African 34 South Soth African Male Male Male Zulu South Afric Tswana South Afric Southern B Lesotho M0194260 Driefonteir Mr TS C2447791 Driefonteir Mr s MACHINE'RC003096 GANTSHONTSHO '6901019673089 24473 25204 51South Soth African 49 XhosaAfrican Male Male Southern B Lesotho XhosaSouth Afric C0877774 Driefonteir Mr SB Z4052528 Driefonteir Mrs N A3398930 Driefonteir Mr M RASELIMO TSHAYIMPI SENATSI 'RA934375 '7907170968084 'RCS00508 22314 29053 26368 57 South Soth African 38 XhosaAfrican 46 South Soth African Male Female Male Southern B Lesotho XhosaSouth Afric Southern B Lesotho C1376981 Driefonteir Mr CJ A3665260 Driefonteir Mr u MAGAGULA MOKATI '10036147 'RA926563 21940 25920 58 SwaziAfrican 47 Sotho African Male Male Swazi Basotho Swazi Lesotho A3612091 Driefonteir Mr JT PHELEKOA '6910215778089 25497 48 South Soth African Male Southern B South Afric Z7859074 Driefonteir Mr L Z1255172 Driefonteir Mr s MAMPEVU BHANANA '8805115767083 '7508265875083 32274 27632 30 Xhosa 42 Xhosa African African Male Male XhosaSouth Afric XhosaSouth Afric C1587366 Driefonteir Mr HR C0831378 Driefonteir Mr T NOBELA SIKULUFA '6002075524082 '6101017765082 21953 22282 58 Shangaan African 57 XhosaAfrican Male Male Shangaan South Afric XhosaSouth Afric A3537278 Driefonteir Mr C2059786 Driefonteir Mr M KSG MBANYANA MOHLOMI '7412115808081 'RB420014 27374 24791 43 Xhosa 50 Sotho African African Male Male XhosaSouth Afric Basotho Lesotho C1936278 Driefonteir Mr BJ C2023933 Driefonteir Mr OH Z1643805 Driefonteir Mr M Z4050956 Driefonteir Miss NV Z4071563 Driefonteir Miss LH Z0977116 Driefonteir Mr sw NOWANI BOJANG JWAQA MHLANA BITSO DHLAMINI '6505055954087 '6107045705081 '7810065439080 '6808121273080 '8305140992087 '8504255715081 23867 22466 28769 25062 30450 31162 53 XhosaAfrican 56 TswanaAfrican 39 XhosaAfrican 49 XhosaAfrican 35 South Soth African 33 Zulu African Male Male Male Female Female Male Xhosa South Afric Tswana South Afric Xhosa South Afric Xhosa South Afric Southern B South Afric Zulu South Afric Z3128617 Driefonteir Mr C0828918 Driefonteir Mr C2123799 Driefonteir Mr BBEKIZULU ME DUMISA FJMABANGA '7805056844082 '5810285996085 '6806135632085 28615 21486 25002 40 Xhosa 59 Xhosa 50 Zulu African African African Male Male Male Xhosa Xhosa Zulu South Afric South Afric South Afric Z3603869 Driefonteir Miss N JIBA '7309110160080 26918 44 Xhosa African Female XhosaSouth Afric 1.0..... ,.... MOSOEU MUCAVELE '7602185381080 '30MA83062 27808 21978 42 TswanaAfrican 58 Shangaan African Male Male TswanaSouth Afric Shangaan Mozambic<

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Z0219888	Driefonteir	Ms	KN	Moloto	'8004300376088	29341	38	Pedi	African	Female	Pedi	South Afric
Z7861533	Driefonteir	Mr	BN	MBUYISA	'7912085914082	29197	38	Zulu	African	Male	Zulu	South Afric
Z7808354	Driefonteir	Mrs	NY	MAY	'7201201079081	26318	46	Xhosa	African	Female	Xhosa	South Afric
G0495067	Driefonteir	Miss	SM	TAYLOR-KRUGER	'7505170055082	27531	43	English	White	Female	White	South Afric

SA Citizens	Citizenship	Geographi	PR	Designation	Grade	Remuneration Method	PR	ICT	PS	Bio
South Afric	South Afric	Limpopo	PR1	Administrator H	B5	Official	A3760471	A3760471	A3760471	A3760471
South Afric	South Afric	Gauteng	PR1	Artisan Instrume	C1	Miner Artisan	A3666170	A3666170	A3666170	A3666170
Foreign	Lesotho	Lesotho	PR1	Artisan Instrume	C1	Miner Artisan	Z0743160	Z0743160	Z0743160	Z0743160
South Afric	South Afric	North Wes	PR1	Asst Officer ETD	C1	Official	C1209168	C1209168	C1209168	C1209168
South Afric	South Afric	Gauteng	PR1	Asst Supervisor I	C3	Official	P3729797	P3729797	P3729797	P3729797
South Afric	South Afric	Limpopo	PR1	Asst Supervisor I	C3	Official	C2377229	C2377229	C2377229	C2377229
South Afric	South Afric	North Wes	PR1	Asst Supervisor I	C3	Official	Z7828871	Z7828871	Z7828871	Z7828871
South Afric	South Afric	Gauteng	PR1	Asst Supervisor I	C3	Official	G0424687	G0424687	G0424687	G0424687
South Afric	South Afric	KwaZulu-N	PR1	Asst Supervisor I	C3	Official	Z4066890	Z4066890	Z4066890	Z4066890
South Afric	South Afric	North Wes	PR1	Asst Supervisor I	C3	Official	Z0353043	Z0353043	Z0353043	Z0353043
South Afric	South Afric	Gauteng	PR1	Asst Supervisor I	C3	Official	G0436404	G0436404	G0436404	G0436404
South Afric	South Afric	Limpopo	PR1	Asst Supervisor I	C3	Official	A3793602	A3793602	A3793602	A3793602
South Afric	South Afric	North Wes	PR1	Asst Supervisor I	C3	Official	A3692773	A3692773	A3692773	A3692773
South Afric	South Afric	Gauteng	PR1	Asst Supervisor I	C3	Official	G0195719	G0195719	G0195719	G0195719
South Afric	South Afric	North Wes	PR1	Asst Supervisor I	C3	Official	C2288775	C2288775	C2288775	C2288775
South Afric	South Afric	Limpopo	PR1	Asst Supervisor I	C3	Official	A3618167	A3618167	A3618167	A3618167
South Afric	South Afric	KwaZulu-N	PR1	Asst Supervisor I	C3	Official	Z7803070	Z7803070	Z7803070	Z7803070
South Afric	South Afric	Gauteng	PR1	Asst Supervisor I	C3	Official	H0323675	H0323675	H0323675	H0323675
Foreign	Botswana	Botswana	PR2	Change House L	A4	Monthly Wky	A3643613	A3643613	A3643613	A3643613
South Afric	South Afric	KwaZulu-N	PR2	Change House L	A4	Monthly Wky	A3644523	A3644523	A3644523	A3644523
South Afric	South Afric	Limpopo	PR2	Change House L	A4	Monthly Wky	C0443691	C0443691	C0443691	C0443691
South Afric	South Afric	KwaZulu-N	PR2	Change House L	A4	Monthly Wky	Z5501969	Z5501969	Z5501969	Z5501969
South Afric	South Afric	Limpopo	PR2	Change House L	A4	Monthly Wky	Z3859168	Z3859168	Z3859168	Z3859168
South Afric	South Afric	Eastern Ca	PR2	Change House L	A4	Monthly Wky	Z7853160	Z7853160	Z7853160	Z7853160
South Afric	South Afric	Eastern Ca	PR2	Change House L	A4	Monthly Wky	Z7879883	Z7879883	Z7879883	Z7879883
Foreign	Botswana	Botswana	PR2	Change House L	A4	Monthly Wky	Z1300784	Z1300784	Z1300784	Z1300784
South Afric	South Afric	North Wes	PR1	Control Room St	C1	Official	A3612309	A3612309	A3612309	A3612309
South Afric	South Afric	Eastern Ca	PR1	Control Room St	C1	Official	Z2016546	Z2016546	Z2016546	Z2016546
South Afric	South Afric	Gauteng	PR1	Control Room St	C1	Official	Z4068612	Z4068612	Z4068612	Z4068612
South Afric	South Afric	North Wes	PR1	Control Room St	C1	Official	Z0353372	Z0353372	Z0353372	Z0353372
South Afric	South Afric	North Wes	PR1	Control Room St	C1	Official	Z2965157	Z2965157	Z2965157	Z2965157
South Afric	South Afric	Gauteng	PR1	Control Room St	C1	Official	Z4063327	Z4063327	Z4063327	Z4063327

South Afric	South Afric	Limpopo	PR1	Control Room Sı	C1	Official	Z5376752	Z5376752	Z5376752	Z5376752
South Afric	South Afric	KwaZulu-N	PR1	Control Room Sı	C1	Official	Z4066889	Z4066889	Z4066889	Z4066889
Foreign	Mozambiq	Mozambiq	PR2	Crane Driver 75	B4	Monthly Wky	C2173629	C2173629	C2173629	C2173629
South Afric	South Afric	KwaZulu-N	PR2	Front End Loade	B3	Monthly Wky	Z6390393	Z6390393	Z6390393	Z6390393
South Afric	South Afric	Limpopo	PR2	Front End Loade	B3	Monthly Wky	Z7402694	Z7402694	Z7402694	Z7402694
South Afric	South Afric	North Wes	PR2	Front End Loade	B3	Monthly Wky	Z1008399	Z1008399	Z1008399	Z1008399
South Afric	South Afric	KwaZulu-N	PR2	Front End Loade	B3	Monthly Wky	Z7838232	Z7838232	Z7838232	Z7838232
Foreign	Lesotho	Lesotho	PR2	Front End Loade	B3	Monthly Wky	M0197314	M0197314	M0197314	M0197314
South Afric	South Afric	Eastern Ca	PR1	Maintenance Se	B5	Miner Artisan	A3564917	A3564917	A3564917	A3564917
South Afric	South Afric	Gauteng	PR1	Metallurgist	C4	Official	Z7847259	Z7847259	Z7847259	Z7847259
South Afric	South Afric	Gauteng	PR1	Metallurgist	C4	Official	G0497050	G0497050	G0497050	G0497050
South Afric	South Afric	Gauteng	PR1	Planned Mainte	C4	Official	Z0222705	Z0222705	Z0222705	Z0222705
South Afric	South Afric	Eastern Ca	PR2	Plant Attendant	A4	Monthly Wky	Z2425462	Z2425462	Z2425462	Z2425462
South Afric	South Afric	Eastern Ca	PR2	Plant Attendant	A4	Monthly Wky	A3845385	A3845385	A3845385	A3845385
Foreign	Lesotho	Lesotho	PR2	Plant Attendant	A4	Monthly Wky	Z6200130	Z6200130	Z6200130	Z6200130
South Afric	South Afric	Gauteng	PR2	Plant Attendant	A4	Monthly Wky	Z1274039	Z1274039	Z1274039	Z1274039
South Afric	South Afric	Gauteng	PR1	Asst Supervisor I	C3	Official	C0403968	C0403968	C0403968	C0403968
South Afric	South Afric	Gauteng	PR2	Sectional Operat	B3	Monthly Wky	C1862711	C1862711	C1862711	C1862711
Foreign	Mozambiq	Mozambiq	PR2	Sectional Operat	B3	Monthly Wky	C2253061	C2253061	C2253061	C2253061
South Afric	South Afric	Eastern Ca	PR2	Sectional Operat	B3	Monthly Wky	Z7824565	Z7824565	Z7824565	Z7824565
South Afric	South Afric	Gauteng	PR2	Sectional Operat	B3	Monthly Wky	C0201600	C0201600	C0201600	C0201600
South Afric	South Afric	Limpopo	PR2	Sectional Operat	B3	Monthly Wky	C0479191	C0479191	C0479191	C0479191
South Afric	South Afric	Limpopo	PR2	Sectional Operat	B3	Monthly Wky	Z0215721	Z0215721	Z0215721	Z0215721
Foreign	Lesotho	Lesotho	PR2	Sectional Operat	B3	Monthly Wky	M3007244	M3007244	M3007244	M3007244
Foreign	Mozambiq	Mozambiq	PR2	Sectional Operat	B3	Monthly Wky	M2061231	M2061231	M2061231	M2061231
South Afric	South Afric	Eastern Ca	PR2	Sectional Operat	B3	Monthly Wky	Z7409023	Z7409023	Z7409023	Z7409023
South Afric	South Afric	KwaZulu-N	PR2	Sectional Operat	B3	Monthly Wky	Z7858805	Z7858805	Z7858805	Z7858805
South Afric	South Afric	KwaZulu-N	PR2	Sectional Operat	B3	Monthly Wky	Z7849100	Z7849100	Z7849100	Z7849100
South Afric	South Afric	Gauteng	PR2	Sectional Operat	B3	Monthly Wky	C1944993	C1944993	C1944993	C1944993
South Afric	South Afric	Gauteng	PR2	Sectional Operat	B3	Monthly Wky	C1172666	C1172666	C1172666	C1172666
Foreign	Botswana	Botswana	PR2	Sectional Operat	B3	Monthly Wky	A3643637	A3643637	A3643637	A3643637
South Afric	South Afric	Eastern Ca	PR2	Sectional Operat	B3	Monthly Wky	Z2451501	Z2451501	Z2451501	Z2451501
South Afric	South Afric	North Wes	PR2	Sectional Operat	B3	Monthly Wky	A3692692	A3692692	A3692692	A3692692

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 ,..1.0..... 0 "'1' 1.0..... Foreign Lesotho Lesotho PR2Sectional Opera1 B3Monthly Wky M0194260M0194260 M0194260 M0194260 South Afric South Afric Eastern Ca1 PR2Sectional Opera1 B3MonthlyWkyC2447791 C2447791 C2447791 C2447791 Foreign Lesotho Lesotho PR2Sectional Opera1 B3MonthlyWkyC0877774 C0877774 C0877774 C0877774 South Afric South Afric Eastern Ca1 PR2Sectional Opera1 B3Monthly Wky Z4052528 Z4052528 Z4052528 Z4052528 Foreign Lesotho Lesotho PR2Sectional Opera1 B3MonthlyWkyA3398930 A3398930 A3398930 A3398930 Foreign Swaziland Swaziland PR2Sectional Opera1 B3Monthly Wky C1376981 C1376981 C1376981 C1376981 Foreign Lesotho Lesotho PR2Sectional Opera1 B3MonthlyWkyA3665260 A3665260 A3665260 A3665260 South Afric South Afric Gauteng PR2Sectional Opera1 B3MonthlyWkyA3612091 A3612091 A3612091 A3612091 South Afric South Afric Eastern Ca1 PR2Sectional OperaiB3 MonthlyWkyZ7859074 Z7859074 Z7859074 Z7859074 South Afric South Afric Eastern Ca1 PR2Sectional Opera1 B3MonthlyWkyZ1255172 Z1255172 Z1255172 Z1255172 South Afric South Afric Limpopo PR2Sectional OperaiB3 MonthlyWkyC1587366 C1587366 C1587366 C1587366 South Afric South Afric Eastern Cal PR2Sectional Opera1 B3MonthlyWkyC0831378 C0831378 C0831378 C0831378 South Afric South Afric Eastern Cal PR2Sectional Opera1 B3MonthlyWkyA3537278 A3537278 A3537278 A3537278 Foreign Lesotho Lesotho PR2Sectional Opera1 B3MonthlyWkyC2059786 C2059786 C2059786 C2059786 South Afric South Afric North Wes· PR2Sectional Opera1 B3MonthlyWkyC1936278 C1936278 C1936278 C1936278 South Afric South Afric North Wes PR2Sectional Opera1 B3MonthlyWkyC2023933 C2023933 C2023933 C2023933 South Afric South Afric Eastern Cal PR2Sectional Opera1 B3MonthlyWkyZ1643805 Z1643805 Z1643805 Z1643805 South Afric South Afric Eastern Cal PR2Sectional OperaiB3 Monthly Wky Z4050956 Z4050956 Z4050956 Z4050956 South Afric South Afric Gauteng PR2Sectional Opera1 B3MonthlyWkyZ4071563 Z4071563 Z4071563 Z4071563 South Afric South Afric Mpumalan PR2Sectional Opera1 B3Monthly Wky Z0977116 Z0977116 Z0977116 Z0977116 South Afric South Afric Eastern Ca1 PR2Sectional Opera1 B3MonthlyWkyZ3128617 Z3128617 Z3128617 Z3128617 South Afric South Afric Eastern Ca1 PR2Sectional Opera1 B3Monthly Wky C0828918 C0828918 C0828918 C0828918 South Afric South Afric KwaZulu-N PR2Sectional Opera1 B3MonthlyWkyC2123799 C2123799 C2123799 C2123799 South Afric South Afric Eastern Ca1 PR2Sectional Opera1 B3MonthlyWkyZ3603869 Z3603869 Z3603869 Z3603869 South Afric South Afric Gauteng PR2Sectional Opera1 B3MonthlyWkyZ0977599 Z0977599 Z0977599 Z0977599 Foreign Mozambiq1 Mozambiq1 PR2Sectional Opera1 B3MonthlyWky M2147136M2147136 M2147136 M2147136

South Afric	South Afric	KwaZulu-N	PR2	Sectional Operat	B3	Monthly Wky	Z7844660	Z7844660	Z7844660	Z7844660
South Afric	South Afric	Gauteng	PR2	Sectional Operat	B3	Monthly Wky	Z4066877	Z4066877	Z4066877	Z4066877
South Afric	South Afric	Limpopo	PR1	Superintendent	D-Lower	Senior Official	Z1337027	Z1337027	Z1337027	Z1337027
South Afric	South Afric	North Wes	PR1	Supervisor Engin	C4	Official	P3364087	P3364087	P3364087	P3364087
South Afric	South Afric	Gauteng	PR1	Supervisor Engin	C4	Official	P3365850	P3365850	P3365850	P3365850
South Afric	South Afric	Gauteng	PR1	Supervisor Engin	C4	Official	P3511637	P3511637	P3511637	P3511637
South Afric	South Afric	North Wes	PR1	Supervisor Engin	C4	Official	G0495428	G0495428	G0495428	G0495428
South Afric	South Afric	Gauteng	PR1	Supervisor Meta	C4	Official	Z0353092	Z0353092	Z0353092	Z0353092
South Afric	South Afric	Gauteng	PR1	Supervisor Meta	C4	Official	A3672281	A3672281	A3672281	A3672281
South Afric	South Afric	Limpopo	PR1	Supervisor Meta	C4	Official	Z0353205	Z0353205	Z0353205	Z0353205
South Afric	South Afric	North Wes	PR1	Supervisor Meta	C4	Official	C1124956	C1124956	C1124956	C1124956
South Afric	South Afric	Gauteng	PR1	Surface Risk Elec	C1	Miner Artisan	F3317246	F3317246	F3317246	F3317246
South Afric	South Afric	Limpopo	PR1	Surface Risk Elec	C1	Miner Artisan	Z4059328	Z4059328	Z4059328	Z4059328
South Afric	South Afric	Gauteng	PR1	Surface Risk Elec	C1	Miner Artisan	Z6389298	Z6389298	Z6389298	Z6389298
South Afric	South Afric	North Wes	PR1	Surface Risk Elec	C1	Miner Artisan	Z3354669	Z3354669	Z3354669	Z3354669
South Afric	South Afric	Mpumalan	PR1	Surface Risk Fitt	C1	Miner Artisan	Z4066983	Z4066983	Z4066983	Z4066983
Foreign	Lesotho	Lesotho	PR1	Surface Risk Fitt	C1	Miner Artisan	Z0742672	Z0742672	Z0742672	Z0742672
South Afric	South Afric	Gauteng	PR1	Surface Risk Fitt	C1	Miner Artisan	P8558894	P8558894	P8558894	P8558894
South Afric	South Afric	Gauteng	PR1	Surface Risk Fitt	C1	Miner Artisan	Z6625104	Z6625104	Z6625104	Z6625104
South Afric	South Afric	Gauteng	PR1	Surface Risk Fitt	C1	Miner Artisan	Z0286888	Z0286888	Z0286888	Z0286888
South Afric	South Afric	Gauteng	PR1	Surface Risk Fitt	C1	Miner Artisan	Z4331679	Z4331679	Z4331679	Z4331679
South Afric	South Afric	KwaZulu-N	PR1	Surface Risk Plat	C1	Miner Artisan	Z7877348	Z7877348	Z7877348	Z7877348
South Afric	South Afric	Gauteng	PR1	Surface Risk Plat	C1	Miner Artisan	P4073869	P4073869	P4073869	P4073869
South Afric	South Afric	Free State	PR1	Surface Risk Plat	C1	Miner Artisan	Z3401574	Z3401574	Z3401574	Z3401574
South Afric	South Afric	Gauteng	PR1	Surface Risk Plat	C1	Miner Artisan	P3150586	P3150586	P3150586	P3150586
South Afric	South Afric	Gauteng	PR1	Surface Risk Plat	C1	Miner Artisan	P4122253	P4122253	P4122253	P4122253
South Afric	South Afric	Gauteng	PR1	Surface Risk Plat	C1	Miner Artisan	P3538252	P3538252	P3538252	P3538252
Foreign	Mozambiq	Mozambiq	PR1	Surface Risk Plat	C1	Miner Artisan	C1569993	C1569993	C1569993	C1569993
Foreign	Mozambiq	Mozambiq	PR1	Surface Risk Rigg	C1	Miner Artisan	M0030015	M0030015	M0030015	M0030015
South Afric	South Afric	Limpopo	PR1	Surface Risk Rigg	C1	Miner Artisan	Z0289216	Z0289216	Z0289216	Z0289216
South Afric	South Afric	Gauteng	PR1	Technician Engir	C3	Official	Z6628585	Z6628585	Z6628585	Z6628585
South Afric	South Afric	Gauteng	PR1	Technician Engir	C3	Official	Z6881314	Z6881314	Z6881314	Z6881314
South Afric	South Afric	Free State	PR1	Unit Manager Er	D-Upper	Senior Official	P3307735	P3307735	P3307735	P3307735

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